As filed with the Securities and Exchange Commission on March 27, 2009
Registration No. 333-157444

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.1
TO THE
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	6022	22-3493930
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
101 JFK Parkway
Short Hills, New Jersey 07078
(973) 924-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Kevin Cummings
101 JFK Parkway
Short Hills, New Jersey 07078
(973) 924-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Marc Levy, Esq.		James S. Fleischer, Esq.
John J. Gorman, Esq.		Silver, Freedman & Taff, LLP
Luse Gorman Pomerenk & Schick, P.C.		3299 K Street, NW Suite 100
5335 Wisconsin Avenue, N.W., Suite 400		Washington, D.C. 20007
Washington, D.C. 20015		Phone: (202) 295-4507
Phone: (202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Common Stock, $0.01 par value per share	7,007,325 shares (1)	(2)	$59,728,306 (2)	$2,348 (3)

(1)	Represents the maximum number of shares of Investors Bancorp common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $9.25, the market value of the common stock of American Bancorp of New Jersey, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq Global Market on February 17, 2009, and 10,859,692 shares of common stock of American Bancorp of New Jersey, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.

(3)	Registration fee of $2,348 previously paid on February 20, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[AMERICAN BANCORP OF NEW JERSEY, INC. LOGO]
To the Stockholders of American Bancorp of New Jersey, Inc.:
A Merger Proposal — Your Vote Is Very Important
     On December 14, 2008, as amended on March 9, 2009, the board of directors of American Bancorp of New Jersey, Inc. unanimously approved a merger agreement between American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. pursuant to which American Bancorp of New Jersey, Inc. will be merged with and into Investors Bancorp, Inc. American Bancorp of New Jersey, Inc. is sending you this document to ask you to vote on the adoption of the merger agreement with Investors Bancorp, Inc.
     If the merger agreement is adopted and the merger is subsequently completed, each outstanding share of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive either:
•	$12.50 in cash; or
•	0.9218 shares of Investors Bancorp, Inc. common stock for each share of American Bancorp of New Jersey, Inc. common stock.
     Stockholders may elect to receive all cash, all Investors Bancorp, Inc. common stock, or a combination of both for their American Bancorp of New Jersey, Inc. common stock. You will have the opportunity to elect the form of consideration to be received for your shares, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 65% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive shares of Investors Bancorp, Inc. common stock and the remaining 35% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive cash. Therefore, your ability to receive all stock, all cash or the allocation of both that you elect may depend on the elections of other American Bancorp of New Jersey, Inc. stockholders. Investors Bancorp, Inc. common stock trades on the Nasdaq Global Select Market under the symbol “ISBC” and American Bancorp of New Jersey, Inc. trades on the Nasdaq Global Market under the symbol “ABNJ.”
     In the event that by May 31, 2009, Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the Merger, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp of New Jersey.
     American Bancorp of New Jersey, Inc. has scheduled an annual meeting so its stockholders can vote on the merger agreement, as well as vote on the election of one director and ratify the appointment of American Bancorp of New Jersey, Inc.’s independent auditors for the year ending September 30, 2009. American Bancorp of New Jersey, Inc. board of directors unanimously recommends that its stockholders vote “FOR” the merger agreement, vote “FOR” American Bancorp of New Jersey, Inc.’s nominee to the American Bancorp of New Jersey, Inc. board of directors and vote “FOR” the ratification of Crowe Horwath LLP as its independent auditors for the year ending September 30, 2009.
     This document serves two purposes. It is the proxy statement being used by the American Bancorp of New Jersey, Inc. board of directors to solicit proxies for use at its annual meeting. It is also the prospectus of Investors Bancorp, Inc. regarding Investor Bancorp, Inc. common stock to be issued if the merger is completed. This document describes the merger in detail and includes a copy of the merger agreement as Appendix A.
     The merger cannot be completed unless a majority of the issued and outstanding shares of common stock of American Bancorp of New Jersey, Inc. vote to adopt the merger agreement. Whether or not you plan to attend the annual meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement.
     This proxy statement-prospectus gives you detailed information about the annual meeting of stockholders to be held on                     , 2009, the merger and other related matters. You should carefully read this entire document, including the appendices. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” on page ___.

     On behalf of the board of directors, I thank you for your prompt attention to this important matter.

Joseph Kliminski
Chief Executive Officer
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.
     The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
     This document is dated                     , and is first being mailed on or about                     .

WHERE YOU CAN FIND MORE INFORMATION
     Both Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. file annual, quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. You may obtain copies of these documents by mail from the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. file reports and other information with the Securities and Exchange Commission electronically, and the Securities and Exchange Commission maintains a web site located at http://www.sec.gov containing this information.
     This document incorporates important business and financial information about Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. from documents that are not included in or delivered with this proxy statement-prospectus. These documents are available without charge to you upon written or oral request at the applicable company’s address and telephone number listed below:

Investors Bancorp, Inc.	American Bancorp of New Jersey, Inc.
101 JFK Parkway	365 Broad Street
Short Hills, New Jersey 07078	Bloomfield, New Jersey 07003-2798
Attention: Patricia E. Brown,	Attention: Richard M. Bzdek,
Corporate Secretary	Corporate Secretary
(973) 924-5100	(973) 748-3600
     To obtain timely delivery, you must request the information no later than                     , 2009.
     Investors Bancorp, Inc. has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to                      shares of Investors Bancorp, Inc. common stock. This document is a part of that registration statement. As permitted by Securities and Exchange Commission rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. have previously filed with the Securities and Exchange Commission. They contain important information about the companies and their financial condition. See “Incorporation of Certain Documents by Reference” on page ___.
     Investors Bancorp, Inc. common stock is traded on the Nasdaq Global Select Market under the symbol “ISBC” and American Bancorp of New Jersey, Inc. common stock is traded on the Nasdaq Global Market under the symbol “ABNJ.”

(i)

AMERICAN BANCORP OF NEW JERSEY, INC.
365 BROAD STREET
BLOOMFIELD, NEW JERSEY 07003-2798
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON                     , 2009
     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of American Bancorp of New Jersey, Inc. will be held at its corporate headquarters, located at 365 Broad Street, Bloomfield, New Jersey, at ___p.m. New York time, on                     , 2009, for the following purposes:
     1. To adopt the Agreement and Plan of Merger by and between Investors Bancorp, Inc., and American Bancorp of New Jersey, Inc., dated as of December 14, 2008, as amended, and the transactions contemplated by the merger agreement, as discussed in the attached proxy statement-prospectus;
     2. To elect one director of American Bancorp of New Jersey, Inc. for a four-year term;
     3. To ratify the appointment of Crowe Horwath LLP, as American Bancorp of New Jersey, Inc.’s independent auditors for the fiscal year ending September 30, 2009; and
     4. To transact any other business that properly comes before the annual meeting of stockholders, or any adjournments or postponements of the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger.
     The proposed merger is described in more detail in this proxy statement-prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this document. Only American Bancorp of New Jersey, Inc. stockholders of record as of the close of business on                     , are entitled to notice of and to vote at the annual meeting of stockholders or any adjournments of the annual meeting.
     Your vote is very important. To ensure your representation at the annual meeting of stockholders, please complete, execute and promptly mail your proxy card in the return envelope enclosed. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph Kliminski
Bloomfield, New Jersey , 2009	Chief Executive Officer
     AMERICAN BANCORP OF NEW JERSEY, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT, ITS DIRECTOR NOMINEE AND ITS INDEPENDENT AUDITORS.
     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.
     DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. UNDER SEPARATE COVER, WHICH IS BEING SENT ON OR ABOUT THE DATE THIS PROXY

STATEMENT-PROSPECTUS IS BEING MAILED, YOU WILL RECEIVE AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES.

Page
Stock Trading and Dividend Information	115
Beneficial Ownership of American Bancorp of New Jersey, Inc. Common Stock	117
Section 16(a) Beneficial Ownership Reporting Compliance	118
PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	119
PROPOSAL IV: ADJOURNMENT OF THE ANNUAL MEETING	120
OTHER MATTERS	120
EXPERTS	120
LEGAL OPINIONS	120
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	121
FORWARD-LOOKING STATEMENTS	122

APPENDICES
A. Agreement and Plan of Merger by and between Investors Bancorp, Inc., and American Bancorp of New Jersey, Inc., dated December 14, 2008 and First Amendment to Merger Agreement, dated as of March 9, 2009
A-1

B. Opinion of Keefe, Bruyette & Woods, Inc.	B-1
EX-23.1: CONSENT OF KPMG LLP
EX-23.2: CONSENT OF CROWE HORWATH LLP
EX-23.3: CONSENT OF KEEFE BRUYETTE & WOODS, INC.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE
ANNUAL MEETING OF STOCKHOLDERS
Q: WHAT DO I NEED TO DO NOW?
A: After you have carefully read this document, indicate on your proxy card how you want your shares to be voted. Then sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting.
Q: WHY IS MY VOTE IMPORTANT?
A: The merger agreement must be adopted by a majority of the issued and outstanding shares of American Bancorp of New Jersey, Inc. common stock. A failure to vote will have the same effect as a vote against the merger agreement. Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of American Bancorp of New Jersey, Inc. common stock. Ratification of the appointment of Crowe Horwath LLP, as our independent auditors for the fiscal year ending September 30, 2009, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of American Bancorp of New Jersey, Inc. common stock.
Q: IF MY BROKER HOLDS MY SHARES IN “STREET NAME” WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?
A: No. Your broker will not be able to vote your shares on the merger proposal without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides. Your broker can vote your shares on all other proposals without your instructions.
Q: WHAT IF I FAIL TO INSTRUCT MY BROKER TO VOTE MY SHARES?
A: If you fail to instruct your broker to vote your shares, the broker will submit an unvoted proxy (a broker non-vote) as to your shares. Broker non-votes will count toward a quorum at the annual meeting. However, broker non-votes will not count as a vote with respect to the merger agreement, and therefore will have the same effect as a vote against the merger agreement.
Q: CAN I ATTEND THE ANNUAL MEETING AND VOTE MY SHARES IN PERSON?
A: Yes. All stockholders are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting by executing a proxy ballot. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote your shares at the annual meeting.
Q: CAN I CHANGE MY VOTE?
A: Yes. If you have not voted through your broker, you can change your vote after you have sent in your proxy card by:
•	providing written notice to the Secretary of American Bancorp of New Jersey, Inc.;

•	submitting a new proxy card. Any earlier proxies will be revoked automatically; or

•	attending the annual meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

     If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.
Q: HOW DO I REGISTER MY ELECTION TO RECEIVE CASH, INVESTORS BANCORP, INC. COMMON STOCK OR A COMBINATION OF BOTH?
A: Each American Bancorp of New Jersey, Inc. stockholder should complete and return an election form, along with your American Bancorp of New Jersey, Inc. stock certificate(s), according to the instructions printed on the form. The election deadline will be 5:00 p.m., New York time on                     . The election form will be mailed under separate cover on or about [Mailing Date] to holders of American Bancorp of New Jersey, Inc. common stock on [Election Form Record Date]. If you own shares of American Bancorp of New Jersey, Inc. common stock in “street name” through a bank, broker or other financial institution and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election. If you do not send in the election form with your stock certificate(s) by the                      deadline, you will be treated as though you had not made an election. Once you sign and return your election form, you will no longer be able to trade or sell your shares of American Bancorp of New Jersey, Inc. common stock.
Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A: Please DO NOT send your stock certificates with your proxy card. An election form will be sent to you under separate cover. If you desire to make an election you should send your American Bancorp of New Jersey, Inc. common stock certificates to the exchange agent with your completed, signed election form prior to the election deadline of 5:00 p.m. New York time on                     .
Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
A: Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. currently expect to complete the merger in the second quarter of 2009, assuming all of the conditions to completion of the merger have been satisfied.
Q: WHAT WILL STOCKHOLDERS OF AMERICAN BANCORP OF NEW JERSEY, INC. RECEIVE IN THE MERGER?
A: If the merger agreement is adopted and the merger is subsequently completed, each outstanding share of American Bancorp of New Jersey, Inc. common stock (other than any dissenting shares) will be converted into the right to receive either:
•	$12.50 in cash, assuming payment solely of cash in exchange for American Bancorp of New Jersey, Inc. common stock; or

•	0.9218 shares of Investors Bancorp, Inc. common stock for each share of American Bancorp of New Jersey, Inc. common stock, assuming payment solely of Investors Bancorp, Inc. common stock in exchange for American Bancorp of New Jersey, Inc. common stock.
     Stockholders may elect to receive all cash, all Investors Bancorp, Inc. common stock, or a combination of both for their American Bancorp of New Jersey, Inc. common stock. You will have the opportunity to elect the form of consideration to be received for your shares, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 65% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive shares of Investors Bancorp, Inc. common stock and the remaining 35% of the outstanding shares of

American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive cash. Therefore, your ability to receive all stock, all cash or the allocation of both that you elect may depend on the elections of other American Bancorp of New Jersey, Inc. stockholders. In the event that by May 31, 2009, Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the Merger, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp.
Q: CAN THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS OF AMERICAN BANCORP OF NEW JERSEY, INC. CHANGE?
A: Yes. The stock portion of the merger consideration is subject to a fixed exchange ratio, the value of which will depend upon the value of the common stock of Investors Bancorp, Inc. as of the closing of the transaction. The value of Investors Bancorp, Inc. common stock has fluctuated significantly over the last several months, as have the stocks of many financial services companies.
     The following table shows trading information for American Bancorp of New Jersey, Inc. common stock and Investors Bancorp, Inc. common stock as of market close on December 12, 2008, March 13, 2009 and                     , 2009. December 12, 2008 was the last trading date before the parties announced the merger and March 13, 2009 was the last trading date before the parties announced the first amendment to the merger agreement. [date TBA] is a recent date before this proxy statement-prospectus was finalized.

			Equivalent Value,
			Including the Cash
			Consideration, for
		American Bancorp of	Each American
	Investors Bancorp, Inc.	New Jersey, Inc.	Bancorp of New Jersey,
Date	Common Stock	Common Stock	Inc. Share
December 12, 2008	$13.56	$8.75	$12.50
March 13, 2009	$7.81	$8.72	$9.05
, 2009	$	$	$
     Investors Bancorp, Inc.’s common stock has decreased significantly in value since December 12, 2008. During the period of December 12, 2008 through March ___, 2009, the value of Investors Bancorp, Inc. common stock has ranged from a low of $___to a high of $___. Therefore, given the fixed exchange ratio of 0.9218, stockholders of American Bancorp of New Jersey, Inc. would have received from $___to $___in Investors Bancorp, Inc. common stock. We note that the value of the total cash and stock consideration ultimately received by stockholders of American Bancorp of New Jersey, Inc. could be less than the book value of American Bancorp of New Jersey, Inc. and may be less than the trading value of American Bancorp of New Jersey Inc. common stock.
Q: WHY WAS THE MERGER AGREEMENT AMENDED IN MARCH 2009?
A: Given the significant volatility in the stock market, particularly as it relates to financial services companies, the parties agreed to increase the aggregate amount of cash consideration that will be paid to the stockholders of American Bancorp of New Jersey, Inc. from 30% to 35% of the total merger consideration. In addition, and in conjunction with the above, the provision enabling American Bancorp of New Jersey, Inc. to terminate the merger agreement in the event the price of Investors Bancorp, Inc.’s stock declines and declines by more than the decline in a peer group index, as well as the formula that Investors Bancorp, Inc. can use to increase the merger consideration under certain circumstances were also revised. Under the amended merger agreement, American Bancorp of New Jersey, Inc. may terminate the merger agreement if Investors Bancorp, Inc. stock price declines by more than 30% from $13.56 and this decline is more than 30% greater than the decline in the SNL Thrift Index.
Q: WHOM SHOULD I CALL WITH QUESTIONS?
A: You should direct any questions regarding the annual meeting of stockholders or the merger to Eric B. Heyer, SVP and Chief financial Officer of American Bancorp of New Jersey, Inc., at (973) 748-3600 or American Bancorp of New Jersey, Inc.’s proxy solicitor, ___, at (___) ___. The final allocation of cash and shares of Investors Bancorp, Inc. common stock will not be known until immediately prior to the conclusion of the merger, which is expected to be in the second quarter of 2009.

ANNUAL MEETING SUMMARY
     This is a summary of certain information regarding the proposed merger and the stockholder meetings to vote on the merger agreement contained in this document. It does not contain all of the information that may be important to you. We urge you to carefully read the entire document, including the Appendices, before deciding how to vote.
What This Document Is About
     The boards of directors of American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. have approved the merger agreement, as amended, between American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. pursuant to which American Bancorp of New Jersey, Inc. will merge with and into Investors Bancorp, Inc. The merger cannot be completed unless the stockholders of American Bancorp of New Jersey, Inc. adopt the merger agreement, as amended. References to the merger agreement in this Proxy Statement refer to the merger agreement as amended. American Bancorp of New Jersey, Inc.’s stockholders will vote on the merger agreement at the American Bancorp of New Jersey, Inc.’s annual meeting, at which they will also vote on the election of one director and the ratification of Crowe Horwath LLP as independent auditors for the year ending September 30, 2009. This document is the Proxy Statement used by American Bancorp of New Jersey, Inc. to solicit proxies for its annual meeting. It is also the Prospectus of Investors Bancorp, Inc. regarding the Investors Bancorp, Inc. common stock to be issued to American Bancorp of New Jersey, Inc. stockholders if the merger is completed.

The American Bancorp of New Jersey, Inc. Annual Meeting

Date, Time and Place	American Bancorp of New Jersey, Inc. will hold its annual meeting of stockholders on , 2009, ___a.m., at , New Jersey.

Record Date	, 2009.

Shares Entitled to Vote	shares of American Bancorp of New Jersey, Inc. common stock were outstanding on the Record Date and entitled to vote at the American Bancorp of New Jersey, Inc. annual meeting.

Purpose of the Annual Meeting	To consider and vote on the merger agreement, the election of one director and the ratification of Crowe Horwath LLP as American Bancorp of New Jersey, Inc.’s independent auditors for the year ending September 30, 2009.

Vote Required	A majority of the outstanding shares of American Bancorp of New Jersey, Inc. common stock entitled to vote must be cast in favor of adoption of the merger agreement. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of Crowe Horwath LLP as independent auditors is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

As of the record date, the directors and executive officers of American Bancorp of New Jersey, Inc. and their affiliates beneficially owned shares, or approximately ___% of the outstanding shares, of American Bancorp of New Jersey, Inc. common stock, and all such persons have indicated their intention to vote their shares in favor of the adoption of the merger agreement with Investors Bancorp, Inc. In addition, at the time the merger agreement with Investors Bancorp, Inc. was signed, each director and executive officer of American Bancorp of New Jersey, Inc. entered into a separate letter agreement with Investors Bancorp, Inc., pursuant to which, among other things, they agreed to vote or cause to be voted all shares over which they maintain sole or shared voting power in favor of adoption of the merger agreement.

The American Bancorp of New Jersey, Inc. Board Recommends You Vote in Favor of the Proposals	American Bancorp of New Jersey, Inc.’s directors have unanimously approved the merger agreement and unanimously recommend that American Bancorp of New Jersey, Inc. stockholders vote “FOR” adoption of the merger agreement, “FOR” the nominee listed in this Proxy Statement/Prospectus for the American Bancorp of New Jersey, Inc. board and “FOR” the ratification of Crowe Horwath LLP as independent auditors for the year ending September 30, 2009.

MERGER SUMMARY
     This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer you before you decide how to vote with respect to the merger agreement. In addition, we incorporate by reference important business and financial information about American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. into this document. For a description of this information, see “Incorporation of Certain Documents by Reference” on page _. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” on the inside front cover of this document. Each item in this summary includes a page reference directing you to a more complete description of that item.
     This document, including information included or incorporated by reference in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) statements of goals, intentions and expectations; (ii) statements regarding business plans, prospects, growth and operating strategies; (iii) statements regarding the asset quality of loan and investment portfolios; (iv) statements regarding estimates of risks and future costs and benefits; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of the management of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. See “Forward—Looking Statements” on page _.
THE MERGER
     The merger agreement is attached to this document as Appendix A. We encourage you to read this agreement carefully, as it is the legal document that governs the merger of American Bancorp of New Jersey, Inc. with and into Investors Bancorp, Inc.
Parties to the Merger
Investors Bancorp, Inc. (page 31)
Investors Savings Bank
     Investors Bancorp, Inc., headquartered in Short Hills, New Jersey, is the holding company for Investors Savings and operates 52 branches in New Jersey. As of December 31, 2008, Investors Bancorp, Inc. had consolidated assets of $7.2 billion, deposits of $4.2 billion and stockholders’ equity of $753.8 million.
     At December 31, 2008, Investors Bancorp, MHC, Investors Bancorp, Inc.’s New Jersey chartered mutual holding company parent, held 64,844,373 shares of Investors Bancorp, Inc. common stock or 59.46% of the Investor Bancorp, Inc.’s outstanding common stock.
     The principal executive office of Investors Bancorp, Inc. is located at 101 JFK Parkway, Short Hills, New Jersey 07078 and the telephone number is (973) 924-5100.

American Bancorp of New Jersey, Inc. (page ___)
American Bank of New Jersey
     American Bancorp of New Jersey, Inc. is the bank holding company of American Bank of New Jersey, headquartered in Bloomfield, New Jersey. American Bank of New Jersey operates five branch offices. As of December 31, 2008, American Bancorp of New Jersey, Inc. had assets of $628.8 million, deposits of $459.2 million and stockholders’ equity of $92.4 million. American Bancorp of New Jersey, Inc.’s principal executive office is located at 365 Broad Street, Bloomfield, New Jersey 07003-2798, and the telephone number is (973) 748-3600.
What American Bancorp of New Jersey, Inc. Stockholders Will Receive In the Merger (page 34)
     If the merger agreement is adopted and the merger is subsequently completed, each outstanding share of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive:
•	$12.50 in cash, assuming payment solely of cash in exchange for American Bancorp of New Jersey, Inc. common stock; or

•	0.9218 shares of Investors Bancorp, Inc. common stock for each share of American Bancorp of New Jersey, Inc. common stock, assuming payment solely of Investors Bancorp, Inc. common stock in exchange for American Bancorp of New Jersey, Inc. common stock.
     Stockholders may elect to receive all cash, all Investors Bancorp, Inc. common stock, or a combination of both for their American Bancorp of New Jersey, Inc. common stock. You will have the opportunity to elect the form of consideration to be received for your shares, subject to allocation procedures set forth in the merger agreement which are intended to ensure that 65% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive shares of Investors Bancorp, Inc. common stock and the remaining 35% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive cash. Therefore, your ability to receive all stock, all cash or the allocation of both that you elect may depend on the elections of other American Bancorp of New Jersey, Inc. stockholders.
     The following table shows trading information for American Bancorp of New Jersey, Inc. common stock and Investors Bancorp, Inc. common stock as of market close on December 12, 2008, March 13, 2009 and                     , 2009. December 12, 2008 was the last trading date before the parties announced the merger and March 13, 2009 was the last trading date before the parties announced the first amendment to the merger agreement. [date TBA] is a recent date before this proxy statement-prospectus was finalized.

			Equivalent Value,
			Including the Cash
			Consideration, for
		American Bancorp of	Each American
	Investors Bancorp, Inc.	New Jersey, Inc.	Bancorp of New Jersey,
Date	Common Stock	Common Stock	Inc. Share
December 12, 2008	$13.56	$8.75	$12.50
March 13, 2009	$7.81	$8.72	$9.05
, 2009	$	$	$
Investors Bancorp, Inc.’s common stock has decreased significantly in value since December 12, 2008. During the period of December 12, 2008 through March ___, 2009, the value of Investors Bancorp, Inc. common stock has ranged from a low of $___to a high of $___. Therefore, given the fixed exchange ratio of 0.9218, stockholders of American Bancorp of New Jersey, Inc. would have received from $___ to $___in Investors Bancorp, Inc. common stock. We note that the value of the total cash and stock consideration ultimately received by stockholders of American Bancorp of New Jersey, Inc. could be less than the book value of American Bancorp of New Jersey, Inc. and may be less than the trading value of American Bancorp of New Jersey, Inc. common stock.
Election of Cash or Stock Consideration (page 34)
     So that you can make an election, you will be receiving under separate cover an election form that you may use to indicate whether your preference is to receive cash, Investors Bancorp, Inc. common stock or a combination of cash and Investors Bancorp, Inc. common stock. If you hold your stock certificates, you will need to return the election form along with your stock certificates, to the exchange agent by                      at 5:00 p.m., New York time. If your shares are held in street name, follow the written instructions from your broker regarding the registration of your election. American Bancorp of New Jersey, Inc. stockholders who make an election will be unable to sell their American Bancorp of New Jersey, Inc. common stock from the time the election is made until the merger is completed.
     The actual form of merger consideration that each American Bancorp of New Jersey, Inc. stockholder will receive will be subject to proration so that 65% of the outstanding American Bancorp of New Jersey, Inc. common stock will be exchanged for shares of Investors Bancorp, Inc. common stock and 35% of the outstanding American Bancorp of New Jersey, Inc. common stock will be exchanged for cash. Therefore, if American Bancorp of New Jersey, Inc. stockholders elect to receive cash for more than 35% of the outstanding shares of American Bancorp of New Jersey, Inc., the amount of cash that each such stockholder would receive from Investors Bancorp, Inc. will be reduced on a pro rata basis. Instead, these stockholders will receive Investors Bancorp, Inc. common stock as consideration for any American Bancorp of New Jersey, Inc. shares for which they do not receive cash. Similarly, if American Bancorp of New Jersey, Inc. stockholders elect to receive Investors Bancorp, Inc. common stock for more than 65% of the outstanding shares of American Bancorp of New Jersey, Inc., the amount of Investors Bancorp, Inc. common stock that each such stockholder would receive from Investors Bancorp, Inc. will be reduced on a pro rata basis. Instead, such stockholders will receive cash as consideration for any American Bancorp of New Jersey, Inc. shares for which they do not receive Investors Bancorp, Inc. common stock. In the event that by May 31, 2009, Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the Merger, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp of New Jersey.
     Your allocation of the consideration you will receive for your shares of American Bancorp of New Jersey, Inc. may also be adjusted if the aggregate value for the Investors Bancorp, Inc. common stock to be delivered as of the effective time of the merger minus the amount of cash paid in lieu of fractional shares of Investors Bancorp, Inc. common stock (the “Stock Value”) is less than 42.5% of the sum of (i) the aggregate value of the Investors Bancorp, Inc. common stock and cash to be delivered as of the effective time of the merger, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) the value of any consideration paid by Investors Bancorp, Inc. or any of its subsidiaries or any “related person” of either within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of American Bancorp of New Jersey, Inc. common stock prior to the effective time of the merger (such sum, the “Aggregate Value”), then Investors Bancorp, Inc. may reduce the number of shares of outstanding American Bancorp of New Jersey, Inc. common stock entitled to receive cash, and correspondingly increase the number of shares of American Bancorp of New Jersey, Inc. common stock entitled to receive Investors Bancorp, Inc. common stock by the minimum amount necessary to cause the Stock Value to equal 42.5% of the Aggregate Value.

     If you do not make an election, you may receive the merger consideration in all cash, all common stock or a combination of cash and common stock.
Material United States Federal Income Tax Consequences of the Merger (page 62)
     Investors Bancorp, Inc. will not be required to complete the merger unless it receives a legal opinion from its counsel to the effect that the merger will qualify as a tax-free reorganization for United States federal income tax purposes.
     We expect that, for United States federal income tax purposes, you generally will not recognize any taxable gain or loss with respect to your shares of American Bancorp of New Jersey, Inc. common stock if you receive only shares of Investors Bancorp, Inc. common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in Investors Bancorp, Inc. common stock.
     If you receive solely cash for your shares of American Bancorp of New Jersey, Inc. common stock, you will recognize a taxable gain or loss equal to the excess of the amount of such cash over your basis in the American Bancorp of New Jersey, Inc. common stock. If you receive a combination of cash and stock in exchange for your shares of American Bancorp of New Jersey, Inc. common stock, you will generally recognize a taxable gain with respect to the excess of the cash and value of Investors Bancorp, Inc. common stock you receive over your basis in the American Bancorp of New Jersey, Inc. common stock exchanged therefore, but in any case not in excess of the amount of cash received by you in the merger.
     You should read “Material United States Federal Income Tax Consequences of the Merger” starting on page ___for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.
Your Board of Directors Unanimously Recommends Stockholder Approval of the Merger (page 36)
     The board of directors of American Bancorp of New Jersey, Inc. believes that the merger presents a unique opportunity to merge with a leading community financial institution that will have significantly greater financial strength and earning power than American Bancorp of New Jersey, Inc. would have on its own.
     As a result, American Bancorp of New Jersey, Inc.’s board of directors unanimously approved the merger agreement. American Bancorp of New Jersey, Inc.’s board of directors believes that the merger and the merger agreement are fair to and in the best interests of American Bancorp of New Jersey, Inc. and its stockholders and unanimously recommends that you vote “FOR” adoption of the merger agreement.
Opinion of American Bancorp of New Jersey, Inc.’s Financial Advisor (page 43 and Appendix B)
     In connection with the merger, the board of directors of American Bancorp of New Jersey, Inc. received the written opinion of Keefe Bruyette & Woods, Inc., American Bancorp of New Jersey, Inc.’s financial advisors, as to the fairness, from a financial point of view, of the consideration to be received in the merger by holders of American Bancorp of New Jersey, Inc. common stock. The full text of the opinion of Keefe Bruyette & Woods, Inc., is included in this document as Appendix B. American Bancorp of New Jersey, Inc. encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Keefe Bruyette & Woods, Inc. The opinion of Keefe Bruyette & Woods, Inc. is directed to American Bancorp of New Jersey, Inc.’s board of directors and does not constitute a recommendation to you or any other stockholder as to how to vote with respect to the merger, the form of consideration to be elected in the merger, or any other matter relating to the proposed transaction. Keefe Bruyette & Woods, Inc. will receive a fee for its services in connection with the merger, including rendering the fairness opinion, a significant portion of which is contingent upon consummation of the merger.
No Dissenters’ Rights of Appraisal (page 67)
     Under the New Jersey Business Corporation Act, holders of American Bancorp of New Jersey, Inc. common stock do not have the right to obtain an appraisal of the value of their shares of American Bancorp of New Jersey, Inc. common stock in connection with the merger.
Interests of American Bancorp of New Jersey, Inc.’s Directors and Officers In the Merger (page 51)
     In considering the recommendation of the board of directors of American Bancorp of New Jersey, Inc. to approve the merger, you should be aware that executive officers and directors of American Bancorp of New Jersey, Inc. have employment and other compensation agreements or plans that give them interests in the merger that are somewhat different from, or in addition to, their interests as American Bancorp of New Jersey, Inc. stockholders.
Regulatory Approvals Required For the Merger (page 57)
     We cannot complete the merger without the prior approval or non-objection of the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors and the New Jersey Department of Banking and Insurance. Investors Bancorp, Inc. is in the process of seeking these approvals. While we do not know of any reason why Investors Bancorp, Inc. would not be able to obtain the necessary approvals in a timely manner, we cannot assure you that these approvals and non-objections will occur or what the timing may be or that these approvals and non-objections will not be subject to one or more conditions that affect the advisability of the merger. The New Jersey Department of Banking and Insurance approved the bank merger on March 10, 2009.
Conditions to the Merger (page 56)
     Completion of the merger depends on a number of conditions being satisfied or waived, including the following:
•	American Bancorp of New Jersey, Inc. stockholders must have adopted the merger agreement;

•	with respect to each of American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., the representations and warranties of the other party to the merger agreement must be materially true and correct;

•	the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Federal Reserve Board of Governors each has approved or not objected to the merger and all statutory waiting periods must have expired;

•	there must be no statute, rule, regulation, order, injunction or decree in existence which prohibits or makes completion of the merger illegal;

•	there must be no litigation, statute, law, regulation, order or decree by which the merger is restrained or enjoined;

•	Investors Bancorp, Inc.’s registration statement of which this document is a part shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of Investors Bancorp, Inc. common stock to be issued to American Bancorp of New Jersey, Inc. stockholders in the merger must have been approved for listing on the Nasdaq Global Select Market;

•	neither American Bancorp of New Jersey, Inc. nor Investors Bancorp, Inc. shall have suffered a material adverse effect since September 30, 2007 or June 30, 2008, respectively;

•	Investors Bancorp, Inc. must have received a legal opinion from its legal counsel that the merger will qualify as a tax-free reorganization under United States federal income tax laws; and

•	all necessary third party consents shall have been obtained.
     We cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether or not the merger will be completed.
No Solicitation (page 59)
     American Bancorp of New Jersey, Inc. has agreed, subject to certain limited exceptions, not to initiate discussions with another party regarding a business combination with such other party while the merger with Investors Bancorp, Inc. is pending.
Termination of the Merger Agreement (page 60)
     Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. may mutually agree at any time to terminate the merger agreement without completing the merger, even if the American Bancorp of New Jersey, Inc. stockholders have approved it. Also, either party may decide, without the consent of the other party, to terminate the merger agreement under specified circumstances, including if the merger is not consummated by September 30, 2009, if the required regulatory approvals are not received or if the other party breaches its agreements. American Bancorp of New Jersey, Inc. may also terminate if Investors Bancorp, Inc.’s stock price falls below thresholds set forth in the merger agreement and Investors Bancorp, Inc. does not increase the merger consideration pursuant to a prescribed formula. Please note that approval of the merger agreement by American Bancorp of New Jersey, Inc. stockholders authorizes its Board of Directors to terminate the merger agreement under certain circumstances or proceed with the merger at is sole discretion, if the Board of Directors believes such action to be in the best interests of its stockholders, regardless of the then current value of the consideration to be received by American Bancorp of New Jersey, Inc. stockholders.

Termination Fee (page 60)
     If the merger is terminated pursuant to specified situations in the merger agreement (and American Bancorp of New Jersey, Inc. accepts a superior proposal), American Bancorp of New Jersey, Inc. may be required to pay a termination fee to Investors Bancorp, Inc. of $5.6 million. American Bancorp of New Jersey, Inc. agreed to this termination fee arrangement in order to induce Investors Bancorp, Inc. to enter into the merger agreement. The termination fee requirement may discourage other companies from trying or proposing to combine with American Bancorp of New Jersey, Inc. before the merger is completed.
Differences in Rights of Stockholders (page 77)
     The rights of American Bancorp of New Jersey, Inc. stockholders who continue as Investors Bancorp, Inc. stockholders after the merger will be governed by Delaware law and the certificate of incorporation and bylaws of Investors Bancorp, Inc. rather than the certificate of incorporation and bylaws of American Bancorp of New Jersey, Inc.

SELECTED HISTORICAL FINANCIAL DATA FOR INVESTORS BANCORP, INC. AND
AMERICAN BANCORP OF NEW JERSEY, INC.
Investors Bancorp, Inc. Selected Historical Financial and Other Data
     The summary information presented below at or for the years ended June 30, 2008, 2007 and 2006 is derived in part from and should be read in conjunction with the consolidated financial statements of Investors Bancorp, Inc. for the years ended June 30, 2008, 2007 and 2006 and the related notes thereto incorporated by reference in this Proxy Statement/Prospectus. The selected consolidated financial data at or for the six months ended September 30, 2008 and 2007 are derived form financial statements of Investors Bancorp, Inc. that have not been audited by independent accountants. However, in the opinion of management, the selected consolidated financial data for such periods includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended December 31, 2008 are not necessarily indicative of results that may be expected for the entire year ending June 30, 2009. Prior to October 11, 2005, Investors Bancorp, Inc. had no significant assets, liabilities or operations, and accordingly, the data presented below represents the financial condition and results of operations of Investors Savings bank for periods presented prior to October 11, 2005. On October 11, 2005, Investors Savings Bank completed its conversion from a mutual savings bank to a stock savings bank, and in connection with the conversion, Investors Bancorp, Inc. sold 51,627,094 shares of common stock at $10.00 per share which resulted in $509.7 million of net proceeds of which $255.0 million was used to acquire all of the outstanding common stock of Investors Savings Bank. In addition, Investors contributed $20.7 million to The Investors Savings Bank Charitable Foundation. You should read this information in conjunction with Investors’ consolidated financial statements and related notes included in Investors Bancorp, Inc.’s Annual Report on Form 10-K for the Year Ended June 30, 2008, which is incorporated by reference in this Proxy Statement/Prospectus and form which this information is derived. See, “Where You Can Find More Information” on page ___.

	At December 31,		At June 30,
	2008	2007	2008	2007	2006	2005	2004
			(In thousands)
Selected Financial Condition Data:

Total assets	$7,183,786	$5,988,487	$6,419,142	$5,722,026	$5,631,809	$5,142,575	$5,478,750
Loans receivable, net	5,618,185	4,030,724	4,670,150	3,624,998	2,995,435	2,028,045	1,135,782
Loans held-for-sale	16,935	7,143	9,814	3,410	974	3,412	1,428
Securities held to maturity, net	982,952	1,454,233	1,255,054	1,578,922	1,835,581	2,128,944	2,610,374
Securities available for sale, at estimated fair value	176,351	230,712	203,032	257,939	538,526	683,701	1,430,903
Bank owned life insurance	98,153	94,264	96,170	92,198	82,603	79,779	75,975
Deposits	4,232,638	3,891,674	3,970,275	3,768,188	3,419,361	3,373,291	3,411,267
Borrowed funds	2,133,569	1,211,195	1,563,583	1,038,710	1,245,740	1,313,769	1,604,798
Stockholders’ equity	753,799	832,754	828,538	858,859	916,291	423,704	417,041

	Six Months
	Ended December 31,(1)		Years Ended June 30,
	2008	2007	2008	2007(2)	2006(3)	2005(4)	2004
	(In thousands)
Selected Operating Data:

Interest and dividend income	$181,947	$155,191	$312,807	$285,223	$252,050	$232,594	$215,784
Interest expense	100,299	108,338	207,695	195,263	143,594	128,286	129,159

Net interest income	81,648	46,853	105,112	89,960	108,456	104,308	86,625
Provision for loan losses	13,000	1,949	6,646	729	600	604	593

Net interest income after provision for loan losses	68,648	44,904	98,466	89,231	107,856	103,704	86,032
Non-interest (loss) income	(154,258)	3,820	7,373	3,175	5,972	(2,080)	4,200
Non-interest expenses	45,181	39,465	80,780	77,617	90,877	107,173	58,545

(Loss) income before income tax (benefit) expense	(130,791)	9,259	25,059	14,789	22,951	(5,549)	31,687
Income tax (benefit) expense	(53,323)	3,244	9,030	(7,477)	7,610	(2,986)	11,728

Net (loss) income	(77,468)	6,015	$16,029	$22,266	$15,341	$(2,563)	$19,959

Basic (loss) earnings per share (5)	$(0.75)	$0.06	$0.15	$0.20	$0.07	n/a	n/a
Diluted earnings per share (5)	n/a	0.06	0.15	0.20	0.07	n/a	n/a

(1)	Six months ended December 31, 2008 results reflect a $156.7 million pre-tax ($92.9 million after tax) non-cash other-than-temporary impairment charge on our pooled bank trust preferred CDOs.

(2)	June 30, 2007 year end results reflect a $9.9 million reversal of previously established valuation allowances for deferred tax assets.

(3)	June 30, 2006 year end results reflect a pre-tax expense of $20.7 million for the charitable contribution made to Investors Savings Bank Charitable Foundation as part of our initial public offering.

(4)	June 30, 2005 year end results reflect pre-tax expense of $54.0 million attributable to the March 2005 balance sheet restructuring.

(5)	Basic and diluted earnings per share for the year ended June 30, 2006 include the results of operations from October 11, 2005, the date Investors Bancorp, Inc. completed its initial public offering.

At or for the Six
Months Ended
December 31,	At or For the Years Ended June 30,
2008	2007	2008	2007	2006	2005	2004
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net income or loss to average total assets)	(2.24)%	0.20%	0.27%	0.39%	0.28%	(0.05)%	0.36%
Return on equity (ratio of net income or loss to average equity)	(18.75)%	1.44%	1.92%	2.47%	2.00%	(0.62)%	4.85%
Net interest rate spread (1)	2.05%	1.06%	1.28%	1.02%	1.65%	1.82%	1.45%
Net interest margin (2)	2.42%	1.64%	1.81%	1.65%	2.06%	2.00%	1.60%
Efficiency ratio (3)	(62.22)%	77.88%	71.81%	83.34%	79.42%	104.84%	64.46%
Non-interest expenses to average total assets	1.30%	1.34%	1.35%	1.38%	1.68%	2.00%	1.06%
Average interest-earning assets to average interest-bearing liabilities	1.13	x	1.15	x	1.15	x	1.18	x	1.15	x	1.07	x	1.07	x

Asset Quality Ratios:
Non-performing assets to total assets	0.67%	0.09%	0.30%	0.09%	0.06%	0.15%	0.17%
Non-performing loans to total loans	0.85%	0.14%	0.42%	0.14%	0.11%	0.39%	0.80%
Allowance for loan losses to non-performing loans	55.53%	158.26%	70.03%	135.00%	193.06%	72.77%	57.56%
Allowance for loan losses to total loans	0.47%	0.22%	0.29%	0.19%	0.21%	0.28%	0.46%

Capital Ratios:
Risk-based capital (to risk-weighted assets)(4)	17.35%	23.63%	21.77%	25.18%	26.63%	21.72%	26.64%
Tier I risk-based capital (to risk-weighted assets)(4)	16.67%	23.34%	21.37%	24.93%	26.38%	21.44%	26.32%
Total capital (to average assets)(4)	9.04%	11.97%	11.93%	12.52%	12.25%	8.35%	7.74%
Equity to total assets	10.49%	13.91%	12.91%	15.01%	16.27%	8.24%	7.61%
Average equity to average assets	11.92%	14.23%	13.94%	15.97%	14.21%	7.75%	7.43%
Tangible capital (to tangible assets)	10.48%	13.91%	12.89%	15.01%	16.26%	8.24%	7.59%
Book value per common share	$7.15	$7.83	$7.87	$7.86	$8.04	n/a	n/a

Other Data:
Number of full service offices	52	51	52	51	51	51	50
Full time equivalent employees	554	526	537	509	510	493	486

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expenses divided by the sum of net interest income and non-interest income.

(4)	Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.

American Bancorp of New Jersey, Inc. Selected Historical Financial and Other Data
     The following tables set forth selected historical financial and other data of American Bancorp of New Jersey, Inc. for the periods and at the dates indicated.

	At December 31,		At September 30,
	2008	2007	2008	2007	2006	2005	2004
	(In thousands)
SELECTED FINANCIAL DATA:
Total assets	$628,827	$568,700	$621,633	$573,738	$514,319	$555,860	$424,944
Cash and cash equivalents	17,933	31,880	20,375	37,421	7,165	125,773	8,034
Securities available-for-sale	79,316	47,673	81,163	58,093	74,523	62,337	89,495
Securities held-to-maturity	7,718	7,564	7,509	6,730	10,547	7,824	2,794
Loans held for sale	—	—	—	1,243	—	280	—
Loans receivable, net	491,405	449,093	478,574	437,883	398,624	341,006	308,970
Federal Home Loan Bank stock	2,473	2,508	2,743	2,553	3,356	3,119	2,890
Cash surrender value of life insurance	13,910	13,347	13,761	13,214	8,747	7,512	6,242
Deposits	459,218	428,988	447,687	428,600	327,147	340,925	322,716
Stock subscriptions received	—	—	—	—	—	115,201	—
Borrowings	69,530	36,596	75,547	37,612	56,075	53,734	57,491
Total stockholders’ equity	92,421	96,518	90,848	100,593	124,861	39,506	39,314

	Three Months Ended
	December 31,		Years ended September 30,
	2008	2007	2008	2007	2006	2005	2004
	(In thousands)
SELECTED OPERATING DATA:
Total interest income	$8,042	$7,834	$31,437	$29,029	$25,344	$20,601	$18,204
Total interest expense	4,070	4,732	17,397	16,731	11,802	9,546	8,105

Net interest income	3,972	3,102	14,040	12,298	13,542	11,055	10,099
Provision for loan losses	153	139	501	445	465	81	207

Net interest income after provision for loan losses	3,819	2,963	13,539	11,853	13,077	10,974	9,892
Noninterest income	440	395	1,791	1,422	1,021	1,196	1,298
Noninterest expense	3,413	3,276	13,542	12,544	10,657	8,924	7,657

Income before income tax expense	846	82	1,788	731	3,441	3,246	3,533
Income tax expense (benefit)	291	(11)	560	174	1,308	1,203	1,371

Net income	$555	$93	$1,228	$557	$2,133	$2,043	$2,162

	At or for the Three Months
	Ended December 31,		At or for the Years Ended September 30,
	2008	2007	2008	2007	2006	2005	2004
SELECTED FINANCIAL DATA*:
Performance Ratios:
Return on average assets (1)	0.36%	0.07%	0.21%	0.10%	0.42%	0.46%	0.54%
Return on average equity (2)	2.47	0.38	1.31	0.51	1.68	5.30	5.77
Net interest rate spread (3)	2.15	1.50	1.87	1.44	1.80	2.28	2.28
Net interest margin (4)	2.68	2.31	2.50	2.39	2.73	2.60	2.60
Operating (noninterest) expense to average total assets	2.18	2.30	2.27	2.31	2.08	2.02	1.92
Efficiency ratio (5)	77.35	93.68	85.54	91.43	73.18	72.84	67.18
Average interest-earning assets to average interest-bearing liabilities	119.44	122.87	120.39	129.35	139.21	114.30	115.67
Capital Ratios:
Equity to total assets at end of period	14.70	16.97	14.61	17.53	24.28	7.11	9.25
Average equity to average assets	14.37	17.26	15.65	20.23	24.72	8.74	9.37
Asset Quality Ratios:
Non-performing loans to total loans (6)	0.39	0.17	0.24	0.28	0.52	0.34	0.17
Non-performing assets to total assets (6)	0.30	0.14	0.18	0.22	0.41	0.21	0.12
Net charge-offs to average loans outstanding	0.02	0.00	0.01	0.00	0.00	0.00	0.00
Allowance for loan losses to non-performing loans (6)	163.03	347.98	266.97	205.56	101.64	142.62	304.05
Allowance for loan losses to total loans	0.63	0.60	0.63	0.58	0.53	0.48	0.50

PER SHARE DATA:
Earnings per share:
Basic	$0.06	$0.01	$0.12	$0.05	$0.16	$0.15	$0.16
Diluted	$0.06	$0.01	$0.12	$0.05	$0.16	$0.15	$0.16
Cash Dividends Paid (7)	$0.05	$0.04	$0.18	$0.16	$0.16	$0.36	$0.00
Dividend Payout Ratio	89.37%	461.29%	149.67%	335.19%	99.02%	70.09%	—%

*	Certain ratios were significantly affected by stock subscriptions received pending completion of American Bancorp of New Jersey, Inc.’s first and second public offerings. At September 30, 2005, stock subscriptions received relating to American Bancorp of New Jersey Inc.’s second public offering which closed October 5, 2005 totaled $115.2 million. At the time of closing, approximately $91.3 million, less offering expenses, became capital of American Bancorp of New Jersey Inc. with the remainder returned on oversubscriptions.

(1)	Net income divided by average total assets.

(2)	Net income divided by average total equity.

(3)	Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.

(4)	Net interest income as a percentage of average interest-earning assets.

(5)	Noninterest expense divided by the sum of net interest income and noninterest income.

(6)	Nonperforming loans consist of nonaccrual loans and loans greater than 90 days delinquent and still accruing.

(7)	Cash dividends paid in fiscal 2005 include a special dividend of $0.294 per share paid in December 2004 and regular quarterly dividends paid in June 2005 and September 2005 of $0.035 each. American Savings, MHC waived receipt of all dividends in 2005. Consequently, cash dividends were paid only to public shareholders during fiscal 2005.

Comparative Pro Forma Per Share Data
     The tables below summarize selected per share information about Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. The first table assumes the aggregate merger consideration is in the form of 65% Investors Bancorp, Inc. common stock and the remainder is cash. The second table assumes an all-cash transaction. The Investors Bancorp, Inc. share information is presented on a pro forma basis to reflect the merger with American Bancorp of New Jersey, Inc. The American Bancorp of New Jersey, Inc. per share information is presented both historically and on a pro forma basis to reflect the merger as if the merger had been effective on the date presented for book value per share, and as if the merger had been effective at the beginning of the period presented for dividends and earnings per share.
     The data in the table should be read together with the financial information and the financial statements of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. incorporated by reference in this proxy statement-prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of merger integration expenses, cost savings, adjustments for amortization or operational synergies which may be obtained by combining the operations of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.
     It is further assumed that Investors Bancorp, Inc. will not pay a cash dividend after the completion of the merger. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Investors Bancorp, Inc. will pay dividends following the completion of the merger.

				Combined
				Pro Forma
				Amounts for
			Pro Forma	Investors
			American	Bancorp,
		American	Bancorp of New	Inc./American
		Bancorp of New	Jersey, Inc.	Bancorp of
	Investors Bancorp,	Jersey, Inc.	Equivalent Shares	New Jersey,
	Inc. Historical	Historical	(1)	Inc.
	(Shares in thousands)
Book value per share at December 31, 2008	$7.15	$8.51	$	$7.18

Shares outstanding at December 31, 2008	109,052,929	10,859,692	6,506,802	115,559,731

Cash dividends paid per common share for the twelve months ended December 31, 2008	$—	0.19		$—

Basic (loss) earnings per share from continuing operations:
For the twelve months ended December 31, 2008	(0.65)	0.17		(0.59)

Diluted earnings per share from continuing operations:
For the twelve months ended December 31, 2008	n/a	0.17		n/a

(1)	Calculated by multiplying amounts in the American Bancorp of New Jersey, Inc. historical column by 65% for the stock portion of the merger consideration and then multiplied by a 0.9218 exchange ratio which represents the number of shares of Investors Bancorp, Inc. common stock an American Bancorp of New Jersey, Inc. shareholder will receive for each share of stock owned.

				Combined
				Pro Forma
				Amounts for
				Investors
			Pro Forma	Bancorp,
		American	American	Inc./American
		Bancorp of New	Bancorp of New	Bancorp of
	Investors Bancorp,	Jersey, Inc.	Jersey, Inc.	New Jersey,
	Inc. Historical	Historical	Equivalent Shares	Inc.
	(Shares in thousands)
Book value per share at December 31, 2008	$7.15	$8.51	$	$6.79

Shares outstanding at December 31, 2008	109,052,929	10,859,692	—	109,052,929

Cash dividends paid per common share for the twelve months ended December 31, 2008	$—	0.19

Basic earnings (loss) per share from continuing operations:
For the twelve months ended December 31, 2008	(0.65)	0.17		$(0.63)

Diluted earnings (loss) per share from continuing operations:
For the twelve months ended December 31, 2008	n/a	0.17		n/a
     The following table shows trading information for American Bancorp of New Jersey, Inc. common stock and Investors Bancorp, Inc. common stock as of market close on December 12, 2008, March 13, 2009 and                     , 2009. December 12, 2008 was the last trading date before the parties announced the merger and March 13, 2009 was the last trading date before the parties announced the first amendment to the merger agreement. [date TBA] is a recent date before this proxy statement-prospectus was finalized.

			Equivalent Value,
			Including the Cash
		American Bancorp of	Consideration for Each
	Investors Bancorp, Inc.	New Jersey, Inc.	American Bancorp of
Date	Common Stock	Common Stock	New Jersey, Inc. Share
December 12, 2008	$13.56	$8.75	$12.50
March 13, 2009	$7.81	$8.72	$9.05
, 2009	$	$	$

RISK FACTORS
     In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, including the matters addressed under the caption “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement.
Risks Related To The Merger.
You May Not Receive the Form of Merger Consideration that you Elect.
     The merger agreement contains provisions that are designed to ensure that the actual form of merger consideration that each American Bancorp of New Jersey, Inc. stockholder will receive will be subject to proration so that 65% of the outstanding American Bancorp of New Jersey, Inc. common stock will be exchanged for shares of Investors Bancorp, Inc. common stock and 35% of the outstanding American Bancorp of New Jersey, Inc. common stock will be exchanged for cash. Therefore, if American Bancorp of New Jersey, Inc. stockholders elect to receive cash for more than 35% of the outstanding shares of American Bancorp of New Jersey, the amount of cash that each such stockholder would receive from Investors Bancorp, Inc. will be reduced on a pro rata basis. Instead, these stockholders will receive Investors Bancorp, Inc. common stock as consideration for any American Bancorp of New Jersey, Inc. shares for which they do not receive cash. Similarly, if American Bancorp of New Jersey, Inc. stockholders elect to receive Investors Bancorp, Inc. common stock for more than 65% of the outstanding shares of American Bancorp of New Jersey, Inc., the amount of Investors Bancorp, Inc. common stock that each such stockholder would receive from Investors Bancorp, Inc. will be reduced on a pro rata basis. Instead, such stockholders will receive cash as consideration for any American Bancorp of New Jersey, Inc. shares for which they do not receive Investors Bancorp, Inc. common stock. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected. In the event that by May 31, 2009, Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the Merger, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp of New Jersey, Inc.
     An American Bancorp of New Jersey, Inc. stockholder’s allocation of the consideration to be received for his or her shares of American Bancorp of New Jersey, Inc. may also be adjusted if the aggregate value of the Investors Bancorp, Inc. common stock to be delivered as of the effective time of the merger minus the amount of cash paid in lieu of fractional shares of Investors Bancorp, Inc. common stock (the “Stock Value”) is less than 42.5% of the sum of (i) the aggregate value of the Investors Bancorp, Inc. common stock and cash to be delivered as of the effective time of the merger, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) cash paid to holders of dissenting shares, plus (iv) the value of any consideration paid by Investors Bancorp, Inc. or any of its subsidiaries (or any “related person” of either within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of American Bancorp of New Jersey, Inc. common stock prior to the effective time of the merger (such sum, the “Aggregate Value”), then Investors Bancorp, Inc. may reduce the number of shares of outstanding American Bancorp of New Jersey, Inc. common stock entitled to receive cash, and correspondingly increase the number of shares of American Bancorp of New Jersey, Inc. common stock entitled to receive Investors Bancorp, Inc. common stock by the minimum amount necessary to cause the Stock Value to equal 42.5% of the Aggregate Value.

You May Not Receive the Value of Merger Consideration that You Anticipate.
     The stock portion of the merger consideration is subject to a fixed exchange ratio, the value of which will depend upon the value of the common stock of Investors Bancorp, Inc. as of the closing of the transaction. The value of Investors Bancorp, Inc. common stock has fluctuated significantly over the last several months, as have the stocks of many financial services companies.
     The following table shows trading information for American Bancorp of New Jersey, Inc. common stock and Investors Bancorp, Inc. common stock as of market close on December 12, 2008, March 13, 2009 and                     , 2009. December 12, 2008 was the last trading date before the parties announced the merger and March 13, 2009 was the last trading date before the parties announced the first amendment to the merger agreement. [date TBA] is a recent date before this proxy statement-prospectus was finalized.

			Equivalent Value,
			Including the Cash
			Consideration, for
		American Bancorp of	Each American
	Investors Bancorp, Inc.	New Jersey, Inc.	Bancorp of New Jersey,
Date	Common Stock	Common Stock	Inc. Share
December 12, 2008	$13.56	$8.75	$12.50
March 13, 2009	$7.81	$8.72	$9.05
, 2009	$	$	$
     Investors Bancorp, Inc.’s common stock has decreased significantly in value since December 12, 2008. During the period of December 12, 2008 through March ___, 2009, the value of Investors Bancorp, Inc. common stock has ranged from a low of $___to a high of $___. Therefore, given the fixed exchange ratio of 0.9218, stockholders of American Bancorp of New Jersey, Inc. would have received from $___to $___in Investors Bancorp, Inc. common stock. We note that the value of the total cash and stock consideration ultimately received by stockholders of American Bancorp of New Jersey, Inc. could be less than the book value of American Bancorp of New Jersey, Inc. and may be less than the trading value of American Bancorp of New Jersey, Inc. common stock.
Investors Bancorp, Inc. May Fail to Realize the Anticipated Benefits of the Merger.
     The success of the merger will depend on, among other things, Investors Bancorp, Inc.’s ability to realize anticipated cost savings and to combine the businesses of Investors Savings and American Bank of New Jersey in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of American Bank of New Jersey nor result in decreased revenues resulting from any loss of customers. If Investors Bancorp, Inc. is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.
     Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. have operated and, until the completion of the merger, will continue to operate, independently. Certain employees of American Bancorp of New Jersey, Inc. will not be employed by Investors Bancorp, Inc. after the merger. In addition, employees of American Bancorp of New Jersey, Inc. that Investors Bancorp, Inc. wishes to retain may elect to terminate their employment as a result of the merger which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of American Bancorp of New Jersey, Inc.’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of Investors Bancorp, Inc. to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Stockholders Who Make Stock Elections Will be Unable to Sell Their Shares in the Market Pending the Merger.
     American Bancorp of New Jersey, Inc. stockholders may elect to receive cash or stock in the merger. Elections will require that stockholders making the election turn in their American Bancorp of New Jersey, Inc. stock certificates. During the time between when the election is made and the merger is completed, American Bancorp of New Jersey, Inc. stockholders will be unable to sell their American Bancorp of New Jersey, Inc. common stock. If the merger is unexpectedly delayed, this period could extend for a significant period of time. American Bancorp of New Jersey, Inc. stockholders can shorten the period during which they cannot sell their shares by delivering their election shortly before the close of the election period. However, elections received after the close of the election period will not be accepted or honored.
American Bancorp of New Jersey, Inc. Directors and Officers Have Interests in the Merger Besides Those of a Stockholder.
     American Bancorp of New Jersey, Inc.’s directors and officers have various interests in the merger besides being American Bancorp of New Jersey, Inc. stockholders. These interests include:
•	the payment of certain severance benefits under existing employment and severance agreements.

•	the accelerated vesting of all outstanding unvested restricted stock and stock options, resulting in total outstanding options of 1,168,803 shares of common stock held by American Bancorp of New Jersey, Inc.’s executive officers and directors, and the conversion of these options into the right to receive the merger consideration in the form of cash.

•	the appointment of James H. Ward, III, a current member of the American Bancorp of New Jersey, Inc. board of directors, to the Investors Bancorp, Inc. Board of Directors.

•	the agreement by Investors Bancorp, Inc. to indemnify American Bancorp of New Jersey, Inc. directors and officers.

•	the accelerated vesting of the existing Executive Salary Continuation Agreements.

•	the lump sum payouts to American Bancorp of New Jersey, Inc.’s board members pursuant to the Directors Consultation and Retirement Plan.
Risks About Investors Bancorp, Inc.
Our Liabilities Reprice Faster Than Our Assets and Future Increases in Interest Rates Will Reduce Our Profits.
     Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:
•	the interest income we earn on our interest-earning assets, such as loans and securities; and

•	the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.
     The interest income we earn on our assets and the interest expense we pay on our liabilities are generally fixed for a contractual period of time. Our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”
     In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates causes increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest the funds from faster prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Conversely, an increase in interest rates generally reduces prepayments. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.
     Changes in interest rates also affect the current market value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At December 31, 2008, the fair value of our total securities portfolio was $1.16 billion. Unrealized net losses on securities-available-for-sale are reported as a separate component of equity. To the extent interest rates increase and the value of our available-for-sale portfolio decreases, our stockholders’ equity will be adversely affected.
     We evaluate interest rate sensitivity using models that estimate the change in our net portfolio value over a range of interest rate scenarios. Net portfolio value is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts. At December 31, 2008, in the event of a 200 basis point increase in interest rates, whereby rates ramp up evenly over a twelve-month period, and assuming management took no action to mitigate the effect of such change, the model projects that we would experience an 5.9% or $10.6 million decrease in net interest income.
Because We Intend to Continue to Increase Our Commercial Originations, Our Lending Risk Will Increase.
     At December 31, 2008, our portfolio of commercial real estate, multi-family and construction loans totaled $757.4 million, or 13.5% of our total loans. We intend to increase our originations of commercial real estate, multi-family and construction loans. In addition we recently began offering commercial and industrial (“C&I”) loans. Commercial real estate, multi-family, construction and C&I loans generally have more risk than one- to four-family residential mortgage loans. As the repayment of commercial real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the real estate market or the local economy. We anticipate that several of our borrowers will have more than one commercial real estate loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Finally, if we foreclose on a commercial real estate loan, our holding period for the collateral, if any, typically is longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral. Because we plan to continue to increase our originations of these loans, it may be necessary to increase the level of our allowance for loan losses because of the increased risk characteristics associated with these types of loans. Any such increase to our allowance for loan losses would adversely affect our earnings.
The Financial Sector Is Experiencing An Economic Downturn. A Deterioration of Our Current Non-performing Loans or An Increase In The Number of Non-performing Loans Will Have An Adverse Effect On Our Operations.
     Both nationally and in the State of New Jersey we are experiencing an economic downturn that is having a significant impact on the prices of real estate and related assets. The residential and commercial real estate sectors have been adversely affected by weakening economic conditions and may negatively impact our loan portfolio. Total non-performing assets increased from $19.4 million at June 30, 2008 to $47.8 million at December 31, 2008, and total non-performing loans as a percentage of total assets increased to 0.67% at December 31, 2008 as compared to 0.30% at June 30, 2008. If loans that are currently non-performing further deteriorate or loans that are currently performing become non-performing loans, we may need to increase our allowance for loan losses, which would have an adverse impact on our financial condition and results of operations.
Further Decline In Value In Certain Investment Securities Held By Investors Bancorp, Inc. Could Require Write-Downs, Which Would Reduce Our Earnings.
     Our securities portfolio includes pooled trust preferred securities backed by banks, insurance companies, and real estate investment trusts. During the six months ended December 31, 2008, Investors Bancorp, Inc. recorded a $156.7 million pre-tax non-cash other-than-temporary impairment charge on our pooled bank trust preferred CDOs which resulted in an amortized cost of $20.8 million for these securities. Continued adverse economic conditions could impact our securities portfolio and result in additional other-than-temporary impairment write-downs which would reduce our earnings.
Our Expenses Will Increase as a Result of Increases in FDIC Insurance Premiums.
     The FDIC imposes an assessment against all depository institutions for deposit insurance. This assessment is based on the risk category of the institution and, prior to 2009, ranged from 5 to 43 basis points of the institution’s deposits. On February 27, 2009, the FDIC published a final rule raising the current deposit insurance assessment rates to a range from 12 to 45 basis points beginning April 1, 2009. Additionally, the FDIC issued an interim final rule that would impose a special 20 basis points special assessment on all insured deposits as of June 30, 2009, which would be payable on September 30, 2009. Investors Bancorp, Inc. estimates that this special assessment will be approximately $9.4 million for Investors Bancorp, Inc. and approximately $10.4 million including American Bank of New Jersey on a pro forma basis.
     The Emergency Economic Stabilization Act of 2008 (EESA) temporarily increased the limit on FDIC insurance coverage for deposits to $250,000 through December 31, 2009. In addition, the FDIC announced the Temporary Liquidity Guarantee (“TLG”) Program. The TLG Program covers two programs: the Transaction Account Guarantee Program and the Debt Guarantee program. Investors Bancorp, Inc. has elected to participate in the Transaction Account Guarantee Program, which will increase the insurance coverage for the following deposit accounts in excess of $250,000: all non-interested bearing accounts, NOW accounts (as long as the interest rate paid is equal to or below 50 basis points) and IOLTA accounts. The cost of the program to Investors Bancorp, Inc. will be 10 basis points annualized and the expiration of the program is December 31, 2009.
     These actions will significantly increase Investors Bancorp, Inc.’s non-interest expense in 2009 and in future years as long as the increased premiums are in place.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
     We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Material additions to our allowance would materially decrease our net income. Our allowance for loan losses of $26.5 million was 0.47% of total loans and 55.53% of non-performing loans at December 31, 2008.
     In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. A material increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities would have a material adverse effect on our financial condition and results of operations.
There Is No Assurance That Our Strategy to Change the Mix of Our Assets and Liabilities Will Succeed.
     We previously emphasized investments in government agency and mortgage-backed securities, funded with wholesale borrowings. This policy was designed to achieve profitability by allowing asset growth with low overhead expense, although securities generally have lower yields than loans, resulting in a lower interest rate spread and lower interest income. In October 2003, we implemented a strategy to change the mix of our assets and liabilities to one more focused on loans and retail deposits. As a result of this strategy, at December 31, 2008, our mortgage-backed and other securities accounted for 16.1% of total assets, while our loan portfolio accounted for 78.2% of our total assets.
Our Inability to Achieve Profitability on New Branches May Negatively Affect Our Earnings.
     We have expanded our presence throughout our market area, and we intend to pursue further expansion through de novo branching. The profitability of our expansion strategy will depend on whether the income that we generate from the new branches will offset the increased expenses resulting from operating these branches. We expect that it may take a period of time before these branches can become profitable, especially in areas in which we do not have an established presence. During this period, the expense of operating these branches may negatively affect our net income.
Our Return on Equity Has Been Low Compared to Other Financial Institutions. This Could Negatively Affect the Price of Our Common Stock.
     Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the year ended June 30, 2008, our return on average equity was 1.92% compared to a return on average equity of 3.01% for all publicly traded savings institutions organized in the mutual holding company form. We expect our return on equity to remain below the industry average until we are able to further leverage the additional capital we received from our 2005 stock offering. Our return on equity has been low principally because of the amount of capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based incentive plan. Until we can increase our net interest income and other income, we expect our return on equity to be below the industry average.

Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
     Competition in the banking and financial services industry is intense. In our market area, we compete with numerous commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have substantially greater resources and lending limits than we have, have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. For additional information see “Business of Investors Savings Bank—Competition.”
If We Declare Dividends on Our Common Stock, Investors Bancorp, MHC Will be Prohibited From Waiving the Receipt of Dividends by Current Federal Reserve Board Policy, Which May Result in Lower Dividends for All Other Stockholders.
     The Board of Directors of Investors Bancorp, Inc. has the authority to declare dividends on its common stock, subject to statutory and regulatory requirements. So long as Investors Bancorp, MHC is regulated by the Federal Reserve Board, if Investors Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Investors Bancorp, MHC, unless Investors Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Accordingly, because dividends will be required to be paid to Investors Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Investors Bancorp, MHC were permitted to waive the receipt of dividends.
Investors Bancorp, MHC Exercises Voting Control Over Investors Bancorp, Inc.; Public Stockholders Own a Minority Interest.
     Investors Bancorp, MHC owns a majority of Investors Bancorp, Inc.’s common stock and, through its Board of Directors, exercises voting control over the outcome of all matters put to a vote of stockholders (including the election of directors), except for matters that require a vote greater than a majority. Public stockholders own a minority of the outstanding shares of Investors Bancorp, Inc.’s common stock. The same directors and officers who manage Investors Bancorp, Inc. and Investors Savings Bank also manage Investors Bancorp, MHC. In addition, regulatory restrictions applicable to Investors Bancorp, MHC prohibit the sale of Investors Bancorp, Inc. unless the mutual holding company first undertakes a second-step conversion. Following the completion of the merger, the depositors and borrowers of American Bank of New Jersey will have no rights as such to participate in any secondary offering by Investors Bancorp, MHC.
We operate in a highly regulated industry, which limits the manner and scope of our business activities.
     We are subject to extensive supervision, regulation and examination by the New Jersey Department of Banking and Insurance and by the FDIC. As a result, we are limited in the manner in which we conduct our business, undertake new investments and activities and obtain financing. This regulatory structure is designed primarily for the protection of the DIF and our depositors, and not to benefit our stockholders. This regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to capital levels, the timing and amount of dividend payments, the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. In addition, we must comply with significant anti-money laundering and anti-terrorism laws. Government agencies have substantial discretion to impose significant monetary penalties on institutions which fail to comply with these laws.
If Our Investment in the Federal Home Loan Bank of New York is Classified as Other-Than-Temporarily Impaired or as Permanently Impaired, Our Earnings and Stockholders’ Equity Could Decrease
     We own common stock of the Federal Home Loan Bank of New York (“FHLB-NY”). We hold the FHLB-NY common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the FHLB-NY’s advance program. The aggregate cost and fair value of our FHLB-NY common stock as of December 31, 2008 was $86.6 million based on its par value. There is no market for our FHLB-NY common stock.
     Recent published reports indicate that certain member banks of the Federal Home Loan Bank System may be subject to accounting rules and asset quality risks that could result in materially lower regulatory capital levels. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the FHLB-NY, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in FHLB-NY common stock could be deemed other-than-temporarily impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the after-tax amount of the impairment charge.
Future Acquisition Activity Could Dilute Book Value.
     Both nationally and in New Jersey, the banking industry is undergoing consolidation marked by numerous mergers and acquisitions. From time to time we may be presented with opportunities to acquire institutions and/or bank branches and we may engage in discussions and negotiations. Acquisitions typically involve the payment of a premium over book and trading values, and therefore, may result in the dilution of Investors Bancorp’s book value and net income per share.

AMERICAN BANCORP OF NEW JERSEY, INC. ANNUAL MEETING OF STOCKHOLDERS
     American Bancorp of New Jersey, Inc. is mailing this proxy statement-prospectus to you as an American Bancorp of New Jersey, Inc. stockholder on or about                     . With this document, American Bancorp of New Jersey, Inc. is sending you a notice of the American Bancorp of New Jersey, Inc. annual meeting of stockholders and a form of proxy that is solicited by the American Bancorp of New Jersey, Inc. board of directors. The annual meeting will be held on                     , 2009 at                     , local time, at                                         , New Jersey.
Matter to be Considered
     The purposes of the annual meeting of stockholders are to vote on the adoption of the Agreement and Plan of Merger by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. and American Bank of New Jersey, dated as of December 14, 2008, as amended as of March 9, 2009, by which American Bancorp of New Jersey, Inc. and American Bank of New Jersey will be acquired by Investors Bancorp, Inc., as well as election of one director to the American Bancorp of New Jersey, Inc. Board of Directors and ratify the appointment of Crowe Horwath LLP as American Bancorp of New Jersey, Inc.’s independent auditors for the fiscal year ending September 30, 2009.
     You may also be asked to vote upon a proposal to adjourn or postpone the annual meeting of stockholders. American Bancorp of New Jersey, Inc. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.
Proxy Card, Revocation of Proxy
     You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the annual meeting of stockholders, regardless of whether you plan to attend. You can revoke your proxy at any time before the vote is taken at the annual meeting by:
•	submitting written notice of revocation to the Secretary of American Bancorp of New Jersey, Inc.;

•	submitting a properly executed proxy bearing a later date before the annual meeting of stockholders; or

•	voting in person at the annual meeting of stockholders. However, simply attending the annual meeting without voting will not revoke an earlier proxy.
     If your shares are held in street name, you should follow the instructions of your broker regarding revocation of proxies.
     All shares represented by valid and unrevoked proxies will be voted in accordance with the instructions on the proxy card. If you sign your proxy card, but make no specification on the card as to how you want your shares voted, your proxy card will be voted “FOR” approval of the foregoing proposals. The board of directors of American Bancorp of New Jersey, Inc. is presently unaware of any other matter that may be presented for action at the annual meeting of stockholders. If any other matter does properly come before the annual meeting, the board of directors of American Bancorp of New Jersey, Inc. intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of Proxies
     The cost of solicitation of proxies will be borne by American Bancorp of New Jersey, Inc. American Bancorp of New Jersey, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. American Bancorp of New Jersey, Inc. has retained                     , to assist in the solicitation of proxies for a fee of $___, which includes out-of-pocket expenses. In addition to solicitations by mail, American Bancorp of New Jersey, Inc.’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.
Record Date
     The close of business on                      has been fixed as the record date for determining the American Bancorp of New Jersey, Inc. stockholders entitled to receive notice of and to vote at the annual meeting of stockholders. At that time,                      shares of American Bancorp of New Jersey, Inc. common stock were outstanding, and were held by approximately                      holders of record.
Voting Rights, Quorum Requirements and Vote Required
     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of American Bancorp of New Jersey, Inc. common stock entitled to vote is necessary to constitute a quorum at the annual meeting of stockholders. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present but will be counted as votes cast against the merger agreement.
     Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of American Bancorp of New Jersey, Inc. common stock issued and outstanding on the record date. Accordingly, a failure to vote or an abstention will have the same effect as a vote against the merger agreement. As of the record date, the directors and executive officers of American Bancorp of New Jersey, Inc. beneficially owned                      shares of American Bancorp of New Jersey, Inc. common stock entitled to vote at the annual meeting of stockholders. This represents approximately                     % of the total votes entitled to be cast at the annual meeting. These individuals have entered into voting agreements pursuant to which they have agreed to vote “FOR” adoption of the merger agreement. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of Crowe Horwath LLP as independent auditors is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”
Recommendation of the Board of Directors
     The American Bancorp of New Jersey, Inc. board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The board of directors of American Bancorp of New Jersey, Inc. believes that the merger is fair to American Bancorp of New Jersey, Inc. stockholders and is in the best interest of American Bancorp of New Jersey, Inc. and its stockholders and recommends that you vote “FOR” the adoption of the merger agreement, as well as the other proposals. See “The Merger and the Merger Agreement—Recommendation of the American Bancorp of New Jersey, Inc. Board of Directors and Reasons for the Merger.”

PROPOSAL I: THE PROPOSED MERGER
     The description of the merger and the merger agreement contained in this proxy statement-prospectus describes the material terms of the merger agreement; however, it does not purport to be complete. It is qualified in its entirety by reference to the merger agreement. We have attached a copy of the merger agreement as Appendix A.
General
     Pursuant to the merger agreement, American Bancorp of New Jersey, Inc. will merge into Investors Bancorp, Inc., with Investors Bancorp, Inc. as the surviving entity. Outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive cash or shares of Investors Bancorp, Inc. common stock, or a combination thereof. Cash will be paid in lieu of any fractional share of American Bancorp of New Jersey, Inc. common stock. See “Merger Consideration; Cash or Stock Election” below. As a result of the merger, the separate corporate existence of American Bancorp of New Jersey, Inc. will cease and Investors Bancorp, Inc. will succeed to all the rights and be responsible for all the obligations of American Bancorp of New Jersey, Inc. Immediately after the merger of American Bancorp of New Jersey, Inc. into Investors Bancorp, Inc., American Bank of New Jersey will merge into Investors Savings Bank and the separate corporate existence of American Bank of New Jersey shall cease to exist.
The Parties
Investors Bancorp, Inc.
     Investors Bancorp, Inc. is a Delaware corporation that was organized on January 21, 1997 for the purpose of being a holding company for Investors Savings Bank (the “Bank”), a New Jersey chartered savings bank. On October 11, 2005, Investors Bancorp, Inc. completed its initial public stock offering in which it sold 51,627,094 shares, or 44.40% of its outstanding common stock, to subscribers in the offering, including 4,254,072 shares purchased by the Investors Savings Bank Employee Stock Ownership Plan (the “ESOP”). Upon completion of the initial public offering, Investors Bancorp, MHC (the “MHC”), Investors Bancorp, Inc.’s New Jersey chartered mutual holding company parent, held 63,099,781 shares, or 54.27% of Investors Bancorp, Inc.’s outstanding common stock. Additionally, Investors Bancorp, Inc. contributed $5,163,000 in cash and issued 1,548,813 shares of common stock, or 1.33% of its outstanding shares, to the Investors Savings Bank Charitable Foundation.
     On June 6, 2008, Investors Bancorp, Inc. completed its merger of Summit Federal Bankshares, Inc. (“Summit Federal”), the federally-chartered holding company for Summit Federal Savings Bank. At the date of merger, Summit Federal operated five branches in Union, Middlesex, Hunterdon and Warren counties, New Jersey, and had assets of $110.1 million, deposits of $95.0 million and equity of $14.0 million. Each Summit Federal branch office has become a branch office of Investors Savings Bank. This transaction involved the combination of mutual enterprises and, therefore, was accounted for as a pooling of interests. All financial information has been restated to include amounts for Summit Federal, based on historical costs, for all periods presented.
     In connection with the Summit Federal merger, Investors Bancorp, Inc. issued 1,744,592 additional shares of its common stock to the MHC, based on the pro forma market value of $25.0 million for Summit Federal and the average closing price of a share of Investors Bancorp, Inc.’s common stock, as reported on the NASDAQ Stock Market, for twenty (20) consecutive trading days ending on June 4, 2008. As of December 31, 2008, the MHC held 64,844,373 shares, or 59.46% of Investors Bancorp, Inc.’s outstanding common stock.

     Since the formation of Investors Bancorp, Inc., in 1997, our primary business has been that of holding the common stock of Investors Savings Bank and since our stock offering, a loan to the ESOP. Investors Bancorp, Inc., as the holding company of Investors Savings Bank, is authorized to pursue other business activities permitted by applicable laws and regulations for bank holding companies.
     Our cash flow depends on dividends received from Investors Savings Bank. Investors Bancorp, Inc. neither owns nor leases any property, but instead uses the premises, equipment and furniture of Investors Savings Bank. At the present time, we employ as officers only certain persons who are also officers of Investors Savings Bank and we use the support staff of Investors Savings Bank from time to time. These persons are not separately compensated by Investors Bancorp, Inc. Investors Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.
Investors Savings Bank
     Investors Savings Bank is a New Jersey-chartered savings bank headquartered in Short Hills, New Jersey. Originally founded in 1926 as a New Jersey-chartered mutual savings and loan association, we have grown through acquisitions and internal growth, including de novo branching. In 1992, we converted our charter to a mutual savings bank, and in 1997 we converted our charter to a New Jersey-chartered stock savings bank. We conduct business from our main office located at 101 JFK Parkway, Short Hills, New Jersey, and with the addition of Summit Federal, 52 branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset, Union and Warren Counties, New Jersey. The telephone number at our main office is (973) 924-5100. At December 31, 2008, our assets totaled $7.2 billion and our deposits totaled $4.2 billion.
     We are in the business of attracting deposits from the public through our branch network and borrowing funds in the wholesale markets to originate loans and to invest in securities. We originate mortgage loans secured by one- to four-family residential real estate and consumer loans, the majority of which are home equity loans and home equity lines of credit. In recent years, we expanded our lending activities to include commercial real estate, construction, multi-family loans and more recently commercial and industrial loans. Securities, primarily U.S. Government and Federal Agency obligations, mortgage-backed and other securities represent a large but declining percentage of our assets. We offer a variety of deposit accounts and emphasize exceptional customer service. Investors Savings Bank is subject to comprehensive regulation and examination by both the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation and we are subject to regulations as a bank holding company by the Federal Reserve Board.
     Investors Bancorp, Inc. maintains a website at www.isbnj.com. Its annual reports on Form 10-K, quarterly reports on From 10-Q, current reports on Form 8-K, and all amendments to those reports, are made available, free of charge, through the Investor Relations portion of our website, as soon as reasonably practicable after it electronically file them or furnish them to the Securities and Exchange Commission. You may also obtain copies, without charge, by writing to our Investor Relations Department, 101 JFK Parkway, Short Hills, New Jersey 07078.
     The principal executive office of Investors Bancorp, Inc. is located at 101 JFK Parkway, Short Hills, New Jersey 07078 and the telephone number is (973) 924-5100.

American Bancorp of New Jersey, Inc.
American Bank of New Jersey
     On October 5, 2005, American Savings, MHC (the “American MHC”) completed its reorganization into stock form and American Bancorp of New Jersey, Inc. succeeded to the business of ASB Holding Company, the American MHC’s former stock holding company subsidiary. Each outstanding share of common stock of the former mid-tier stock holding company (other than shares held by the American MHC which were canceled) was converted into 2.55102 shares of common stock of American Bancorp of New Jersey, Inc. As part of the second-step mutual to stock conversion transaction, American Bancorp of New Jersey, Inc. sold a total of 9,918,750 shares to eligible depositors of American Bank of New Jersey (the “Bank”) and others in a subscription offering at $10.00 per share, including 793,500 shares purchased by American Bank of New Jersey’s employee stock ownership plan with funds borrowed from American Bancorp of New Jersey, Inc.
     American Bancorp of New Jersey, Inc is a New Jersey corporation that was incorporated in May 2005 for the purpose of being a holding company for American Bank of New Jersey, a federally-chartered stock savings bank. American Bancorp of New Jersey, Inc. is a unitary savings and loan holding company and conducts no significant business or operations of its own. References to American Bancorp of New Jersey, Inc. generally refer to the consolidated entity, which includes American Bank of New Jersey, unless the context indicates otherwise.
     American Bank of New Jersey was originally founded in 1919 as the American-Polish Building & Loan Association of Bloomfield, New Jersey. It became a state-chartered savings and loan association in 1948 and converted to a federally chartered savings bank in 1995. American Bank of New Jersey’s deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. American Bank of New Jersey is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. As of December 31, 2008, American Bank of New Jersey had total assets of $628.8 million, total deposits of $459.2 million and total loans of $491.4 million.
     Our core business is using retail deposits in order to fund a variety of mortgage and consumer loan products. We operate as a traditional community bank, offering retail banking services, one- to four-family residential mortgage loans, including first mortgages, home equity loans and lines of credit, commercial loans, including multi-family and non-residential mortgage loans, construction loans and business loans and lines of credit, as well as consumer loans. We also invest in mortgage-related securities, including mortgage-backed pass through securities and collateralized mortgage obligations, and other investment securities. The principal source of funds for our lending and investing activities is retail deposits, supplemented with Federal Home Loan Bank borrowings.
     Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on interest-bearing liabilities. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Our interest-earning assets consist primarily of one- to four-family residential mortgage loans, commercial loans and consumer loans, as well as residential mortgage-related securities and U.S. Agency debentures. Interest-bearing liabilities consist primarily of retail deposits and borrowings from the Federal Home Loan Bank of New York.
     American Bancorp of New Jersey, Inc. maintains a website at www.americansavingsnj2.com. American Bancorp of New Jersey, Inc. makes available through its website, free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after these reports are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be accessed at American Bancorp of New Jersey, Inc’s website by clicking on “SEC Filings.” Copies of these reports can also be obtained, free of charge, by written request to American Bancorp of New Jersey, Inc.’s Investor Relations Department, 365 Broad Street, Bloomfield, New Jersey 07003-2798.
Merger Consideration; Cash or Stock Election
     Under the terms of the merger agreement, each outstanding share of American Bancorp of New Jersey, Inc. common stock (other than dissenting shares) will be given the opportunity to convert into the right to receive either:
•	$12.50 in cash, assuming payment solely of cash in exchange for American Bancorp of New Jersey, Inc. common stock; or

•	0.9218 shares of Investors Bancorp, Inc. common stock for each share of American Bancorp of New Jersey, Inc. common stock, assuming payment solely of Investors Bancorp, Inc. common stock in exchange for American Bancorp of New Jersey, Inc. common stock.
     Stockholders of American Bancorp of New Jersey, Inc. may elect to receive all cash, all Investors Bancorp, Inc. common stock, or a combination of both for their American Bancorp of New Jersey, Inc. common stock. No fractional shares of Investors Bancorp, Inc. will be issued in connection with the merger. Instead, Investors Bancorp, Inc. will make a cash payment to each American Bancorp of New Jersey, Inc. stockholder who would otherwise receive a fractional share. Each share of American Bancorp of New Jersey, Inc. common stock that is exchanged for Investors Bancorp, Inc. common stock would be converted into 0.9218 shares of Investors Bancorp, Inc. common stock. Based upon the closing price of Investors Bancorp, Inc. on                     , each 0.9218 shares of Investors Bancorp, Inc. would have a value of $___.
     It is possible that the consideration may be adjusted prior to the effective date of the merger. The merger agreement provides that if the average closing price of Investors Bancorp, Inc. common stock during the five consecutive trading days immediately preceding the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the merger have been received (disregarding any waiting period) is less than $9.49 and Investors Bancorp, Inc.’s common stock has under-performed the SNL Thrift index of financial institutions by more than 30% during the five day period after all bank regulatory approvals necessary for consummation of the merger are received compared to a measurement period prior to the announcement of the merger agreement, then American Bancorp of New Jersey, Inc. may elect to terminate the merger agreement unless Investors Bancorp, Inc. elects to increase the merger consideration. See “The Merger and the Merger Agreement—Termination; Amendment; Waiver.” If under these circumstances Investors Bancorp, Inc. elected to increase the merger consideration, it would have the option of paying the additional merger consideration by adjusting the exchange ratio of 0.9218 (“Exchange Ratio”) to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the initial Investors market value of $13.56 (“Initial Investor Market Value”), the Exchange Ratio (as then in effect), and the Index Ratio minus 0.30, and the denominator of which is equal to the average of the daily closing sales prices of a share of Investors Bancorp, Inc. common stock for the five consecutive trading days immediately preceding the first date on which all regulatory approvals (and waivers, if applicable) necessary for consummation of the merger have been received (disregarding any waiting period) (“Determination Date”) (“Investors Market Value”); or (ii) the quotient determined by dividing the Initial Investors Market Value by the Investors Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.70.

     Please note that approval by American Bancorp of New Jersey, Inc. stockholders authorize its Board of Directors to terminate the merger agreement or proceed therewith at its sole discretion. If the Board of Directors of American Bancorp of New Jersey, Inc. terminates the merger agreement pursuant to this provision, Investors Bancorp, Inc. may increase the merger consideration pursuant to this prescribed formula and compel American Bancorp of New Jersey, Inc. to complete the merger.
     Stockholders of American Bancorp of New Jersey, Inc. will have the opportunity to elect the form of consideration to be received for shares of American Bancorp of New Jersey, Inc., subject to allocation procedures set forth in the merger agreement which are intended to ensure that 65% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive shares of Investors Bancorp, Inc. common stock and the remaining 35% of the outstanding shares of American Bancorp of New Jersey, Inc. common stock will be converted into the right to receive cash. In the event that by May 31, 2009, Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the Merger, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp.
     It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if American Bancorp of New Jersey, Inc. stockholders in the aggregate elect to receive more or less of the Investors Bancorp, Inc. common stock than Investors Bancorp, Inc. has agreed to issue. These procedures are summarized below.

•	If Investors Bancorp, Inc. common stock is oversubscribed: If American Bancorp of New Jersey, Inc. stockholders elect to receive Investors Bancorp, Inc. common stock for more than 65% of the outstanding American Bancorp of New Jersey, Inc. stock, the holders of American Bancorp of New Jersey, Inc. who elected to receive cash for some or all of their shares or who made no election for some or all of their shares shall receive cash. All holders of American Bancorp of New Jersey, Inc. stock who elected to receive Investors Bancorp, Inc. common stock for some or all of their shares will receive stock for a pro rata portion of the American Bancorp of New Jersey, Inc. shares which they elected to convert into Investors Bancorp, Inc. common stock and will receive cash for those shares of American Bancorp of New Jersey, Inc. stock not converted into Investors Bancorp, Inc. common stock. American Bancorp of New Jersey, Inc. stockholders pro rata portion shall be calculated by multiplying the total number of shares such holder elected to convert into Investors Bancorp, Inc. common stock by a fraction, the numerator of which is a number equal to 65% of the outstanding American Bancorp of New Jersey, Inc. common stock and the denominator of which is the total number of shares which all stockholders of American Bancorp of New Jersey, Inc. elected to convert.

•	If Investors Bancorp, Inc. common stock is undersubscribed: If American Bancorp of New Jersey, Inc. stockholders elect to receive Investors Bancorp, Inc. stock for fewer than 65% of the outstanding American Bancorp of New Jersey, Inc. stock (the difference between such numbers being the “Shortfall”), then the stockholders of American Bancorp of New Jersey, Inc. who elected to receive Investors Bancorp, Inc. stock for some or all of their shares of American Bancorp of New Jersey, Inc. shall receive Investors Bancorp, Inc. stock as elected. Holders of shares of American Bancorp of New Jersey, Inc. stock for which an election was made to receive cash or for which no election was made shall receive cash and/or Investors Bancorp, Inc. common stock as follows:

•	If the Shortfall is less than or equal to the number of shares of American Bancorp of New Jersey, Inc. for which no election was made, American Bancorp of New Jersey, Inc. stockholders who elected to receive cash for some or all of their American Bancorp of New Jersey, Inc. stock shall receive cash as elected. The holders of American Bancorp of New Jersey, Inc. stock for which no election was made shall receive Investors Bancorp, Inc. stock for that number of shares held by such holder for which no election was made multiplied by a fraction, the numerator of which is the Shortfall, and the denominator of which is the total number of shares of American Bancorp of New Jersey, Inc. stock for which no election was made. Cash shall be paid for the remainder of the American Bancorp of New Jersey, Inc. stock of such holder for which no election was made.

•	If the Shortfall is greater than the number of shares of American Bancorp of New Jersey, Inc. stock for which no election was made, then the holders of American Bancorp of New Jersey, Inc. stock for which no election was made shall receive Investors Bancorp, Inc. common stock for such American Bancorp of New Jersey, Inc. stock. The holders of American Bancorp of New Jersey, Inc. stock who elected to receive cash shall instead receive Investors Bancorp, Inc. stock for a number of shares of American Bancorp of New Jersey, Inc. stock equal to the total number of shares for which such holder elected to receive cash, multiplied by a fraction, the numerator of which is the Shortfall, and the denominator of which is the aggregate number of shares of American Bancorp of New Jersey, Inc. stock for which an election was made to receive cash. The balance of shares held by such holder for which an election to receive cash was made, shall receive cash.
     Notwithstanding these allocation procedures, in order for the transaction to qualify as a tax-free reorganization, the allocation of the consideration may also be adjusted if the aggregate value of the Investors Bancorp, Inc. common stock to be delivered as of the effective time of the merger minus the amount of cash paid in lieu of fractional shares of Investors Bancorp, Inc. common stock (the “Stock Value”) is less than 42.5% of the sum of (i) the aggregate value of the Investors Bancorp, Inc. common stock and cash to be delivered as of the effective time of the merger, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) cash paid to holders of dissenting shares, plus (iv) the value of any consideration paid by Investors Bancorp, Inc. or any of its subsidiaries (or any “related person” of either within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of American Bancorp of New Jersey, Inc. common stock prior to the effective time of the merger (such sum, the “Aggregate Value”), then Investors Bancorp, Inc. may reduce the number of shares of outstanding American Bancorp of New Jersey, Inc. common stock entitled to receive cash, and correspondingly increase the number of shares of American Bancorp of New Jersey, Inc. common stock entitled to receive Investors Bancorp, Inc. common stock by the minimum amount necessary to cause the Stock Value to equal 42.5% of the Aggregate Value.
     No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive Investors Bancorp, Inc. common stock or cash in amounts that vary from the amounts you elect to receive.
     American Bancorp of New Jersey, Inc. is not making any recommendation as to whether American Bancorp of New Jersey, Inc. stockholders should elect to receive cash or Investors Bancorp, Inc. common stock in the merger. Each American Bancorp of New Jersey, Inc. stockholder must make his or her own decision with respect to such election.

Election Procedures; Surrender of Stock Certificates
     An election form will be provided to you under separate cover. The election form entitles the record holder of American Bancorp of New Jersey, Inc. common stock to elect to receive cash, Investors Bancorp, Inc. common stock, or a combination of cash and stock, or make no election with respect to the merger consideration you wish to receive.
     To make an effective election, a stockholder of record must submit a properly completed election form to                      on or before 5:00 p.m., New York time, on                     . ___will act as exchange agent in the merger and in that role will process the exchange of American Bancorp of New Jersey, Inc. common stock certificates for cash and/or Investors Bancorp, Inc. common stock. Shortly after the merger, the exchange agent will allocate cash and stock among American Bancorp of New Jersey, Inc. stockholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your American Bancorp of New Jersey, Inc. stock certificates after the merger is completed. Please do not forward your American Bancorp of New Jersey, Inc. stock certificates and election form with your proxy cards. Stock certificates and election forms should be returned to the exchange agent in accordance with the instructions contained in the election form.
     An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of American Bancorp of New Jersey, Inc. common stock covered by the election form (or an appropriate guarantee of delivery). You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either Investors Bancorp, Inc. common stock and/or cash for your American Bancorp of New Jersey, Inc. common stock, you should complete and return the election form. If you do not make an election, you will be allocated Investors Bancorp, Inc. common stock and/or cash depending on the elections made by other stockholders.
     If stock certificates for American Bancorp of New Jersey, Inc. common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, American Bancorp of New Jersey, Inc. shares may be properly exchanged provided that:
1.	such exchanges are made by or through a member firm of the Financial Industry Regulatory Authority or another registered national securities exchange, or by a commercial bank or trust company having an office, branch or agency in the United States;

2.	the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

3.	the exchange agent receives by the election deadline, the certificates for all exchanged American Bancorp of New Jersey, Inc. shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

     American Bancorp of New Jersey, Inc. stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of American Bancorp of New Jersey, Inc. common stock designated as non-election shares. American Bancorp of New Jersey, Inc. stock certificates represented by elections that have been revoked will be returned without charge.
     American Bancorp of New Jersey, Inc. stockholders who hold their shares of common stock in “street name” through a bank, broker or other financial institution, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.
     Investors Bancorp, Inc. will deposit with the exchange agent the certificates representing Investors Bancorp, Inc.’s common stock and cash to be issued to American Bancorp of New Jersey, Inc. stockholders in exchange for American Bancorp of New Jersey, Inc.’s common stock. Within five business days after the completion of the merger, the exchange agent will mail to American Bancorp of New Jersey, Inc. stockholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their American Bancorp of New Jersey, Inc. stock certificates for the merger consideration. Upon surrendering his or her certificate(s) representing shares of American Bancorp of New Jersey, Inc.’s common stock, together with the signed letter of transmittal, the American Bancorp of New Jersey, Inc. stockholder shall be entitled to receive, as applicable (i) certificate(s) representing a number of whole shares of Investors Bancorp, Inc. common stock (if any) determined in accordance with the exchange ratio or, (ii) a check representing the amount of cash (if any) to which such holder shall have become entitled to and (iii) a check representing the amount of cash in lieu of fractional shares, if any. Until you surrender your American Bancorp of New Jersey, Inc. stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Investors Bancorp, Inc. common stock into which your shares have been converted. No interest will be paid or accrued to American Bancorp of New Jersey, Inc. stockholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the merger, there will be no further transfers of common stock. American Bancorp of New Jersey, Inc. stock certificates presented for transfer will be canceled and exchanged for the merger consideration.
     If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, ___will send you instructions on how to provide evidence of ownership.
     If any certificate representing shares of Investors Bancorp, Inc.’s common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:
•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or

•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.
     Any portion of the purchase price made available to the exchange agent that remains unclaimed by American Bancorp of New Jersey, Inc. stockholders for six months after the effective time of the merger will be returned to Investors Bancorp, Inc.’s transfer agent. Any American Bancorp of New Jersey, Inc. stockholder who has not exchanged shares of American Bancorp of New Jersey, Inc.’s common stock for the purchase price in accordance with the merger agreement before that time may look only to Investors Bancorp, Inc. for payment of the purchase price for these shares and any unpaid dividends or distributions after that time. Nonetheless, Investors Bancorp, Inc., American Bancorp of New Jersey, Inc., the exchange agent or any other person will not be liable to any American Bancorp of New Jersey, Inc. stockholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.
Treatment of American Bancorp of New Jersey, Inc. Stock Options and Restricted Stock
     In accordance with the merger agreement, American Bancorp of New Jersey, Inc. shall terminate its stock option plans prior to the effective time of the merger, and each option to purchase shares of American Bancorp of New Jersey, Inc. common stock outstanding and unexercised immediately prior to the effective time of the merger will become vested, to the extent not already vested, and immediately exercisable. At the effective time of the merger, each holder of an option to purchase shares of American Bancorp of New Jersey, Inc. common stock will receive a cash payment equal to $12.50 less the exercise price per share of the stock option, multiplied by the number of shares of American Bancorp of New Jersey, Inc. common stock subject to the stock option, less any required tax withholding. Prior to the effective time of the merger, American Bancorp of New Jersey, Inc. shall obtain the written consent of each option holder to the cancellation of the American Bancorp of New Jersey, Inc. options in exchange for the cash option payment.
     In accordance with the restricted stock plans of American Bancorp of New Jersey, Inc., all outstanding shares of American Bancorp of New Jersey, Inc., restricted stock that are not vested at the time of the merger will become vested in full, and each holder of restricted stock of American Bancorp of New Jersey, Inc. will be entitled to receive the merger consideration in exchange therefore, on the same basis as all other shares of American Bancorp of New Jersey, Inc. common stock.
     Investors Bancorp, Inc. will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any American Bancorp of New Jersey, Inc. stockholder any amount that Investors Bancorp, Inc. is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Any withheld amounts will be treated for all purposes of the merger agreement as having been paid to the American Bancorp of New Jersey, Inc. stockholder in respect of which the deduction and withholding was made by Investors Bancorp, Inc.
Reasons and Background for the Merger
     From time to time over the last few years, the Board of Directors of American Bancorp of New Jersey, Inc. received updates from various industry professionals on the state of the bank and thrift equity market as well as the merger and acquisition market. Since its second step conversion and offering of common stock in October 2005, American Bancorp of New Jersey, Inc. has embarked on a plan to enhance shareholder value by further developing its retail franchise. In this regard, American Bancorp of New Jersey, Inc. added three branches over the last three years and grew assets from $517 million at the completion of the second step offering to $622 million as of September 30, 2008. Further American Bancorp of New Jersey, Inc. also paid a regularly quarterly dividend of $0.04 per share to $0.05 per share since its second step offering and has repurchased 3,678,676 shares of common stock at a weighted average price of $11.38 for a total cash outlay of $41.8 million. Partially as a result of the costs of opening the three new branch offices, American Bancorp of New Jersey, Inc.’s earnings remained below its peers, with a return on average assets of 0.21% for the fiscal year ended September 30, 2008 compared to a median return on average assets of 0.30% for a peer group of publicly traded Mid-Atlantic thrifts between $250 million and $750 million in assets. In addition, notwithstanding its stock repurchase program and common stock dividend, the trading price of American Bancorp of New Jersey, Inc.’s common stock fell from $10.72 per share at September 14, 2005, the closing price on the first day of trading following American Bancorp of New Jersey, Inc.’s second step conversion, to $10.30 per share at September 30, 2008. The Board of Directors of American Bancorp of New Jersey, Inc. felt it prudent to explore a strategic alliance as a way to further enhance shareholder value.
     On September 12, 2008, representatives of Keefe Bruyette & Woods met with the Board of Directors of American Bancorp of New Jersey, Inc. to review alternative strategic directions, including remaining independent and seeking a possible strategic affiliation with another entity. Discussions included: (1) an analysis of the current banking market; (2) valuation of American Bancorp of New Jersey, Inc. stock; and (3) detailed pro forma analyses examining multiple strategic partners. Keefe Bruyette & Woods met again with the Board of Directors of American Bancorp of New Jersey, Inc. on October 8, 2008 to further assess the benefit to shareholders of a strategic partnership. Discussions at this meeting included: (1) process and timing of a transaction; (2) examination of historic comparable transaction pricing; (3) identification of potential aquirors and their ability to pay; and (4) financial detail on potential strategic partners. All of these issues were analyzed in conjunction with American Bancorp of New Jersey, Inc.’s goal to continue to increase shareholder value. On October 8, 2008, American Bancorp of New Jersey, Inc. officially engaged Keefe Bruyette & Woods to provide investment banking services in connection with exploring a possible strategic alliance.
     Keefe Bruyette & Woods, working with American Bancorp of New Jersey, Inc., prepared financial and operating information about American Bancorp of New Jersey, Inc.. In mid October, 2008, Keefe Bruyette & Woods, on behalf of American Bancorp of New Jersey, Inc., began a confidential inquiry and contacted 12 potential candidates. Five of those candidates executed confidentiality agreements, including Investors Bancorp, Inc., and received the information package. In late October, two financial institutions submitted preliminary, non-binding indications of interest to acquire American Bancorp of New Jersey, Inc.. Following receipt of the preliminary indications of interest, on November 5, 2008 Keefe Bruyette & Woods reviewed with the Board of Directors of American Bancorp of New Jersey, Inc. the pricing and terms of each proposal. After discussing the proposals, the Board of Directors of American Bancorp of New Jersey, Inc. invited both parties to conduct further due diligence to allow each to refine or strengthen its proposal. The potential acquirors were given access to additional information and management of American Bancorp of New Jersey, Inc. met with both parties to answer questions about the operations of American Bancorp of New Jersey, Inc.
     In a letter dated December 2, 2008, Investors Bancorp, Inc. confirmed its interest in a merger with American Bancorp of New Jersey, Inc. at $12.50 per share, stating that the consideration would be a mixture of cash and stock, the mix of which was to be discussed further to ensure maximum benefit to both parties’ shareholders. Circumstances in the market over the due diligence period negatively impacted the other party’s stock price and consequently its ability to submit a competitive proposal, and no revised bid was submitted. On December 5, 2008, the Board of Directors of American Bancorp of New Jersey, Inc. met to consider the Investors Bancorp, Inc. proposal. At that meeting, the Board was informed by Keefe Bruyette & Woods that it had been informally contacted by a third institution that had not elected to conduct due diligence or submit a preliminary indication of interest. This third party indicated an interest in considering a merger at $10.00 per share. The Board determined not to take any action with regard to this third party. Keefe Bruyette & Woods then made a detailed presentation to the American Bancorp of New Jersey, Inc. Board regarding the Investors Bancorp, Inc. proposal. The Board voted to proceed with its due diligence of and negotiation of a definitive merger agreement with Investors Bancorp, Inc., but stated that if another party submitted a competitive bid before a definitive merger agreement is executed, the Board would consider the proposal.

     On December 12, 2008, the American Bancorp of New Jersey, Inc. board met with Keefe Bruyette & Woods and American Bancorp of New Jersey, Inc.’s legal counsel. Approximately three days prior to this meeting, a preliminary draft of the merger agreement was distributed to the Board of Directors of American Bancorp of New Jersey, Inc. for its review.
     At the December 12 meeting, legal counsel reviewed the merger agreement with Board, highlighting the changes that had been made to the draft initially sent to the Board. Counsel reviewed with the Board the deal structure and timing, discussed the representations, warranties, covenants and responsibilities of the parties, discussed the provisions related to the treatment of employees of American Bancorp of New Jersey, Inc. and American Bank of New Jersey and the conditions to approval of the agreement. Counsel also specifically discussed the definition of material adverse effect and its import on the transaction given the significant volatility in the banking industry and the market for bank and bank holding company stocks. The Board asked numerous questions of counsel, including the mechanics of American Bancorp of New Jersey’s ability to terminate the agreement if the provisions of the double trigger walk away were met, and counsel explained the reasons for and the functioning of this provision. Counsel also explained the Board’s fiduciary responsibilities in the event a superior proposal is received, and how the provisions of the agreement work to allow the Board to fulfill its fiduciary responsibilities. Lastly, counsel informed the Board that the final details of the merger agreement were still being negotiated, and were expected to be completed within 36 hours.
     Keefe Bruyette & Woods then discussed with the Board the results of American Bancorp of New Jersey, Inc.’s due diligence investigation of Investors Bancorp, Inc. Management of American Bancorp of New Jersey, Inc. joined in this discussion, as senior management participated in the due diligence investigation. Both Keefe Bruyette & Woods and senior management of American Bancorp of New Jersey, Inc. advised the Board that nothing was discovered that would cause Keefe Bruyette & Woods or management to recommend against proceeding with the transaction.
     Keefe Bruyette & Woods then gave an updated financial analysis of the proposed merger and delivered its oral opinion that, as of that date, the merger consideration to be received by the holders of American Bancorp of New Jersey, Inc. common stock was fair to such holders from a financial point of view.
     The Board then adjourned the meeting without taking any action, pending final completion of the merger agreement.
     The Board of Directors of American Bancorp of New Jersey, Inc. met again on December 14, 2008. At this meeting counsel discussed the final changes to the merger agreement and Keefe Bruyette & Woods delivered its updated fairness opinion. The Board voted unanimously to authorize the execution of the merger agreement and related documents. In reaching its decision to approve and adopt the merger agreement and recommend that American Bancorp of New Jersey, Inc. stockholders adopt the merger agreement, the American Bancorp of New Jersey, Inc. board of directors consulted with American Bancorp of New Jersey, Inc.’s management, as well as its financial and legal advisors, and considered a number of factors, including:
•	the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of both American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., taking into account the results of American Bancorp of New Jersey, Inc.’s due diligence review of Investors Bancorp, Inc., including American Bancorp of New Jersey, Inc.’s assessments of Investors Bancorp, Inc.’s credit policies, asset quality, adequacy of loan loss reserves, interest rate risk and litigation;

•	Investors Bancorp, Inc.’s access to capital and managerial resources relative to that of American Bancorp of New Jersey, Inc.;

•	the perceived compatibility of the business philosophies of American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., which the American Bancorp of New Jersey, Inc. board believed would facilitate the integration of the operations of the two companies;

•	current industry and economic conditions facing American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., including an increasingly competitive business environment facing both companies characterized by intensifying competition, especially in the northern New Jersey region, from out-of-state financial institutions, the continuing consolidation of the financial services industry and the increasing costs and complexities of compliance with expanding regulatory requirements imposed on financial institutions and public reporting companies;

•	the overall greater scale that will be achieved by the merger that will better position the combined company for future growth;

•	Investors Bancorp, Inc.’s long-term growth strategy in New Jersey;

•	the historical and current market prices of Investors Bancorp, Inc. common stock and American Bancorp of New Jersey, Inc. common stock;

•	the financial and other terms and conditions of the merger agreement, including the fact that the exchange ratio and the per share amount of the cash merger consideration are both fixed, the provision giving American Bancorp of New Jersey, Inc. the right to terminate the merger agreement in the event of a specified decline in the market value of Investors Bancorp, Inc. common stock relative to a designated market index unless Investors Bancorp, Inc. agrees to pay additional merger consideration, and provisions providing for payment of a $5.6 million termination fee if the merger agreement is terminated under certain circumstances;

•	the fact that the value of the merger consideration prior to the public announcement of the merger agreement represented a premium over the book value of American Bancorp of New Jersey, Inc. common stock and recent trading prices for American Bancorp of New Jersey, Inc. common stock;

•	the lack of dividends paid by Investors Bancorp, Inc. to its stockholders;

•	the size of the post-merger board of directors of Investors Bancorp, Inc. and the representation that American Bancorp of New Jersey, Inc.’s directors and executive officers will be provided in the combined company;

•	the fact that American Bancorp of New Jersey, Inc. stockholders would own approximately [ ___]% of the combined company;

•	the desire to provide American Bancorp of New Jersey, Inc.’s stockholders who receive the stock consideration with prospects for greater future appreciation on their initial investment in American Bancorp of New Jersey, Inc. common stock than American Bancorp of New Jersey, Inc. could achieve independently;

•	the financial analyses presented by Keefe Bruyette & Woods, American Bancorp of New Jersey, Inc.’s financial advisor, and the opinion dated as of December 14, 2008 delivered to the American Bancorp of New Jersey, Inc. board by Keefe Bruyette & Woods, to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in the opinion, the merger consideration to be received by the holders of American Bancorp of New Jersey, Inc. common stock is fair to such holders from a financial point of view;

•	the interests of American Bancorp of New Jersey, Inc.’s directors and executive officers in the merger, in addition to their interests generally as stockholders, as described under “—Interests of American Bancorp of New Jersey, Inc. Executive Officers and Directors in the Merger”; and

•	the effect of the merger on American Bancorp of New Jersey, Inc.’s employees, customers and the communities in which they conduct business.
     Given the significant volatility in the stock market, particularly as it relates to financial services companies, the parties agreed to increase the aggregate amount of cash consideration that will be paid to the stockholders of American Bancorp of New Jersey, Inc. from 30% to 35% of the total merger consideration. In addition, and in conjunction with the above, the provision enabling American Bancorp of New Jersey, Inc. to terminate the merger in the event the price of Investors Bancorp, Inc.’s stock declines and declines by more than the decline in a peer group index, as well as the formula that Investors Bancorp, Inc. can use to increase the merger consideration under certain circumstances, were also revised. Under the amended merger agreement, American Bancorp of New Jersey, Inc. may terminate the merger agreement if Investors Bancorp, Inc. stock price declines by more than 30% from $13.56 and this decline is more than 30% greater than the decline in the SNL Thrift Index.
     The foregoing discussion of the information and factors considered by the Board of Directors of American Bancorp of New Jersey, Inc. is not intended to be exhaustive, but constitutes the material factors considered by the Board. In reaching its determination to approve and recommend the Merger Agreement, the Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Merger Agreement were the product of arm’s length negotiations between representatives of American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc.
     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF AMERICAN BANCORP OF NEW JERSEY, INC. HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF AMERICAN BANCORP OF NEW JERSEY, INC. AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF AMERICAN BANCORP OF NEW JERSEY. INC. VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.
     On December 12, 2008, the board of directors of Investors Bancorp, Inc. held a meeting for the purpose of approving the proposed merger. On December 14, 2008, the board of directors of American Bancorp of New Jersey, Inc. held a meeting for the purpose of approving the proposed merger. The boards of directors of the two organizations unanimously approved the merger transaction.
     On December 14, 2008, the Agreement and Plan of Merger by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. was executed.
     On December 15, 2008, a joint press release of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. was issued publicly announcing the merger transaction.

     On February 24, 2009, March 6, March 10 and March 13, 2009, the Board of Directors of American Bancorp of New Jersey, Inc. met to consider requesting Investors Bancorp, Inc. to increase the cash portion of the merger consideration. The provisions of the amended merger agreement were negotiated during this period and on March 13, 2009 the amended merger agreement was adopted, effective as of March 9, 2009, the date the revised terms of the amendment were agreed upon by the parties.
Recommendation of the American Bancorp of New Jersey, Inc. Board of Directors and Reasons for the Merger
     American Bancorp of New Jersey, Inc.’s board of directors reviewed and discussed the merger with American Bancorp of New Jersey, Inc.’s management and its outside legal and financial advisors in determining that the merger is fair to, and in the best interests of, American Bancorp of New Jersey, Inc. and its stockholders. In reaching its conclusion to adopt the merger agreement, the American Bancorp of New Jersey, Inc. board of directors considered a number of factors, including, among others, the following factors that supported a decision to proceed with the merger:
•	the American Bancorp of New Jersey, Inc. board’s understanding of, and the presentations of the American Bancorp of New Jersey, Inc. management and financial advisor regarding, each of American Bancorp of New Jersey, Inc.’s and Investors Bancorp, Inc.’s business, operations, management, financial condition, earnings and prospects;

•	the results of American Bancorp of New Jersey, Inc.’s due diligence of Investors Bancorp, Inc.;

•	the American Bancorp of New Jersey, Inc. board’s knowledge of the current and prospective environment in which American Bancorp of New Jersey, Inc. operates, including national and local economic conditions, the competitive environment, the trend toward consolidation in the financial services industry and the likely effect of these factors on American Bancorp of New Jersey, Inc.’s potential growth, profitability and strategic options;

•	the Board’s view, based upon inquiries to other possible strategic partners, that the merger was the most favorable alternative available;

•	the likelihood that the merger will be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	the financial information and analyses provided by Keefe Bruyette & Woods, Inc. to the American Bancorp of New Jersey, Inc. board of directors, and Keefe Bruyette & Woods, Inc.’s opinion to the American Bancorp of New Jersey, Inc. board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions, qualifications, conditions, limitations and other matters set forth in such opinion, the consideration to be received by the holders of shares of American Bancorp of New Jersey, Inc. common stock pursuant to the merger is fair from a financial point of view to such holders.
THE COMPLETE TEXT OF THE KEEFE BRUYETTE & WOODS, INC. WRITTEN OPINION THAT WAS DELIVERED TO THE AMERICAN BANCORP OF NEW JERSEY, INC. BOARD OF DIRECTORS IS INCLUDED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS. AMERICAN BANCORP OF NEW JERSEY, INC. STOCKHOLDERS ARE URGED TO READ THE KEEFE BRUYETTE & WOODS, INC. OPINION IN ITS ENTIRETY.

     The American Bancorp of New Jersey, Inc. board of directors also considered several factors that did not support a decision to proceed with the merger, including, among others, the following:
•	the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

•	the risks and costs to American Bancorp of New Jersey, Inc. if the merger is not completed, including the diversion of management and employee attention;

•	the requirement that American Bancorp of New Jersey, Inc. conduct its business in the ordinary course and the other restrictions on American Bancorp of New Jersey, Inc.’s conduct of its business prior to completion of the merger, which may delay or prevent American Bancorp of New Jersey, Inc. from undertaking business opportunities that may arise pending completion of the merger; and

•	the fact that a termination fee is payable to Investors Bancorp, Inc. under specified circumstances.
     The American Bancorp of New Jersey, Inc. board of directors determined that the factors supporting the merger were substantially more persuasive than the factors not supporting the merger.
     The discussion of the information and factors considered by the American Bancorp of New Jersey, Inc. board of directors is not exhaustive, but includes all material factors considered by the American Bancorp of New Jersey, Inc. board of directors. The American Bancorp of New Jersey, Inc. board of directors evaluated the factors described above, including asking questions of American Bancorp of New Jersey’s management and American Bancorp of New Jersey, Inc.’s legal and financial advisors, and reached the unanimous decision that the merger was in the best interests of American Bancorp of New Jersey, Inc. and its stockholders. The American Bancorp of New Jersey, Inc. board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support its determination. It should be noted that this explanation of the American Bancorp of New Jersey, Inc. board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”
     The American Bancorp of New Jersey, Inc. board of directors determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of American Bancorp of New Jersey, Inc. and its stockholders. Accordingly, the American Bancorp of New Jersey, Inc. board of directors unanimously approved the merger agreement and unanimously recommends that American Bancorp of New Jersey, Inc. stockholders vote “FOR” the adoption of the merger agreement.
     On the basis of these considerations, the merger agreement was unanimously approved by American Bancorp of New Jersey, Inc.’s board of directors.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BY THE STOCKHOLDERS OF AMERICAN BANCORP OF NEW JERSEY, INC.

Opinion of Financial Advisor
     On October 8, 2008, Keefe Bruyette & Woods, Inc. was retained by American Bancorp of New Jersey, Inc. to evaluate American Bancorp of New Jersey’s strategic alternatives and to evaluate any specific proposals that might be received regarding a business combination involving American Bancorp of New Jersey. Keefe Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. The Board of Directors of American Bancorp of New Jersey, Inc. selected Keefe Bruyette & Woods, Inc. on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger (the “Merger”).
     Pursuant to its engagement, Keefe Bruyette & Woods, Inc. was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of American Bancorp of New Jersey, Inc. Keefe Bruyette & Woods, Inc. delivered its opinion to the Board of Directors of American Bancorp of New Jersey, Inc. that, as of December 14, 2008 the Merger Consideration is fair, from a financial point of view, to the shareholders of American Bancorp of New Jersey, Inc. No limitations were imposed by the Board of Directors of American Bancorp of New Jersey, Inc. upon Keefe Bruyette & Woods, Inc. with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe Bruyette & Woods, Inc. has consented to the inclusion herein of the summary of its opinion to the American Bancorp of New Jersey, Inc. board of directors and to the reference to the entire opinion attached hereto as Appendix B.
The full text of the opinion of Keefe Bruyette & Woods, Inc., which is attached as Appendix B of this Proxy Statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by Keefe Bruyette & Woods, Inc., and should be read in its entirety. The summary of the opinion of Keefe Bruyette & Woods, Inc. set forth in this Proxy Statement is qualified in its entirety by reference to the opinion.
     In connection with its opinion Keefe Bruyette & Woods, Inc. reviewed certain financial and other business data, including:
(i)	the Agreement and Plan of Merger;

(ii)	Certain publicly available information concerning American Bancorp of New Jersey, Inc., including Annual Reports for the years ended September 30, 2008, 2007 and 2006, 10-Q reports for the quarters ended June 30, 2008, March 31, 2008, December 31, 2007 and June 30, 2007;

(iii)	Certain publicly available information concerning Investors Bancorp, Inc. including Annual Reports for the years ended June 30, 2008, 2007 and 2006, 10-Q reports for the quarters ended September 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007;

(iv)	and other information Keefe Bruyette & Woods, Inc. deemed relevant.
     Keefe Bruyette & Woods, Inc. also discussed with senior management and directors of American Bancorp of New Jersey, Inc. the current position and prospective outlook for American Bancorp of New Jersey, Inc.. Keefe Bruyette & Woods, Inc. reviewed financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of thrifts or proposed changes of control of comparably situated companies.
Analysis of Recent Comparable Acquisition Transactions

     In rendering its opinion, Keefe Bruyette & Woods, Inc. analyzed two sets of comparable merger and acquisition transactions: Recent Thrift Transactions of Comparably Profitable Companies and Recent Thrift Transactions of Comparable Size.
Comparable Transactions by Profitability
     Keefe Bruyette & Woods, Inc. analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months earnings, and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median and maximum of the above ratios for pending and completed acquisitions where the seller was a thrift and pricing metrics were available, based on the following three criteria:
(i)	Deal is pending or was completed on or after September 30, 2007;

(ii)	Target had assets less than $1.0 billion at announcement; and

(iii)	Target had a Return on Average Assets Ratio between 0.2% and 1.0% at announcement.
     The selected comparable transactions that the three criteria produced were as follows:

Acquiror	Target
First Community Bancshares Inc.	Coddle Creek Financial Corp.
Capstone Bancshares Inc.	Security Federal Bancorp Inc.
Eastern Bank Corporation	MASSBANK Corp.
MutualFirst Financial Inc.	MFB Corp.
First Bancorp	Great Pee Dee Bancorp Inc.
LaPorte Bancorp Inc.	City Savings Financial Corp.
New York Community Bancorp	Synergy Financial Group Inc.

     Keefe Bruyette & Woods, Inc. derived the minimum, median and maximum pricing metrics of the three aforementioned criteria as stated below:

	Price to		Core Deposit
	Tangible Book	Earnings	Premium
Minimum	102.1%	23.2x	11.0%
Median	151.7%	43.0x	12.5%
Maximum	174.7%	56.9x	17.8%

American Bancorp of New Jersey, Inc. Merger Consideration*	154.4%	50.5x	13.8%

*	Valued at $12.50 per share, based on Investors Bancorp, Inc.’s closing price of $13.56 on December 12, 2008; American Bancorp of New Jersey, Inc. price / earnings ratio based on 2009 budget net income.
     Keefe Bruyette & Woods, Inc. viewed the three aforementioned criteria as the most appropriate in deriving a comparable transaction value based on the institution’s size and profitability. Keefe Bruyette & Woods, Inc. viewed the fact that the combined criteria produced a comparable group with seven transactions since September of 2007 as being significant for the purposes of comparison. Keefe Bruyette & Woods, Inc. viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable group on a minimum, median and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.
     Given that the value of the consideration to be paid in the Merger, as of the date of the opinion, exceeds the median for all three metrics, Keefe Bruyette & Woods, Inc. believes that this analysis supports the fairness, from a financial point of view, to American Bancorp of New Jersey, Inc. and its shareholders of the consideration to be paid in the merger.
Comparable Transactions by Size
     Keefe Bruyette & Woods, Inc. analyzed certain comparably sized merger and acquisition transactions of both pending and completed thrift transactions, comparing the acquisition price relative to tangible book value, last twelve months earnings, and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median and maximum of the above ratios for pending and completed acquisitions where the seller was a thrift and pricing metrics were available, based on the following two criteria:
(i)	Deal is pending or was completed on or after September 30, 2007; and

(ii)	Transaction value was between $25 million and $500 million.

     The selected comparable transactions that the two criteria produced were as follows:

Acquiror	Target
Independent Bank Corp.	Benjamin Franklin Bancorp Inc.
Harleysville National Corp.	Willow Financial Bancorp Inc.
First Community Bancshares Inc.	Coddle Creek Financial Corp.
Eastern Bank Corporation	MASSBANK Corp.
Mutual First Financial Inc.	MFB Corp.
First Bancorp	Great Pee Dee Bancorp Inc.
First Niagara Financial Group	Great Lakes Bancorp Inc.
Washington Federal Inc.	First Mutual Bancshares Inc.
National Penn Bancshares Inc.	KNBT Bancorp Inc.
Fifth Third Bancorp	R-G Crown Bank
New York Community Bancorp	Synergy Financial Group Inc.
     Keefe Bruyette & Woods, Inc. derived the minimum, median and maximum pricing metrics of the two aforementioned criteria as stated below:

	Price to		Core Deposit
	Tangible Book	LTM Earnings	Premium
Minimum	102.1%	20.8x	2.0%
Median	162.7%	30.8x	11.0%
Maximum	238.6%	56.9x	20.8%

American Bancorp of New Jersey, Inc. Merger Consideration*	154.4%	50.5x	13.8%

*	Valued at $12.50 per share, based on Investors Bancorp, Inc.’s closing price of $13.56 on December 12, 2008; American Bancorp of New Jersey, Inc. price / earnings ratio based on 2009 budget net income.
     Keefe Bruyette & Woods, Inc. viewed the two aforementioned criteria as the most appropriate in deriving a comparable transaction value based on the transaction’s size. Keefe Bruyette & Woods, Inc. viewed the fact that the combined criteria produced a comparable group with eleven transactions since September of 2007 as being significant for the purposes of comparison. Keefe Bruyette & Woods, Inc. viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable group on a minimum, median and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.
     Given that the value of the consideration to be paid in the Merger, as of the date of the opinion, exceeds the median for two of the metrics, and is close to the median on the remaining metric, Keefe Bruyette & Woods, Inc. believes that this analysis supports the fairness, from a financial point of view, to American Bancorp of New Jersey, Inc. and its shareholders of the consideration to be paid in the merger.
Discounted Cash Flow Analysis
     Keefe Bruyette & Woods, Inc. performed a discounted cash flow analysis to estimate a range of intrinsic values per share of American Bancorp of New Jersey, Inc. common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future cash flows that American Bancorp of New Jersey, Inc. could generate over the next five years and (2) the present value of a terminal value, which is a representation of the current value of an entity at a specified time in the future. The terminal value was determined by applying a range of price to earnings multiples based on similar publicly traded institutions.

     The Discounted Cash Flow Analysis based on a trading multiple applied a range of year five terminal value multiples of 12.0x to 20.0x based on a midpoint price to last twelve months earnings multiple of 16.0x. The midpoint terminal multiple was based on the median price to last twelve months earnings multiple for fully public thrifts with assets between $250 million and $750 million. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 14.0%. Based on the foregoing criteria and assumptions, Keefe Bruyette & Woods, Inc. determined that the stand-alone present value of the American Bancorp of New Jersey, Inc. common stock ranged from $7.88 to $10.96 per share, with a midpoint price of $9.30 per share.
     Given that the value of the consideration on a per share basis to be paid in the Merger, as of the date of the opinion, exceeds all points in the intrinsic value range derived from the discounted cash flow analysis, Keefe Bruyette & Woods, Inc. believes that this analysis supports the fairness, from a financial point of view, to American Bancorp of New Jersey, Inc. and its shareholders of the consideration to be paid in the Merger.
     The intrinsic values of American Bancorp of New Jersey, Inc. derived using discounted cash flow analysis do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings estimates, terminal values and discount rates.
     Based on the above analyses Keefe Bruyette & Woods, Inc. concluded that the consideration paid in the merger was fair, from a financial point of view, to shareholders of American Bancorp of New Jersey, Inc.. This summary does not purport to be a complete description of the analysis performed by Keefe Bruyette & Woods, Inc. and should not be construed independently of the other information considered by Keefe Bruyette & Woods, Inc. in rendering its opinion. Selecting portions of Keefe Bruyette & Woods, Inc.’s analysis or isolating certain aspects of the comparable transactions, without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.
     In rendering its opinion, Keefe Bruyette & Woods, Inc. assumed and relied upon the accuracy and completeness of the financial information provided to it by American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. In its review, with the consent of the Board of Directors of American Bancorp of New Jersey, Keefe Bruyette & Woods, Inc. did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of American Bancorp of New Jersey, Inc. or Investors Bancorp, Inc..
     The fairness opinion of Keefe Bruyette & Woods, Inc. is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the Merger and does not address the underlying business decision to effect the Merger (or alternatives thereto), nor does it constitute a recommendation to any shareholder of American Bancorp of New Jersey, Inc. as to how such shareholder should vote with respect to the Merger. Keefe Bruyette & Woods, Inc. did not update its fairness opinion in connection with the execution of the amended merger agreement.
     Furthermore, Keefe Bruyette & Woods, Inc. expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the Merger.
     Keefe Bruyette & Woods, Inc. is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     In preparing its analysis, Keefe Bruyette & Woods, Inc. made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe Bruyette & Woods, Inc. and American Bancorp of New Jersey. The analyses performed by Keefe Bruyette & Woods, Inc. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.
     Keefe Bruyette & Woods, Inc. will receive a fee of 1.00% of the closing deal value, as set forth in the Engagement Letter dated October 8, 2008, for services rendered in connection with advising and issuing a fairness opinion regarding the Merger. As of the date of the Proxy Statement, Keefe Bruyette & Woods, Inc. has received $100,000 of such fee; the remainder of the fee is due upon the close of the transaction.
Employee Matters
     Investors Bancorp, Inc. will review all American Bancorp of New Jersey, Inc. compensation and employee benefit plans that do not otherwise terminate (whether pursuant to the terms of any such plan or the merger agreement) to determine whether to maintain, terminate or continue such plans. Each person who is an employee of American Bank of New Jersey as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of Investors Bancorp, Inc. or Investors Savings Bank. In the event employee compensation or benefits as currently provided by American Bancorp of New Jersey, Inc. or American Bank of New Jersey are changed or terminated by Investors Bancorp, Inc., Investors Bancorp, Inc. has agreed to provide compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Investors Bancorp, Inc. employees.
     All American Bancorp of New Jersey, Inc. employees who become employees of Investors Bancorp, Inc. at the effective time generally will be given credit for service at American Bancorp of New Jersey, Inc. or its subsidiaries for eligibility to participate in and the satisfaction of vesting requirements (but not for pension benefit accrual purposes) under Investors Bancorp, Inc.’s compensation and benefit plans (but not for any purpose under the Investors Bancorp, Inc. employee stock ownership plan).
     See “Interests of Directors and Officers In the Merger” below for a discussion of employment agreements.
Interests of Directors and Officers In the Merger
Employment Agreements.
     Pursuant to the requirements of Section 7.8.3 of the Merger Agreement, each of the directors and executive officers of American Bancorp of New Jersey, Inc. was required to execute an Executive Acknowledgment and Agreement. These agreements set forth the methodology for calculating the amount that will be due to each director and executive officer as a result of the change in control of American Bancorp of New Jersey, Inc. All benefits provided to the American Bancorp of New Jersey, Inc. executive officers are subject to reduction to avoid the payment of any “excess parachute payment” under Section 280G of the Internal Revenue Code. The following details the total amounts due to each director and executive officer pursuant to all contracts and benefit plans in place for these individuals which are not also provided to all employees.
     Payments Under Existing Employment Agreements. Messrs. Kliminski and Kowal each have employment agreements with American Bancorp of New Jersey, Inc. providing that if their employment is involuntarily terminated during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 24 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, they will be entitled to an amount equal to 2.99 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under Section 280G of the Internal Revenue Code, payable in a lump sum.
     Mr. Heyer and Ms. Bringuier each have employment agreements with American Bancorp of New Jersey, Inc. providing that if their employment is involuntarily terminated during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 12 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, they will be entitled to an amount equal to 2.00 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under Section 280G of the Internal Revenue Code, payable in a lump sum.
     Accelerated Vesting of Stock Options and Restricted Stock for Executive Officers. As described under “The Proposed Merger — Treatment of American Bancorp of New Jersey, Inc. Stock Options and Restricted Stock,” each option to purchase shares of American Bancorp of New Jersey, Inc. common stock that is outstanding and unexercised immediately prior to the effective time of the merger will become vested, to the extent not already vested. At the effective time of the merger, each holder of an option to purchase shares of American Bancorp of New Jersey, Inc. common stock will receive a cash payment equal to $12.50 less the exercise price per share of the stock option, multiplied by the number of shares of American Bancorp of New Jersey, Inc. common stock subject to the stock option. All outstanding shares of restricted stock that are not vested at the time of the merger will become vested in full, and each holder of restricted stock of American Bancorp of New Jersey, Inc. will be entitled to receive the merger consideration in exchange therefore, on the same basis as all other shares of American Bancorp of New Jersey, Inc. common stock.
     Executive Salary Continuation Agreements. Messrs. Kliminski, Kowal, Heyer and Ms. Bringuier have Executive Salary Continuation (“SERP”) Agreements that provide for a lifetime annual retirement benefit equal to 50%, 45%, 40% and 30%, respectively, of the executive’s average base salary. Average base salary is calculated using the average of the highest three out of the last five years of employment. Upon a change in control of American Bancorp of New Jersey, Inc., the executives are entitled to their full retirement benefits under the SERP upon attaining age 65 as if the executive had been continuously employed by American Bancorp of New Jersey, Inc. until age 65, subject to the Section 280G cutback described above. Investors Bancorp, Inc. and the executives have agreed to satisfy the SERP obligation by payment of a lump sum to the executives immediately prior to closing of the merger. The lump sum is discounted to reflect the present value of the payment. Because Mr. Kliminski is 65 and fully vested and accrued in his SERP benefit, he is not subject to any additional discount factor or Section 280G limitation on his SERP benefit. Mr. Kowal, however, is 56 years old, neither fully vested nor fully accrued in his SERP benefit, and is subject to a Section 280G cutback. Thus, he will experience a significant reduction in his SERP benefit. Mr. Heyer and Ms. Bringuier are fully vested in their SERP benefits but because each is 46 years old and not fully accrued in their SERP benefit, both will be subject to a significant reduction in their SERP benefit.
     Split Dollar Life Insurance Agreements. Each named executive officer has a split dollar life insurance agreement with American Bancorp of New Jersey, Inc. providing for life insurance protection equal to 300% of the executive’s highest annual base salary in effect during the three calendar years preceding his or her death. Because these agreements are subject to a cutback pursuant to Section 280G of the Internal Revenue Code, each of the executives has entered into an agreement with Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. which provides that no benefit is required to be paid by American Bancorp of New Jersey, Inc. or Investors Bancorp, Inc. pursuant to these agreements. The Executive Acknowledgment and Agreement signed by each executive provides that the executive may elect, but is not obligated to, either (a) have the benefit under the Split Dollar Agreement continued, provided the executive timely and fully pays to Investors the current annual cost of the term life insurance protection, or (b) enter into an agreement with Investors Bancorp, Inc. to have the split dollar agreement continued on behalf of the executive in exchange for an agreed-upon reduction in the payment due to the executive under the Executive Acknowledgment and Agreement, provided that the amount of the reduction in payment is sufficient to avoid any excise taxes under Section 280G. Investors Bancorp, Inc. is not obligated to agree to any such election by the executive officer.
     Total Payments to Executive Officers. The total payment to Messrs. Kliminski, Kowal, Heyer and Ms. Bringuier under the compensation arrangements discussed above, subject to adjustment regarding the Split Dollar Life Insurance Agreements, is expected to be approximately $3,215,405, $1,587,893, $1,057,673 and $987,664, respectively, based, in part, on a $12.50 value of the merger consideration. Assuming merger consideration of $                    , the total payment to Messrs. Kliminski, Kowal, Heyer and Ms. Bringuier under the compensation arrangements discussed above, subject to adjustment regarding the Split Dollar Life Insurance Agreements, is expected to be approximately $                     , $                     , $                      and $                     , respectively.
     Accelerated Vesting of Stock Options and Restricted Stock for Directors. As described under “The Proposed Merger — Treatment of American Bancorp of New Jersey Stock Options and Restricted Stock,” each option to purchase shares of American Bancorp of New Jersey, Inc. common stock that is outstanding and unexercised immediately prior to the effective time of the merger will become vested, to the extent not already vested. At the effective time of the merger, each holder of an option to purchase shares of American Bancorp of New Jersey, Inc. common stock will receive a cash payment equal to $12.50 less the exercise price per share of the stock option, multiplied by the number of shares of American Bancorp of New Jersey, Inc. common stock subject to the stock option. All outstanding shares of restricted stock that are not vested at the time of the merger will become vested in full, and each holder of restricted stock of American Bancorp of New Jersey, Inc. will be entitled to receive the merger consideration in exchange therefore, on the same basis as all other shares of American Bancorp of New Jersey, Inc. common stock.
     Directors Consultation and Retirement Plan. This plan provides for monthly retirement benefits to non-employee directors, payable for the life of the director with a minimum payment of 144 months, equal to 0.0833 times the highest annual fees paid (including retainer fees and regular board meeting fees) during the most recently completed three calendar years ending on or before the retirement date. All non-employee directors of American Bancorp of New Jersey, Inc. are fully vested in this plan. In the event of a change in control, all directors are presumed to have reached the retirement date and each director is entitled to receive a lump sum payment equal to the present value of his future benefits under the plan.
     Total Payments to Non-Employee Directors. The total payments to Messrs. Parker, Ward, Gaccione, North and Rospond under the Directors Consultation and Retirement Plan and the total value of the stock options and restricted stock awards owned by such individuals is expected to be $1,138,232, $1,396,178, $1,138,232, $1,214,116 and $1,138,232, respectively, based on a $12.50 value of the merger consideration. The total payments to Messrs. Parker, Ward, Gaccione, North and Rospond under the Directors Consultation and Retirement Plan and the total value of the stock options and restricted stock awards owned by such individuals is expected to be $                    , $                     , $                     , $                      and $                     , respectively, based on a $                       value of the merger consideration.
     Indemnification. Pursuant to the merger agreement, Investors Bancorp, Inc. has agreed that from and after the effective date of the merger through the sixth anniversary thereof, it will indemnify, defend and hold harmless each present and former officer, director or employee of American Bancorp of New Jersey, Inc. and its subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities, judgments and amounts that are paid in settlement (with the approval of Investors Bancorp, Inc., which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (each a “Claim”), based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director, officer or employee of American Bancorp of New Jersey, Inc. or its subsidiaries if such Claim pertains to any matter of fact arising, existing or occurring at or before the closing date to the fullest extent to which directors and officers of American Bancorp of New Jersey, Inc. are entitled under applicable law, Investors Bancorp, Inc.’s Certificate of Incorporation and Bylaws, American Bancorp of New Jersey, Inc. Certificate of Incorporation and Bylaws, or other applicable law in effect on the date of the merger agreement (and Investors Bancorp, Inc. will pay expenses in advance of the final disposition of any such action or proceeding to the fullest extent permitted to under applicable law, provided that the person to whom such expenses are advanced agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.)
     Directors’ and Officers’ Insurance. Investors Bancorp, Inc. has further agreed, for a period of six years after the effective date, to cause the persons serving as officers and directors of American Bancorp of New Jersey, Inc. immediately prior to the effective date to continue to be covered by American Bancorp of New Jersey, Inc.’s current directors’ and officers’ liability insurance policy (provided that Investors Bancorp, Inc. may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous than such policy) with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. Investors Bancorp, Inc. is not required to spend more than 175% of the annual cost currently incurred by American Bancorp of New Jersey, Inc. for its insurance coverage.
     Appointment to Boards of Directors. Effective as of the consummation of the merger, Investors Bancorp, Inc. and Investors Savings Bank shall each increase the size of its Board of Directors by one member and appoint James H. Ward III to their respective Boards of Directors.
Management and Operations of American Bank of New Jersey After the Merger
     Upon consummation of the merger between American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., American Bank of New Jersey will be merged into Investors Savings Bank and its separate existence will cease. The directors and officers of Investors Bancorp, Inc. and Investors Savings Bank immediately prior to the merger will continue to be its directors and officers, except as disclosed above.
     An analysis of the post-merger branch system determined that all branches of Investors Savings Bank and American Bank of New Jersey will remain open, although American Bank of New Jersey’s corporate headquarters will be closed. The post merger branch system remains under review, and branch consolidations, closings and sales may be determined to be in the best interests of the combined bank.
Effective Date of Merger
     The parties expect that the merger will be effective in the second quarter of 2009 or as soon as possible after the receipt of all regulatory and stockholder approvals and after the expiration of all regulatory waiting periods. The merger will be completed legally by the filing of the certificate of merger with the Secretary of State of Delaware. If the merger is not consummated by September 30, 2009, the merger agreement may be terminated by either American Bancorp of New Jersey, Inc. or Investors Bancorp, Inc. unless the failure to consummate the merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See “Conditions to the Merger” below.
Conduct of Business Pending the Merger
     The merger agreement contains various restrictions on the operations of American Bancorp of New Jersey, Inc. before the effective time of the merger. In general, the merger agreement obligates American Bancorp of New Jersey, Inc. to conduct its business in the usual, regular and ordinary course of business and use reasonable efforts to preserve its business organization and assets and maintain its rights and franchises. In addition, American Bancorp of New Jersey, Inc. has agreed that, except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, without the prior written consent of Investors Bancorp, Inc., it will not, among other things:
•	enter into, amend in any material respect or terminate any contract or agreement except in the ordinary course of business;

•	change compensation or benefits, except for pay increases or cash bonuses consistent with past practice in the ordinary course of business;

•	incur any capital expenditures in excess of $25,000 individually or $75,000 in the aggregate other than pursuant to binding commitments or necessary to maintain existing assets in good repair;

•	issue any additional shares of capital stock except under outstanding options, or grant any options, or declare or pay any dividend except for its current quarterly cash dividend;

•	purchase any securities (other than Federal Home Loan Bank stock as required), or purchase any securities other than securities (i) issued by a federal government agency, and (ii) with a weighted average life of not more than one year; and

•	except for prior commitments previously disclosed to Investors Bancorp, Inc., make any new loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of $1.0 million for a commercial real estate loan, $250,000 for a commercial business loan, $500,000 for a construction loan or $750,000 for a residential loan.
     In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information, each party’s efforts to cause its representations and warranties to be true and correct on the closing date and each party’s agreement to use its reasonable best efforts to cause the merger to qualify as a tax-free reorganization.
Representations and Warranties
     The merger agreement contains a number of customary representations and warranties by Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things:
•	the organization, existence, and corporate power and authority and capitalization of each of the companies;

•	the absence of conflicts with and violations of law and various documents, contracts and agreements;

•	the absence of any development materially adverse to the companies;

•	the absence of adverse material litigation;

•	accuracy of reports and financial statements filed with the Securities and Exchange Commission;

•	the accuracy and completeness of the statements of fact made in the merger agreement;

•	the existence, performance and legal effect of certain contracts;

•	no violations of law by either company;

•	the filing of tax returns, payment of taxes and other tax matters by either party;

•	labor and employee benefit matters; and

•	compliance with applicable environmental laws by both parties.
     All representations, warranties and covenants of the parties, other than the covenants in specified sections which relate to continuing matters, terminate upon the merger.
Conditions to the Merger
     The respective obligations of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. to complete the merger are subject to various conditions prior to the merger. The conditions include the following:
•	the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors and the New Jersey Department of Banking and Insurance approvals of the merger and the bank merger and the expiration of all statutory waiting periods;

•	approval of the merger agreement by the affirmative vote of a majority of the issued and outstanding shares of American Bancorp of New Jersey, Inc.;

•	there must be no statute, rule, regulation, order, injunction or decree in existence which prohibits or makes completion of the merger illegal;

•	there must be no litigation, statute, law, regulation, order or decree by which the merger is restrained or enjoined;

•	Investors Bancorp, Inc.’s registration statement of which this document is a part shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of Investors Bancorp, Inc. common stock to be issued to American Bancorp of New Jersey, Inc. stockholders in the merger must have been approved for listing on the Nasdaq Global Select Market;

•	with respect to each of American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc., the representations and warranties of the other party to the merger agreement must be true and correct, except where the failure to be true and correct has not had or is reasonably not expected to have, individually or in the aggregate, a material adverse effect on American Bancorp of New Jersey, Inc. or Investors Bancorp, Inc., as applicable. If a representation or warranty was qualified as to materiality, it has to be true or correct after giving effect to the materiality standard;

•	neither American Bancorp of New Jersey, Inc. nor Investors Bancorp, Inc. shall have suffered a material adverse effect since September 30, 2007 and June 30, 2008, respectively;

•	Investors Bancorp, Inc. received a legal opinion from its counsel that the merger will qualify as a tax-free reorganization under United States federal income tax laws; and

•	all necessary third party consents shall have been obtained.
     The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Stockholder approval and regulatory approvals may not be legally waived.
Regulatory Approvals Required for the Merger
     General. American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc. have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger. This includes the approval of the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors and the New Jersey Department of Banking and Insurance. Investors Bancorp, Inc. has filed the applications necessary to obtain these regulatory approvals. In addition, Investors Bancorp, Inc. has submitted a letter to the Federal Reserve Bank of New York requesting the modification of a prior commitment by Investors Bancorp, Inc. to issue equity securities to any company other than Investors Bancorp, MHC only with the prior approval of the Board of Governors of the Federal Reserve System. If the Federal Reserve Bank of New York does not grant this request by May 31, 2009, Investors Bancorp, Inc. may elect to proceed with the Merger on an all cash basis and merge a newly created merger subsidiary with and into American Bancorp. The merger cannot be completed without such approvals. Investors Bancorp, Inc. cannot assure that it will obtain the required regulatory approvals, when they will be received, or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.
     We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described below. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure that we will obtain any such additional approvals or actions.
     Federal Deposit Insurance Corporation. The merger of American Bank of New Jersey into Investors Savings Bank is subject to approval by the Federal Deposit Insurance Corporation. We have filed the required application, but we have not yet received the Federal Deposit Insurance Corporation’s approval.
     The Federal Deposit Insurance Corporation may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the Federal Deposit Insurance Corporation considers the financial and managerial resources of the companies and their subsidiary institutions and the convenience and needs of the communities to be served. Under the Community Reinvestment Act, the Federal Deposit Insurance Corporation must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company. Investors Savings Bank has an outstanding CRA rating and American Bank of New Jersey has a satisfactory CRA rating. The Federal Deposit Insurance Corporation also must consider the effectiveness of each company involved in the proposed transaction in combating money laundering activities.
     Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Investors Bancorp, Inc. and Investors Savings Bank for approval of the merger and authorizes the Federal Deposit Insurance Corporation to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the Federal Deposit Insurance Corporation, within which period the Department of Justice may file objections to the merger under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the Federal Deposit Insurance Corporation’s approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger’s effect on competition differently than the Federal Deposit Insurance Corporation, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Deposit Insurance Corporation regarding the merger’s competitive effects.
     New Jersey Department of Banking and Insurance. The bank merger is also subject to the prior approval of the New Jersey Department of Banking and Insurance under certain provisions of the New Jersey Banking Act of 1948. Investors Bancorp, Inc. filed an application with the New Jersey Department of Banking and Insurance in January, 2009 for approval of the bank merger. In determining whether to approve such application, the New Jersey Department of Banking and Insurance may consider, among other factors whether the merger will be in the public interest and whether Investors Savings Bank, the surviving bank in the bank merger, has the minimum capital stock and surplus required under the New Jersey Banking Act of 1948.
     The New Jersey Department of Banking and Insurance approved the bank merger on March 10, 2009.
     Federal Reserve Board of Governors. The merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act (“BHCA”). The BHCA requires the Federal Reserve Board, when approving a transaction such as the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the “CRA”), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.
     Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the merger.
No Solicitation
     Until the merger is completed or the merger agreement is terminated, American Bancorp of New Jersey, Inc. has agreed that it, and its subsidiaries, its officers and its directors will not:
•	initiate, solicit, induce or knowingly encourage any inquiries or the making of any proposal to acquire American Bancorp of New Jersey, Inc.;

•	participate in any discussions or negotiations regarding any proposal to acquire American Bancorp of New Jersey, Inc., or furnish, or otherwise afford access, to any person any information or data with respect to American Bancorp of New Jersey, Inc. or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which American Bancorp of New Jersey, Inc. is a party; or

•	enter into any agreement, agreement in principle, or letter of intent with respect to any proposal to acquire American Bancorp of New Jersey, Inc., or approve or resolve to approve an acquisition proposal.
     American Bancorp of New Jersey, Inc. may, however, furnish information regarding American Bancorp of New Jersey, Inc. to, or enter into and engage in discussions with, any person or entity in response to a bona fide unsolicited written proposal by the person or entity relating to an acquisition proposal if:
•	American Bancorp of New Jersey, Inc.’s board of directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such proposal may be or could be superior to the Investors Bancorp, Inc. merger from a financial point-of-view for American Bancorp of New Jersey, Inc.’s stockholders;

•	American Bancorp of New Jersey, Inc.’s board of directors determines, after consultation and having considered the advice of its outside legal counsel and its independent financial advisor, that such proposal constitutes or is reasonably likely to lead to a superior proposal and that failure to take such actions would be inconsistent with their fiduciary obligations under applicable law;

•	American Bancorp of New Jersey, Inc. notifies Investors Bancorp, Inc. within at least two business days’ prior to such determination; and

•	American Bancorp of New Jersey, Inc. receives a confidentiality agreement from a third party with terms no less favorable to American Bancorp of New Jersey, Inc. than the existing confidentiality agreement between American Bancorp of New Jersey, Inc. and Investors Bancorp, Inc.
Termination; Amendment; Waiver
     The merger agreement may be terminated prior to the closing, before or after approval by American Bancorp of New Jersey, Inc.’s stockholders, as follows:
•	by mutual written agreement of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.;

•	by either Investors Bancorp, Inc. or American Bancorp of New Jersey, Inc. if the merger has not occurred on or before September 30, 2009, and such failure to close is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

•	by Investors Bancorp, Inc. or American Bancorp of New Jersey, Inc. if American Bancorp of New Jersey, Inc. stockholders do not approve the merger agreement;

•	by a non-breaching party if the other party (1) breaches any covenants or undertakings contained in the merger agreement or (2) breaches any representations or warranties contained in the merger agreement, in each case if such breach has not been cured within thirty days after notice from the terminating party and which breach would entitle the terminating party not to consummate the merger;

•	by either party if any required regulatory approvals for consummation of the merger or the bank merger is not obtained;

•	by Investors Bancorp, Inc. if American Bancorp of New Jersey, Inc. shall have received a superior proposal and the American Bancorp of New Jersey, Inc. board of directors enters into an acquisition agreement with respect to a superior proposal and terminated the merger agreement or failed to recommend that the stockholders of American Bancorp of New Jersey, Inc. approve the merger agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse to Investors Bancorp, Inc.; or

•	by American Bancorp of New Jersey, Inc. in order to accept a superior proposal, as defined in the merger agreement, which has been received and considered by American Bancorp of New Jersey, Inc. in compliance with the applicable terms of the merger agreement, provided that American Bancorp of New Jersey, Inc. has notified Investors Bancorp, Inc. at least four business days in advance of any such action and given Investors Bancorp, Inc. the opportunity during such period, if Investors Bancorp, Inc. elects in its sole discretion, to negotiate amendments to the merger agreement which would permit American Bancorp of New Jersey, Inc. to proceed with the proposed merger with Investors Bancorp, Inc.
     Under the latter two scenarios described above, if the merger agreement is terminated, American Bancorp of New Jersey, Inc. shall pay to Investors Bancorp, Inc. a fee of $5.6 million.
     Additionally, American Bancorp of New Jersey, Inc. may terminate the merger agreement if, at any time during the five-day period commencing on the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the merger have been received (disregarding any waiting period) (the “Determination Date”), such termination to be effective ten days thereafter if both of the following conditions are satisfied:

•	the average of the daily closing sales price of Investors Bancorp, Inc. common stock for the five consecutive trading days immediately preceding the Determination Date (the “Investors Bancorp, Inc. Market Value”) is less than $9.49; and

•	the number obtained by dividing the Investors Bancorp, Inc. Market Value on the Determination Date by $13.56, (the closing sales price of Investors Bancorp, Inc. common stock on December 12, 2008, the last trading day immediately preceding the date of the public announcement of the merger agreement (the “Initial Investors Bancorp, Inc. Market Value”)) is less than the quotient obtained by dividing the sum of the average of the daily closing sales prices for the five consecutive trading days immediately preceding the Determination Date of a group of financial institution holding companies comprising the SNL Thrift Index as reported by SNL Securities (the “Final Index Price”) by the sum of the average of the daily closing sales price of those financial institution holding companies comprising the SNL Thrift Index on the trading day ended two days preceding the execution of the merger agreement (the “Initial Index Price”), minus 0.30.

     If American Bancorp of New Jersey, Inc. elects to exercise its termination right as described above, it must give prompt written notice thereof to Investors Bancorp, Inc. During the five-day period commencing with its receipt of such notice, Investors Bancorp, Inc. shall have the option to increase the consideration to be received by the holders of American Bancorp of New Jersey, Inc. common stock who are to receive Investors Bancorp, Inc.’s common stock by adjusting the Exchange Ratio to one of the following at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the Initial Investors Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.30, and the denominator of which is equal to Investors Market Value on the Determination Date; or (ii) the quotient determined by dividing the Initial Investors Market Value by the Investors Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.70. If Investors Bancorp, Inc. elects, it shall give, within such five-day period, written notice to American Bancorp of New Jersey, Inc. of such election to pay the additional merger consideration, whereupon no termination shall be deemed to have occurred and the merger agreement shall remain in full force and effect in accordance with its terms (except as the merger consideration shall have been so modified). Because the formula is dependent on the future price of Investors Bancorp, Inc.’s common stock and that of the index group, it is not possible presently to determine what the adjusted merger consideration would be at this time, but, in general, more shares of Investors Bancorp, Inc. common stock would be issued or cash paid, to take into account the extent the average price of Investors Bancorp, Inc.’s common stock exceeded the decline in the average price of the common stock of the index group.

     Approval by American Bancorp of New Jersey, Inc. stockholders authorizes its Board of Directors to terminate the merger agreement or proceed therewith at its sole discretion. If the Board of Directors of American Bancorp of New Jersey, Inc. terminates the merger agreement pursuant to this provision, Investors Bancorp, Inc. may increase the merger consideration pursuant to this prescribed formula and compel American Bancorp of New Jersey, Inc. to complete the merger.
     The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the American Bancorp of New Jersey, Inc. stockholders. However, after such approval, no amendment may be made without their approval if it reduces the amount, value or changes the form of consideration to be delivered to American Bancorp of New Jersey, Inc. stockholders.
     The parties may waive any of their conditions to closing, unless they may not be waived under law.
Fees and Expenses
     Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. will each pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby except as described above.
Material United States Federal Income Tax Consequences Of The Merger
     General. The following discussion sets forth the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of American Bancorp of New Jersey, Inc. common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.
     For purposes of this discussion, the term “U.S. holder” means:
•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.
     This discussion assumes that you hold your shares of American Bancorp of New Jersey, Inc. common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to annual treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a American Bancorp of New Jersey, Inc. stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code or who may otherwise be subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a American Bancorp of New Jersey, Inc. stockholder who received American Bancorp of New Jersey, Inc. common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of options granted under any American Bancorp of New Jersey, Inc. benefit plan; or

•	a American Bancorp of New Jersey, Inc. stockholder who holds American Bancorp of New Jersey, Inc. common stock as part of a hedge, straddle or a constructive sale or conversion transaction.
     If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds American Bancorp of New Jersey, Inc. common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.
     Based on representations contained in letters provided by Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, it is the opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to Investors Bancorp, Inc., that the material United States federal income tax consequences of the merger are as follows:
•	the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the merger of American Bank of New Jersey into Investors Savings Bank will not adversely effect this result;

•	no gain or loss will be recognized by Investors Bancorp, Inc., its subsidiaries or American Bancorp of New Jersey, Inc. or American Bank of New Jersey by reason of the merger;

•	you will not recognize gain or loss if you exchange your American Bancorp of New Jersey, Inc. common stock solely for Investors Bancorp, Inc. common stock, except to the extent of any cash received in lieu of a fractional share of Investors Bancorp, Inc. common stock;

•	you will recognize gain or loss if you exchange your American Bancorp of New Jersey, Inc. common stock solely for cash in the merger (or receive cash in lieu of fractional shares) in an amount equal to the difference between the amount of cash you receive and your tax basis in your shares of American Bancorp of New Jersey, Inc. common stock;

•	subject to the following paragraph, you will recognize gain (but not loss) if you exchange your American Bancorp of New Jersey, Inc. common stock for a combination of Investors Bancorp, Inc. common stock and cash in an amount equal to the lesser of:
—	the excess, if any, of:
•	the sum of the cash (excluding any cash received in lieu of a fractional share of Investors Bancorp, Inc. common stock) and the fair market value of the Investors Bancorp, Inc. common stock you receive (including any fractional share of Investors Bancorp, Inc. common stock you are deemed to receive and exchange for cash); over

•	your tax basis in the American Bancorp of New Jersey, Inc. common stock surrendered in the merger; or
—	the cash that you receive in the merger.
•	your tax basis in the Investors Bancorp, Inc. common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash), will equal your tax basis in the American Bancorp of New Jersey, Inc. common stock you surrendered, increased by the amount of taxable gain, if any, you recognize on the exchange and decreased by the amount of any cash received by you in the merger; and

•	your holding period for the Investors Bancorp, Inc. common stock that you receive in the merger will include your holding period for the shares of American Bancorp of New Jersey, Inc. common stock that you surrender in the merger.
     If you acquired different blocks of American Bancorp of New Jersey, Inc. common stock at different times and at different prices, any gain or loss you recognize will be determined separately with respect to each block of American Bancorp of New Jersey, Inc. common stock, and the cash and Investors Bancorp, Inc. common stock you receive will be allocated pro rata to each such block of common stock. In addition, your basis and holding period in your Investors Bancorp, Inc. common stock may be determined with reference to each block of American Bancorp of New Jersey, Inc. common stock.
     Additional Considerations — Recharacterization of Gain as a Dividend. All or part of the gain you recognize could be treated as ordinary dividend income rather than capital gain if (i) you are a significant stockholder of Investors Bancorp, Inc. or (ii) if taking into account constructive ownership rules, your percentage ownership in Investors Bancorp, Inc. after the merger is not less than 80% of what your percentage ownership would have been if you had received Investors Bancorp, Inc. common stock rather than cash in the merger. This could happen, for example, because of your purchase of additional Investors Bancorp, Inc. common stock, a purchase of Investors Bancorp, Inc. common stock by a person related to you or a share repurchase by Investors Bancorp, Inc. from other Investors Bancorp, Inc. stockholders. The test for dividend treatment is made as though you received solely Investors Bancorp, Inc. common stock in the exchange, and subsequently had a portion of such stock redeemed for cash. If this redemption (i) does not result in a “meaningful reduction” in your interest in the company (which should not be the case as long as you are a minority stockholder, taking into account the attribution rules under Section 318 of the Internal Revenue Code) or (ii) decreases your stock ownership in Investors Bancorp, Inc. by 20% or less, dividend treatment could apply. Because the possibility of dividend treatment depends upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your own tax advisor regarding the potential tax consequences of the merger to you.
     Cash in Lieu of Fractional Shares. You will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Investors Bancorp, Inc. common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share.
     Taxation of Capital Gain. Any gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your American Bancorp of New Jersey, Inc. common stock is greater than one year as of the date of the merger. For the rate of tax on capital gains, see below under —“Tax Rates.” The deductibility of capital losses is subject to limitations.
     Alternative Structure. In the event Investors Bancorp, Inc. has not received the required regulatory approvals to issue shares of Investors Bancorp, Inc. common stock in the merger by May 31, 2009, Investors Bancorp, Inc. may elect, but is not required, to proceed with the merger on an all cash basis. In such an event, the material United States federal income tax consequences of the merger will be different than those discussed above. Instead, if the merger occurs on an all cash basis, you will recognize gain or loss upon the exchange of your American Bancorp of New Jersey, Inc. common stock in an amount equal to the difference, if any, between the amount of cash received and your tax basis in the shares of American Bancorp of New Jersey, Inc. exchanged therefore, which gain or loss will be long-term capital gain or loss if such shares of American Bancorp of New Jersey, Inc. were held for more than one year.
     Holding Investors Bancorp, Inc. Common Stock. The following discussion describes the U.S. federal income tax consequences to a holder of Investors Bancorp, Inc. common stock after the merger. Any cash distribution paid by Investors Bancorp, Inc. out of earnings and profits, as determined under U.S. federal income tax law, will be subject to tax as dividend income and will be includible in your gross income in accordance with your method of accounting. See below under —“Tax Rates” for information regarding the rate of tax on dividends. Cash distributions paid by Investors Bancorp, Inc. in excess of its earnings and profits will be treated as (i) a tax-free return of capital to the extent of your adjusted basis in your Investors Bancorp, Inc. common stock (reducing such adjusted basis, but not below zero), and (ii) thereafter as gain from the sale or exchange of a capital asset.
     Upon the sale, exchange or other disposition of Investors Bancorp, Inc. common stock, you will generally recognize gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the shares of Investors Bancorp, Inc. common stock surrendered. Any such gain or loss generally will be long-term capital gain or loss if your holding period with respect to the Investors Bancorp, Inc. common stock surrendered is more than one year at the time of the disposition. For the rate of tax on capital gains, see below under —“Tax Rates.”
     Tax Rates. The top individual rate for long-term capital gains is 15 percent. The top individual rate for “qualified dividend income” is also 15 percent. To be considered “qualified dividend income” to a particular holder, the holder must have held the common stock for more than 60 days during the 120 day period beginning 60 days before the ex-dividend period as measured under section 246(a) of the Internal Revenue Code. Dividend income that is not qualified dividend income will be taxed at ordinary income rates. You are urged to consult your tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income.
     Information Reporting and Backup Withholding. Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a holder of American Bancorp of New Jersey, Inc. common stock or other payee is entitled pursuant to the merger, unless the stockholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that the number is correct. Each American Bancorp of New Jersey, Inc. stockholder and, if applicable, each other payee, is required to complete and sign the Form W-9 that will be included as part of the transmittal letter to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Investors Bancorp, Inc. and the exchange agent.
     Limitations on Tax Opinion and Discussion. As noted earlier, the tax opinion is subject to certain assumptions, relating to, among other things, the truth and accuracy of certain representations made by Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc., and the consummation of the merger in accordance with the terms of the merger agreement and applicable state law. Furthermore, the tax opinion will not bind the Internal Revenue Service and, therefore, the IRS is not precluded from asserting a contrary position. The tax opinion and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the tax opinion or of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger.
     The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, we urge American Bancorp of New Jersey, Inc. stockholders to consult their own tax advisors as to the specific tax consequences to them resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.
Resale of Investors Bancorp, Inc. common stock
     All shares of Investors Bancorp, Inc. common stock received by American Bancorp of New Jersey, Inc. stockholders in the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act of 1933.
     This proxy statement-prospectus does not cover resales of Investors Bancorp, Inc. common stock received by any person who may be deemed to be an affiliate of American Bancorp of New Jersey, Inc. or Investors Bancorp, Inc.
Accounting Treatment
     In accordance with U.S. generally accepted accounting principles, the merger will be accounted for using the purchase method. The result of this is that the recorded assets and liabilities of Investors Bancorp, Inc. will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of American Bancorp of New Jersey, Inc. will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Investors Bancorp, Inc. common stock to be issued to former American Bancorp of New Jersey, Inc. stockholders and option holders at fair value, exceeds the fair value of the net assets including identifiable intangibles of American Bancorp of New Jersey, Inc. at the merger date, that amount will be reported as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the purchase accounting method results in the operating results of American Bancorp of New Jersey, Inc. being included in the consolidated income of Investors Bancorp, Inc. beginning from the date of consummation of the merger.

Comparison of the Rights of Shareholders
     When the acquisition becomes effective, shareholders of American Bancorp of New Jersey, Inc. who receive shares of Investors Bancorp, Inc. common stock in exchange for their shares of American Bancorp of New Jersey, Inc. common stock will become shareholders of Investors Bancorp, Inc. The following is a summary of the material differences between the rights of holders of Investors Bancorp, Inc. common stock and holders of American Bancorp of New Jersey, Inc. common stock. Since Investors Bancorp, Inc. is organized under the laws of the State of Delaware and American Bancorp of New Jersey, Inc. is organized under the laws of the State of New Jersey, differences in the rights of holders of Investors Bancorp, Inc. common stock and those of holders of American Bancorp of New Jersey, Inc. common stock arise from differing provisions of the General Corporation Law of Delaware and the New Jersey Business Corporation Act in addition to differing provisions of their respective governing documents.
     The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Investors Bancorp, Inc. common stock and holders of American Bancorp of New Jersey, Inc. common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights including those defined by Delaware law, New Jersey law and the governing documents of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.
     Copies of such governing documents of Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. are available, without charge, to any person to whom this document is delivered, on written or oral request.
Capitalization
     Investors Bancorp, Inc. The authorized capital stock of Investors Bancorp, Inc. consists of:
•	200,000,000 shares of Investors Bancorp, Inc. common stock, par value one cent ($.01) per share; and

•	50,000,000 shares of Investors Bancorp, Inc. preferred stock, par value one cent ($.01) per share.
     Investors Bancorp, Inc.’s Certificate of Incorporation authorizes Investors Bancorp, Inc.’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.
     American Bancorp of New Jersey, Inc. The authorized capital stock of American Bancorp of New Jersey, Inc. consists of:
•	20,000,000 shares of American Bancorp of New Jersey, Inc. common stock, par value ten cents ($.10) per share; and

•	10,000,000 shares of American Bancorp of New Jersey, Inc. preferred stock, par value ten cents ($.10) per share.
     American Bancorp of New Jersey, Inc.’s Certificate of Incorporation authorizes American Bancorp of New Jersey, Inc.’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights (including without limitation, voting rights) of the shares of each such series and any qualifications, limitations or restrictions thereof.
Voting Rights
     Investors Bancorp, Inc. Each holder of Investors Bancorp, Inc. common stock has the right to cast one vote for each share of Investors Bancorp, Inc. common stock held of record on all matters submitted to a vote of shareholders of Investors Bancorp, Inc. Investors Bancorp, Inc.’s Certificate of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. However, this restriction on voting does not apply to Investors Bancorp, MHC or to any tax qualified employee stock benefit plan established by Investors Bancorp, Inc. (or a subsidiary thereof), each of which are able to vote with respect to shares held in excess of the 10% limit.
     American Bancorp of New Jersey, Inc. Each holder of American Bancorp of New Jersey, Inc. common stock has the right to cast one vote for each share of American Bancorp of New Jersey, Inc. common stock held of record on all matters submitted to a vote of shareholders of American Bancorp of New Jersey, Inc. American Bancorp of New Jersey, Inc.’s Certificate of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares that may be acquired through any agreement or the exercise of any rights, warrants or options.
     The Certificate of Incorporation of American Bancorp of New Jersey, Inc. does not provide for dissenters’ appraisal rights, and in connection with the merger, shareholders are not entitled to any dissenters’ rights of appraisal in connection with the merger.
Number and Election of Directors
     Investors Bancorp, Inc. Investors Bancorp, Inc.’s Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the whole board. The Bylaws of Investors Bancorp, Inc. provide that the number of directors who constitute the whole board shall consist of no less than five (5) and no more than 21 directors.
     Investors Bancorp, Inc.’s Certificate of Incorporation and Bylaws provide for the Investors Bancorp, Inc. board of directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms then expire. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. Each director is elected to a term of three (3) years or until his or her successor has been duly elected and qualified.

     Under Delaware law, shareholders do not have cumulative voting rights for the election of directors unless the corporation’s certificate of incorporation so provides. Investors Bancorp, Inc.’s Certificate of Incorporation does not provide for cumulative voting.
     American Bancorp of New Jersey, Inc. American Bancorp of New Jersey, Inc.’s Certificate of Incorporation provides the initial number of directors upon the organization of American Bancorp of New Jersey, Inc., and then such number may be increased from time to time by the board of directors pursuant to a resolution adopted by a majority of the board. American Bancorp of New Jersey, Inc.’s Amended and Restated Bylaws provide that the number of directors who constitute the whole board shall consist of no less than seven (7) and no more than 15 directors.
     American Bancorp of New Jersey’s Certificate of Incorporation provides for the American Bancorp of New Jersey, Inc. board of directors to be divided into four classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms then expire. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. Each director is elected to a term of four (4) years or until his or her successor has been duly elected and qualified. Under New Jersey law, shareholders do not have cumulative voting rights for the election of directors unless the corporation’s certificate of incorporation so provides. American Bancorp of New Jersey’s Certificate of Incorporation does not provide for cumulative voting.
Vacancies on the Board of Directors and Removal of Directors
     Investors Bancorp, Inc. The Certificate of Incorporation and Bylaws of Investors Bancorp, Inc. provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum. Any director so appointed by the board holds office only until the annual shareholder meeting at which the term of office of the class to which he or she was appointed expires.
     Investors Bancorp, Inc.’s Certificate of Incorporation provides that any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of Investors Bancorp, Inc. capital stock entitled to vote generally in the election of directors, voting together as a single class.
     American Bancorp of New Jersey, Inc. Under New Jersey law, a director may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the shareholders by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote for the election of directors. The Certificate of Incorporation and Amended and Restated Bylaws of American Bancorp of New Jersey, Inc. provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director. Any director so appointed by the board holds office only until the next annual shareholder meeting.
     American Bancorp of New Jersey’s Certificate of Incorporation provides that any director or the entire board of directors may be removed for cause, at any time, by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

Amendment to the Certificate of Incorporation
     Investors Bancorp, Inc. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation’s board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation’s certificate of incorporation. Investors Bancorp, Inc.’s Certificate of Incorporation requires the affirmative vote of 80% of the outstanding stock to repeal, alter, amend or rescind its provisions relating to: voting limitations of shareholders; shareholder action; election, removal and filling vacancies of directors; amending the Bylaws; insurance, liability and indemnification of directors and officers; and amending the Certificate of Incorporation.
     American Bancorp of New Jersey, Inc. Under New Jersey law, a proposed amendment to a corporation’s certificate of incorporation requires approval by its board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the amendment, unless a specific provision of New Jersey law or the corporation’s certificate of incorporation provides otherwise. American Bancorp of New Jersey, Inc.’s Certificate of Incorporation requires the affirmative vote of 80% of the outstanding stock to repeal, alter, amend or rescind its provisions relating to: preemptive voting rights; shareholder action; notice for nominations and proposals; election, removal and filling vacancies of directors; limitations on voting rights; approval of business combinations, shareholder approval of certain transactions, elimination of directors’ and officer’s liability; indemnification of directors and officers; amendment of the Bylaws; and amending the Certificate of Incorporation.
Amendment of the Bylaws
     Investors Bancorp, Inc. Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The shareholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power. Investors Bancorp, Inc.’s Certificate of Incorporation provides that any adoption, amendment or repeal of the Bylaws by the board of directors requires the approval of a majority of the whole board. The shareholders also have the power to adopt, amend or repeal the Bylaws; provided, however, that the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors is required.
     American Bancorp of New Jersey, Inc. Under New Jersey law, a corporation’s bylaws may be amended or repealed by the affirmative vote of a majority of the shares represented and entitled to vote at any regular meeting of the shareholders or, except to the extent the bylaws adopted by shareholders otherwise provide, by the affirmative vote of a majority of the board of directors present at a meeting of the board of directors at which a quorum is present. American Bancorp of New Jersey’s Certificate of Incorporation requires the vote of two-thirds of the board of directors present at a legal meeting, or the affirmative vote of 80% of the outstanding stock entitled to vote generally in the election of directors, to repeal, alter, amend or rescind the Bylaws.
Action by Written Consent
     Investors Bancorp, Inc. Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action. Investors Bancorp, Inc.’s Certificate of Incorporation permits shareholder action by unanimous written consent.
     American Bancorp of New Jersey, Inc. New Jersey law permits an action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the shareholders. American Bancorp of New Jersey’s Certificate of Incorporation permits shareholder action by unanimous written consent.
Ability to Call Special Meetings of Shareholders
     Investors Bancorp, Inc. Special meetings of the shareholders of Investors Bancorp, Inc. may be called by or upon the direction of the chairman of the board, chief executive officer, president or a majority of the authorized directorship of the board. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Investors Bancorp, Inc.’s notice of meeting.
     American Bancorp of New Jersey, Inc. Special meetings of the shareholders of American Bancorp of New Jersey, Inc. for any purpose or purposes may be called at any time by the chairman of the board, the president, by a majority of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Amended and Restated Bylaws, include the power and authority to call such meetings.
Shareholder Nominations of Directors and Proposals for New Business
     Investors Bancorp, Inc. Investors Bancorp, Inc.’s Amended and Restated Bylaws provide for the submission of a candidate for director or a proposal for certain business by a shareholder. In order for a shareholder of Investors Bancorp, Inc. to make any such nominations and/or proposals, the shareholder shall deliver such proposal to the corporate secretary at the principal executive offices of Investor’s Bancorp, Inc. not less than 90 days prior to the date of the proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.
     American Bancorp of New Jersey. Inc. American Bancorp of New Jersey, Inc.’s Amended and Restated Bylaws provide for the submission of a candidate for director or a proposal for certain business by a shareholder. Such notice must be received by the corporate secretary at least 60 days prior to the anniversary of the preceding year’s annual meeting of shareholders.

State Anti-Takeover Statutes
     Investors Bancorp, Inc. Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination involving an interested shareholder, together with its affiliates or associates, for a three (3) year period following the time the shareholder becomes an interested shareholder, unless:
•	prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	the interested shareholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder; or

•	at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested shareholder.
     Under Delaware law, an interested shareholder generally means any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of a proposed business combination.
     A business combination generally includes:
•	mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested shareholder;

•	specified transactions resulting in the issuance or transfer to an interested shareholder of any capital stock of the corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested shareholder.
     The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than two thousand (2,000) shareholders. Investors Bancorp, Inc. has not adopted a provision in its Certificate of Incorporation to “opt out” of the Delaware business combination statute. Accordingly, the statute is applicable to business combinations involving Investors Bancorp, Inc.
     American Bancorp of New Jersey, Inc. Under New Jersey law, a corporation is generally prohibited from engaging in a “business combination” with an interested shareholder (a person owning at least 10% of the voting power of a corporation) for a period of five years unless (a) the corporation’s board of directors approved the transaction prior to the shareholder becoming an interested shareholder, (b) the transaction is approved by the holders of two-thirds of the corporation’s voting stock not owned by the interested person or (c) the transaction satisfies certain conditions relating primarily to the value of the consideration to be received by the corporation’s shareholders.
     American Bancorp of New Jersey’s Certificate of Incorporation requires that any merger or business combination of American Bancorp of New Jersey, Inc. or any of its subsidiaries with an “interested shareholder” or any other corporation that is or would be an affiliate of an interested shareholder, requires the affirmative vote of two-thirds of the board of directors and at least 80% of the voting power of the then-outstanding stock of American Bancorp of New Jersey, Inc. entitled to vote. An “interested shareholder” is defined under the American Bancorp of New Jersey, Inc. Certificate of Incorporation as any person who or which:
•	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then-outstanding stock of American Bancorp of New Jersey, Inc. entitled to vote; or

•	is an affiliate of American Bancorp of New Jersey, Inc. and at any time within the five-year period immediately prior to the date of any such business combination was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of American Bancorp of New Jersey, Inc. entitled to vote; or

•	is an assignee of or has otherwise succeeded to any shares of stock of American Bancorp of New Jersey, Inc. entitled to resale which were at any time within the two-year period immediately prior to the date of any such business combination beneficially owned by any such shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
Declaration of Dividends.
     Investors Bancorp, Inc. Delaware law provides that directors of a corporation may declare and pay dividends upon the shares of its capital stock either (1) out of its surplus, as defined in and computed in accordance with Delaware law, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If Investors Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Investors Bancorp, MHC, unless Investors Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Accordingly, because dividends will be required to be paid to Investors Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Investors Bancorp, MHC were permitted to waive the receipt of dividends. Investors Bancorp, Inc. is not subject to any other express regulatory restrictions on payments of dividends and other distributions.
     The ability of Investors Bancorp, Inc. to pay distributions to the holders of its common stock will depend, however, to a large extent upon the amount of dividends received from Investors Savings Bank, which is subject to restrictions imposed by bank regulatory authorities. The declaration, payment and amount of future dividends will depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the board of directors of Investors Bancorp, Inc.

AMERICAN BANCORP OF NEW JERSEY, INC.
INVESTORS BANCORP, INC.

CAPITAL STOCK
Authorized Capital

20 million shares of common stock, par value $0.01 per share. As of December 31, 2008, there were 10,859,692 shares of American Bancorp of New Jersey, Inc. common stock issued and outstanding and no shares of preferred stock issued and outstanding.
200 million shares of common stock par value $0.01 per share, 50 million shares of preferred stock, par value $0.01 per share. As of December 31, 2008, there were 118,020,280 shares of Investors Bancorp, Inc. common stock issued and 109,052,929 shares outstanding and no shares of preferred stock issued and outstanding.

BOARD OF DIRECTORS
Number of Directors
     Such number as is fixed by the board of directors from time to time. Investors Bancorp, Inc. currently has ten directors and American Bancorp of New Jersey, Inc. has seven directors.
Vacancies and Newly Created Directorships

Filled by a majority vote of the directors then in office, whether or not a quorum. The person who fills any such vacancy holds office until the next election of directors by the shareholders.
Filled by a majority vote of the directors then in office, even if less than a quorum. The person who fills any such vacancy holds office for the unexpired term of the director to whom such person succeeds.

Special Meeting of the Board

Special meeting of the board of directors may be called by the chairman of the board, the president or one-third of the directors then in office.
Special meeting of the board of directors may be called by one-third of the directors then in office, or by the chairman of the board or the chairman of the executive committee.

Special meeting of stockholders

Special meetings of stockholders may be called by the chairman, president or at the request of a majority of the board of directors.
Special meetings of the stockholders may be called by a resolution adopted by a majority of the whole board of directors.

Description of Capital Stock of Investors Bancorp, Inc.
General
     Investors Bancorp, Inc. is authorized to issue 200,000,000 shares of common stock having a par value of $.01 per share and 50,000,000 shares of serial preferred stock. Each share of Investors Bancorp, Inc.’s common stock will have the same relative rights as, and will be identical in all respects to each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of Investors Bancorp, Inc.’s capital stock that we consider material to an investment decision with respect to the offering. The common stock of Investors Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.
     Investors Bancorp, Inc. currently expects that it will have a maximum of up to 118,020,280 shares of common stock outstanding after the offering, of which 53,175,907 shares will be held by persons other than Investors Bancorp, MHC, including 1,548,813 shares issued to the Charitable Foundation. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Investors Bancorp, MHC, so long as it is in existence, must own a majority of Investors Bancorp, Inc.’s outstanding shares of common stock. Investors Bancorp, Inc.’s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Investors Bancorp, Inc. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.
Common Stock
     Distributions. Investors Bancorp, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations that are imposed by law. The holders of common stock of Investors Bancorp, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Investors Bancorp, Inc. out of funds legally available therefor. In the future, dividends from Investors Bancorp, Inc. may depend, in part, upon the receipt of dividends from Investors Savings Bank, because Investors Bancorp, Inc. may have no source of income other than the investment of proceeds from the sale of shares of common stock and interest payments received in connection with its loan to the employee stock ownership plan. See “Supervision and Regulation— Federal Banking Regulation—Capital Requirements” on page _. Pursuant to our certificate of incorporation, Investors Bancorp, Inc. is authorized to issue preferred stock. If Investors Bancorp, Inc. does issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
     Voting Rights. The holders of common stock of Investors Bancorp, Inc. will possess exclusive voting rights in Investors Bancorp, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered “Excess Shares” and, accordingly, will not be entitled to vote. See “Restrictions on the Acquisition of Investors Bancorp, Inc. and Investors Savings Bank.” If Investors Bancorp, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights.
     Liquidation. In the event of any liquidation, dissolution or winding up of Investors Savings Bank, Investors Bancorp, Inc., as holder of Investors Savings Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Investors Savings Bank, including all deposit accounts and accrued interest thereon, all assets of Investors Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of Investors Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Investors Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
     Rights to Buy Additional Shares. Holders of the common stock of Investors Bancorp, Inc. are not entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Investors Bancorp, Inc. issues more shares in the future. The common stock is not subject to redemption.
Preferred Stock
     Authorized preferred stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights, which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Investors Bancorp, Inc. has no present plans to issue preferred stock.
Certain Provisions of the Investors Bancorp, Inc. Certificate of Incorporation and Bylaws
     The following discussion is a summary of certain provisions of the certificate of incorporation and bylaws of Investors Bancorp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the certificate of incorporation and bylaws.
     Classified Board of Directors. The Board of Directors of Investors Bancorp, Inc. is required by its certificate of incorporation to be divided into three staggered classes. Each year one class will be elected by stockholders of Investors Bancorp, Inc. for a three-year term. A classified board promotes continuity and stability of management, but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.
     Authorized but Unissued Shares of Capital Stock. Following the offering, Investors Bancorp, Inc. will have authorized but unissued shares of preferred stock and common stock. See “Description of Capital Stock of Investors Bancorp, Inc.” Although these shares could be used by the Board of Directors of Investors Bancorp, Inc. to make it more difficult or to discourage an attempt to obtain control of Investors Bancorp, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Investors Bancorp, MHC owns a majority of the common stock.
     How Shares are Voted. Investors Bancorp, Inc.’s certificate of incorporation provides that there will not be cumulative voting by stockholders for the election of directors. No cumulative voting rights means that Investors Bancorp, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Investors Bancorp, Inc. to be elected at that meeting. This could prevent minority stockholder representation on Investors Bancorp, Inc.’s Board of Directors.
     Restrictions on Call of Special Meetings. The certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the authorized number of directors. Stockholders are not authorized to call a special meeting of stockholders.
     Limitation of Voting Rights. The certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit. This restriction does not apply to Investors Bancorp, MHC or to any tax-qualified employee stock benefit plan established by Investors Bancorp, Inc. or Investors Savings Bank.
     Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”)
     Procedures for Stockholder Nominations. The bylaws of Investors Bancorp, Inc. provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Investors Bancorp, Inc. not less than 90 days prior to the date of Investors Bancorp, Inc.’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Investors Bancorp, Inc. to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by Investors Bancorp, Inc.’s Board of Directors and also by a majority of the outstanding shares of Investors Bancorp, Inc.’s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock (after giving effect to the 10% voting limitation discussed above) is generally required to amend the following provisions:
(1)	The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the common stock of Investors Bancorp, Inc.;

(2)	The inability of stockholders to act by less than unanimous written consent;

(3)	The inability of stockholders to call special meetings of stockholders;

(4)	The division of the Board of Directors into three staggered classes;

(5)	The ability of the Board of Directors to fill vacancies on the board;

(6)	The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

(7)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause; and

(8)	The ability of the Board of Directors to amend and repeal the bylaws.
     The bylaws may be amended by the affirmative vote of a majority of the directors of Investors Bancorp, Inc. or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.
Restrictions on the Acquisition of Investors Bancorp, Inc. and Investors Savings Bank
     Federal regulations, as well as our mutual holding company structure, restrict the ability of any person, firm or entity to acquire Investors Bancorp, Inc., Investors Savings Bank, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Board of Governors of the Federal Reserve System before acquiring 10% or more of the shares of common stock of Investors Bancorp, Inc.
     Under New Jersey law and our governing corporate instruments, at least 50.1% of Investors Bancorp, Inc.’s voting shares must be owned by Investors Bancorp, MHC, as long as Investors Bancorp, MHC is in existence. Investors Bancorp, MHC will be controlled by its Board of Directors, who will consist of persons who also are members of the Board of Directors of Investors Bancorp, Inc. and Investors Savings Bank. Investors Bancorp, MHC will be able to elect all members of the Board of Directors of Investors Bancorp, Inc., and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Investors Bancorp, Inc. for resolution by vote, except for matters that require a vote greater than a majority. Investors Bancorp, MHC, acting through its Board of Directors, will be able to control the business and operations of Investors Bancorp, Inc. and Investors Savings Bank, and will be able to prevent any challenge to the ownership or control of Investors Bancorp, Inc. by public stockholders. Accordingly, a change in control of Investors Bancorp, Inc. and Investors Savings Bank cannot occur unless agreed to by the Board of Directors of Investors Bancorp, MHC.

PROPOSAL II: AMERICAN BANCORP OF NEW JERSEY, INC. ELECTION OF DIRECTORS
     American Bancorp of New Jersey, Inc.’s Board of Directors currently consists of seven members. Approximately one-fourth of the directors are elected annually to serve for a four-year period or until their respective successors are elected and qualified.
     The table below sets forth information regarding each director of American Bancorp of New Jersey, Inc. and the one nominee for director, including his age, position on the board and term of office. The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of Joseph Kliminski to serve as director, for a period of four years to expire at the annual meeting of shareholders to be held in 2013. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of the nominee as director. The nominee currently serves as a director of American Bancorp of New Jersey, Inc. The nominee has consented to being named in this proxy statement and has agreed to serve if elected. If the nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why the nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

		Position(s) held with	Director	Term to
Name	Age(1)	American Bancorp of New Jersey	Since	Expire
Director Nominee

Joseph Kliminski	65	Chief Executive Officer and Director	1986	2009

Directors Continuing in Office

H. Joseph North	76	Director	1991	2010
W. George Parker	83	Director	1967	2010
Robert A. Gaccione	67	Director	2003	2011
James H. Ward, III	59	Vice Chairman of the Board	1991	2011
Fred G. Kowal	56	President, Chief Operating Officer and Director	2005	2012
Vincent S. Rospond	76	Director	1981	2012

(1)	At January 2, 2009.
     Set forth below is a description of the business background and experience of the nominee for director and each director continuing in office of American Bancorp of New Jersey, Inc. All directors and the nominee have held their present positions for at least five years unless otherwise indicated.
     Joseph Kliminski serves as Chief Executive Officer of American Bancorp of New Jersey, Inc. and the American Bank of New Jersey and has been a member of the Board since 1986. He has been employed by American Bank of New Jersey since 1967 and became President and Chief Executive Officer in 1987. In 2005, Mr. Fred Kowal replaced Mr. Kliminski as President. Mr. Kliminski is a member and past president of the Bloomfield Lions Club, was previously president of the Advisory Board to the Bloomfield Town Council, chairman emeritus of the Bloomfield Education Foundation, and former chairman of the Deborah Hospital Children of the World Golf Tournament. Mr. Kliminski also serves on the Executive Committee of the Bloomfield Center Alliance, and is a member and former president of the Board of Trustees of the Bloomfield Public Library. He is also a former member of the Board of Governors of the New Jersey League of Community Bankers and past president of the Essex County Savings League.
     H. Joseph North has been a member of the Board since 1991. Mr. North retired in 1987 as Town Administrator of Bloomfield, New Jersey after 20 years of service as the municipality’s Chief Administrative Officer. Mr. North began his service to the Town of Bloomfield in 1958 as Town Clerk where his duties included that of Corporation Secretary to the Municipality and Executive Secretary to the Planning Board and Zoning Board of Adjustment. Mr. North is a past president and a lifetime member of the New Jersey Municipal Management Association and is a former member of the International City Management Association. Mr. North is also a former president of the Bloomfield Lions Club, Bloomfield Fifth Quarter Club and Bloomfield Tennis Federation and a former member of the Board of Trustees of Bloomfield College.
     W. George Parker has been a member of the Board since 1967 and Chairman since 1990. Prior to becoming Chairman of American Bank of New Jersey, Mr. Parker served as Chairman of the Board and CEO of the Cook & Dunn Paint Corporation for 20 years, retiring in 1995. During his tenure at Cook & Dunn Paint Corporation, he served as Northeast Regional Vice President of the National Paint Coatings Assn. located in Washington, D.C. He also served as Chairman and CEO of Ur-Cryl Polymer Corp. and Thibaut & Walker, suppliers to the chemical industry, for 12 and 20 years, respectively, retiring in 2005. Mr. Parker was the principal of Adco Chemical Company, serving as Chairman and CEO and divested the Corporation in 2005. He is a Senior Managing Director of a private equity fund.
     Robert A. Gaccione has been a member of the Board since 2003. He has been a senior partner of the law firm of Gaccione, Pomaco & Malanga, P.C. in Belleville, New Jersey for thirty years. He is a former Federal Bureau of Investigation agent. Mr. Gaccione also serves as an Essex County Tax Board Commissioner. He served as a director of Franklin Community Bank, a commercial bank located in Nutley, New Jersey for three years. Mr. Gaccione is a member and the past president of the Belleville Rotary Club, is the president of the Clara Maass Foundation and is a member of the Belleville Foundation.
     James H. Ward, III has been a member of the Board since 1991 and Vice Chairman since 2003. From 1998 to 2000, he was the majority stockholder and Chief Operating Officer of Rylyn Group, which operated a restaurant in Indianapolis, Indiana. Prior to that, he was the majority stockholder and Chief Operating Officer of Ward and Company, an insurance agency in Springfield, New Jersey, where he was employed from 1968 to 1998. He is now a retired investor.
     Fred G. Kowal serves as President and Chief Operating Officer of American Bancorp of New Jersey, Inc and American Bank of New Jersey and has been a member of the Board since 2005. He joined American Bank of New Jersey in March 2005. Mr. Kowal was previously Chairman and Chief Executive Officer of Warwick Community Bancorp, Inc. until its merger into Provident Bancorp, Inc. in October 2004. He joined Warwick Community Bancorp, Inc. in 1999 and also served as Chairman of the Board of Directors of The Warwick Savings Bank and as Chairman of the Board, President and Chief Executive Officer of The Towne Center Bank, a de novo commercial bank formed by Warwick Community Bancorp, Inc. in 1999. Prior to joining Warwick, he served as Senior Vice President of First Union National Bank, where he worked for 16 years, and as Senior Vice President of PNC Bank.
     Vincent S. Rospond has been a member of the Board since 1981. He is an attorney and the majority stockholder of the law firm of Rospond, Rospond & Conte, P.A. in Bloomfield, New Jersey. Rospond, Rospond & Conte serves as general counsel to American Bank of New Jersey. Mr. Rospond is the president and a trustee of United Way of Bloomfield, is a member and the former legal counsel of

Bloomfield Chamber of Commerce, and was a member and the treasurer of North Jersey Manufacturer’s & Businessmen Association. He is also a member of the Cornell Club of New Jersey, the Essex County Bar Association, the Newark Art Museum, the Bloomfield Music Federation and the New Jersey Bar Association.
     Set forth below is a description of the business background and experience of each executive officer who is not also a director.
     Eric B. Heyer, age 46, has been American Bank of New Jersey’s Senior Vice President, Treasurer and Chief Financial Officer since 1997 and became Chief Financial Officer of American Bancorp of New Jersey, Inc. upon its formation in June 2003. Mr. Heyer has been employed by American Bank of New Jersey since 1993. He was previously the Chief Financial Officer of Monarch Savings Bank in Kearny, New Jersey, where he was employed from 1986 to 1993. Mr. Heyer is a member of the Financial Managers Society. He recently completed service as the Chairman of the Stewardship & Finance Committee of Princeton United Methodist Church and previously served as a trustee of Kingston United Methodist Church. Mr. Heyer also serves as a board member of the Mental Health Clinic of Passaic in Clifton, New Jersey.
     Catherine M. Bringuier, age 46, has been American Bank of New Jersey’s Senior Vice President and Chief Lending Officer since January 2003. She has also served as the CRA Officer since February 1993. Ms. Bringuier has been employed by American Bank of New Jersey since March 1990. Ms. Bringuier currently serves as a member of the Loan Servicing Committee, the Residential Lending & Affordable Housing Committee and the Mortgage Steering Committee of the New Jersey League of Community Bankers. Ms. Bringuier is a member of the Commercial Loan Committee and the Residential Lending Committee of the Mortgage Bankers Association of New Jersey. She is a member and prior Vice President of Sunny Acres Civic & Improvement Association in Cranford, New Jersey and is a catechist for St. Michael’s Religious Education Program in Cranford, New Jersey.
Board of Directors Meetings, Board Committees and Corporate Governance Matters
Meetings
     The Board of Directors of American Bancorp of New Jersey, Inc. generally meets on a quarterly basis, holding additional special meetings as needed. During fiscal 2008 the Board of Directors of American Bancorp of New Jersey, Inc. held seven meetings. Meetings of the Board of Directors of American Bank of New Jersey are generally held on a semi-monthly basis. During fiscal 2008 the Board of Directors of American Bank of New Jersey held 26 meetings. Only one incumbent director of American Bancorp of New Jersey, Inc., W. George Parker, attended fewer than 75% of the meetings of the Audit Committee on which he served during fiscal 2008, although Mr. Parker attended all meetings of the Board of Directors of American Bancorp of New Jersey, Inc. and American Bank of New Jersey.

Director Independence
     Directors Gaccione, North, Parker, Rospond and Ward qualify as “independent” in accordance with the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of American Bancorp of New Jersey, Inc. and has not engaged in various types of business dealings with the company. As further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and American Bancorp of New Jersey, Inc. with regard to each director’s business and personal activities as they may relate to American Bancorp of New Jersey, Inc. and its management. In this regard, the Board considered American Bank of New Jersey’s relationships with the law firms of which Directors Gaccione and Rospond are principals, as described under “Certain Relationships and Related Transactions.”
Committees and Charters
     The Board of Directors of American Bancorp of New Jersey, Inc. has standing Audit, Compensation and Nominating Committees.
     Audit Committee. The Audit Committee is comprised of Directors Parker, North and Ward, each of whom meets the independence standards for audit committee members under the NASDAQ rules. Each member of the Audit Committee is qualified under the NASDAQ rules to serve as a member of the Audit Committee; however, none qualifies as an audit committee financial expert within the meaning of the regulations of the SEC. The Board has determined that, based on the business backgrounds and collective experience of the current members of the Audit Committee, it is not necessary for the committee to have a member who meets the audit committee financial expert definition. The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis. In fiscal 2008, this committee met six times.
     The Audit Committee operates under a formal written charter adopted by the Board, a copy of which was attached to American Bancorp of New Jersey, Inc.’s proxy statement filed with the Securities and Exchange Commission on April 20, 2006. The Audit Committee assists our Board in its oversight responsibility relating to the integrity of our financial statements and the financial reporting process, the systems of internal accounting and financial controls and compliance with legal and regulatory requirements. The Audit Committee, among other things:
•	oversees the entire audit function for American Bancorp of New Jersey, Inc., both internal and independent;

•	hires, terminates and/or reappoints our independent auditors;

•	ensures the existence of effective accounting and internal control systems;

•	approves non-audit and audit services to be performed by the independent auditors;

•	reviews and approves all related party transactions for potential conflict of interest situations; and

•	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

•	The report of the Audit Committee is set forth below under “Audit Committee Report.”

     Compensation Committee. The Compensation Committee currently consists of Directors Gaccione, North, Parker, Rospond and Ward, each of whom is an independent director under the NASDAQ rules. The Compensation Committee met four times during fiscal year 2008. The Compensation Committee is responsible for:
•	determining compensation to be paid to our executive officers, including annual base salary levels, annual incentive opportunity levels and the goals and objectives to be used in determining incentive pay, equity incentive awards and retirement benefits;

•	make recommendations with regard to the compensation of directors;

•	overseeing the administration of our employee benefit plans covering employees generally; and

•	reviewing our compensation policies and plans.
     The Compensation Committee operates under a formal written charter adopted by the Board, a copy of which was attached to American Bancorp of New Jersey, Inc.’s proxy statement filed with the Securities and Exchange Commission on January 23, 2008.
     The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee. As discussed under “Compensation Discussion and Analysis,” in setting certain components of the compensation of executive officers other than the Chief Executive Officer and the President and Chief Operating Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and President and Chief Operating Officer.
     Nominating Committee. The Nominating Committee is currently comprised of Directors Gaccione and Ward, each of whom is an independent director under the NASDAQ rules. This Committee met one time during fiscal 2008. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominee for election at the annual meeting was recommended to the Board by the Nominating Committee.
     The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which was attached to American Bancorp of New Jersey, Inc.’s proxy statement filed with the Securities and Exchange Commission on April 20, 2006, under which the Nominating Committee has the following responsibilities:
•	identify, recruit and interview qualified individuals to be the Board’s nominees for election or appointment to the Board; in so doing, the Nominating Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and reputation, and who are knowledgeable about the business activities and market areas in which American Bancorp of New Jersey, Inc. and its subsidiaries operate;

•	annually present to the Board the names of the individuals recommended for selection by the Board as the Board’s nominees; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

     As provided in the Nominating Committee’s charter, the Committee’s process for identifying and evaluating potential nominees may include soliciting recommendations from directors and officers of American Bancorp of New Jersey, Inc. and American Bank of New Jersey. Additionally, the Committee may consider persons recommended by shareholders of American Bancorp of New Jersey, Inc and the Committee’s evaluation of such persons will not differ from the manner of evaluation of persons recommended by directors or officers of the American Bancorp of New Jersey, Inc. or the American Bank of New Jersey.
     To be considered in the Committee’s selection of its nominees, recommendations from shareholders must be received by the Secretary of American Bancorp of New Jersey, Inc. in writing at least 120 days prior to the date the proxy statement for the immediately preceding annual meeting was first distributed to shareholders (by November 30, 2009, for the annual meeting of shareholders to be held in 2010). Recommendations are to identify the submitting shareholder, the person recommended for consideration, and the reasons the submitting shareholder believes such person should be considered.
     No nominations for directors may be made at an annual meeting of shareholders except those made by the Board of Directors, based on the recommendations of the Nominating Committee, and those made by a shareholder who complies with the procedures for submitting nominations set forth in Article II, Section 15 of American Bancorp of New Jersey, Inc.’s bylaws. Nominations from shareholders must be received by American Bancorp of New Jersey, Inc. in writing by at least 60 days prior to the anniversary date of the previous year’s annual meeting (i.e., by February 26. 2010, in the case of nominations to be submitted for the annual meeting to be held in 2010). Nominations submitted by shareholders must be accompanied by certain information specified in Article II, Section 15 of our bylaws. This information includes the following:
a)	as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of American Bancorp of New Jersey, Inc. stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) all information that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the proposed nominee’s written consent to serve as a director, if elected; and

b)	as to the shareholder giving the notice, (i) the name and address, as they appear on American Bancorp of New Jersey, Inc.’s books, of the shareholder and any other shareholders known by the shareholder to be supporting the shareholder’s nominees, and (ii) the class and number of shares of American Bancorp of New Jersey, Inc. stock which are beneficially owned by the shareholder and, to the extent known, by any other shareholders known by the shareholder to be supporting the shareholder’s nominees on the date of the shareholder’s notice.
     In addition, nominations submitted by shareholders must be accompanied by a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director as set forth in Article III of American Bancorp of New Jersey, Inc.’s bylaws.
     The foregoing description is a summary of our nominating process. Any shareholder wishing to nominate a candidate or recommend a nominee to our Nominating Committee for its consideration should review and must comply in full with the procedures set forth in our certificate of incorporation and bylaws, and New Jersey law.
Shareholder Communications with Directors
     Shareholders may communicate with the Board of Directors by writing to: James H. Ward, III, Independent Director, 365 Broad Street, Bloomfield, New Jersey 07003.
Board Member Attendance at Annual Shareholder Meetings
     Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every current director of American Bancorp of New Jersey, Inc. attended last year’s annual meeting of shareholders.

Report of the Audit Committee of the Board of Directors
     The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Bancorp of New Jersey, Inc. specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
     The Audit Committee of American Bancorp of New Jersey, Inc. operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by American Bancorp of New Jersey, Inc.’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with American Bancorp of New Jersey, Inc.’s independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of American Bancorp of New Jersey, Inc.’s internal controls, and the overall quality of American Bancorp of New Jersey, Inc.’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption “Relationship with Independent Auditors” below.
     American Bancorp of New Jersey, Inc.’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
•	The Audit Committee has reviewed and discussed with American Bancorp of New Jersey, Inc.’s management American Bancorp of New Jersey, Inc.’s fiscal 2008 audited financial statements;

•	The Audit Committee has discussed with American Bancorp of New Jersey, Inc.’s independent auditors (Crowe Horwath LLP) the matters required to be discussed by Statement on Auditing Standards No. 61 and requirements of the Securities and Exchange Commission;

•	The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors’ independence from American Bancorp of New Jersey, Inc. and its related entities) and has discussed with the auditors their independence from American Bancorp of New Jersey, Inc.; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2008 audited financial statements be included in American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Submitted by the Audit Committee of American Bancorp of New Jersey, Inc.’s Board of Directors:
W. George Parker
H. Joseph North
James H. Ward, III

Relationship with Independent Auditors
     Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer’s independent auditor to be approved by the issuer’s audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the issuer’s audit committee. American Bancorp of New Jersey, Inc.’s Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services.
     All of the services listed below for fiscal 2008 and 2007 were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.
a)	Audit Fees. The aggregate fees billed by Crowe Horwath LLP for professional services rendered for the audit of American Bancorp of New Jersey, Inc.’s annual consolidated financial statements and review of the quarterly consolidated financial statements for the fiscal years ended September 30, 2008 and 2007 were $157,000 and $150,500, respectively.

b)	Audit Related Fees. The aggregate fees billed by Crowe Horwath LLP for assurance and related services related to American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the years ended September 30, 2008 and 2007 were $9,000 and $8,500, respectively. For those same periods respectively, audit related fees billed by Crowe Horwath LLP also included $0 and $1,500 for Form S-8 consent procedures.

c)	Tax Fees. The aggregate fees billed by Crowe Horwath LLP for professional services rendered for tax preparation services for the years ended September 30, 2008 and 2007 were $12,600 and $12,000, respectively. Additional tax-related services billed by Crowe Horwath LLP for the years ended September 30, 2008 and 2007 were $4,480 and $2,700, respectively. Such additional tax-related services consisted of billings for the review of quarterly estimated tax payment calculations and income tax guidance regarding several compensation-related matters.

d)	All Other Fees. The aggregate fees billed by Crowe Horwath LLP for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” totaled $0 for both years ended September 30, 2008 and 2007.
Director Compensation
     Director Fees. Directors are currently paid a fee of $500 per meeting for each regular and special meeting attended. Directors also receive an annual retainer of $2,500. No fees are paid for committee meetings other than audit committee meetings, for which directors receive a fee of $1,000 per meeting attended.
     Each director is also a director of American Bank of New Jersey and is paid $1,250 per meeting for each regular and special meeting attended. Bank directors also receive an annual retainer of $8,000.
     Directors who also serve as employees do not receive compensation as directors of American Bancorp of New Jersey, Inc. or American Bank of New Jersey.

     Directors Consultation and Retirement Plan. The Directors Consultation and Retirement Plan provides retirement benefits to directors on their retirement date. “Retirement date” means the date of termination of service as a director following a participant’s completion of not less than twelve years of service as a director, or not less than six years of service following a change in control; provided however, the retirement date with regard to directors serving as of August 27, 1996 who have completed not less than five years of service as of August 27, 1996 shall be the date of termination of service as a director without regard to whether the twelve years of service requirement has been fulfilled. Upon death or disability, a director shall be deemed to have terminated service as of that date.
     If a director agrees to become a consulting director to our board upon retirement, he will receive a monthly payment for life but in no event for less than 144 months, equal to 0.0833 times the highest aggregate annual fees paid (including retainer fees and regular board meeting fees) during the most recently completed three calendar year periods ending on or before the retirement date. In the event of a change in control, all directors will be presumed to have reached the retirement date and each director will receive a lump sum payment equal to the present value of future benefits payable.
     The following table sets forth certain information regarding the compensation earned by or awarded to each director, other than Messrs. Kliminski and Kowal, who served on the Board of Directors of American Bancorp of New Jersey, Inc. in fiscal 2008.

				Change in
				Pension Value
				and
	Fees Earned			Nonqualified
	Or Paid in	Stock	Option	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	Earnings($)(4)	($)(5)	($)
Robert A. Gaccione	47,000	58,266	30,249	26,315	3,239	165,069
H. Joseph North	52,000	58,266	30,249	—	3,239	143,754
W. George Parker	49,000	58,266	30,249	—	3,239	140,754
Vincent S. Rospond	44,000	58,266	30,249	—	3,239	135,754
James H. Ward III	52,000	58,266	30,249	15,399	3,239	159,153

(1)	Includes annual retainers and meeting fees for service on the Boards of Directors of both American Bancorp of New Jersey, Inc and American Bank of New Jersey.

(2)	Amounts in the table represent the compensation cost of restricted stock recognized for fiscal 2008 for financial statement reporting purposes pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS 123R”). The assumptions used in calculating these amounts are set forth in Note 11 of the Notes to Consolidated Financial Statements contained in American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission. The restricted stock grants for which expense is shown in the table consist of a grant of 10,415 shares to each director on January 20, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $70,822, a grant of 2,083 shares to each director on May 6, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $14,560, and a grant of 17,924 shares to each director on May 23, 2006, which had a grant date fair value calculated in accordance with FAS 123R of $205,947. As of September 30, 2008, each director held 15,755 unvested shares of restricted stock.

(3)	Amounts in the table represent the compensation cost of stock options recognized for fiscal 2008 for financial statement reporting purposes pursuant to FAS 123R. The assumptions used in calculating these amounts are set forth in Note 11 of the Notes to Consolidated Financial Statements contained in American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission. The stock options for which expense is shown in the table consist of a grant to each director of an option to purchase 34,716 shares to each director on January 20, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $64,641, a grant to each director of an option to purchase 5,207 shares on May 6, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $10,206, and a grant to each director of an option to purchase 36,132 shares on May 23, 2006, which had a grant date fair value calculated in accordance with FAS 123R of $76,397. As of September 30, 2008, each director held options to purchase 76,055 shares, of which 37,651 were unvested and nonexercisable.

(4)	Represents the change in fiscal 2008 of the actuarial present value of the director’s accumulated benefit under American Bank of New Jersey’s Directors Consultation and Retirement Plan.

(5)	Amounts in the table represent compensation in the form of dividend equivalents paid on unvested shares of restricted stock during fiscal 2008.

Executive Compensation
Compensation Discussion and Analysis
     Overview. This Compensation Discussion and Analysis provides important information about our executive compensation program (the “program”) as it relates to the “named executive officers” of American Bancorp of New Jersey, Inc.. The discussion and analysis will first present an overview of program governance followed by a review of the goals and objectives of the program. Next, we will identify the executive officers to whom the program applies followed by a review of the specific components of our executives’ compensation and the manner in which each generally supports our program’s objectives. We will then highlight the specific program oversight and administration activities undertaken by American Bancorp of New Jersey, Inc. and how such activities affected executive compensation during fiscal 2008. Finally, this discussion and analysis will present an overview of certain accounting and income tax considerations that are relevant to the program.
     Governance of the Program. The Compensation Committee (the “committee”) of American Bancorp of New Jersey, Inc.’s Board of Directors, which consists solely of outside directors, is responsible for the governance of our executive compensation program. These responsibilities include establishing the goals and objectives of the program and developing and implementing the program based upon those goals and objectives. The committee’s responsibilities also include all program oversight and administration activities through which the various components of the program are regularly reviewed and modified, where necessary, to ensure their continued alignment with the program’s goals and objectives.
     Goals and Objectives of our Executive Compensation Program. The program is fundamentally based upon the goal of preserving the financial strength, safety and soundness of American Bancorp of New Jersey, Inc. and American Bank of New Jersey while supporting long term growth in shareholder value. Toward that end, the committee has established the following objectives for the program:
•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry,

•	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities,

•	To provide a reasonable, fair and competitive level of retirement compensation to our executives in relation to their roles and responsibilities,

•	To provide meaningful and significant financial incentives to executives to achieve our stated business plan goals and objectives,

•	To reward executives for corporate performance that exceeds our business plan goals and objectives,

•	To reward executives for individual job performance that exceeds the requirements and expectations of their roles and responsibilities, and

•	To align the financial interests of our executives with those of American Bancorp of New Jersey, Inc.’s shareholders toward the shared goal of growth in shareholder value.

     The goals and objectives listed above are the guiding principles upon which the committee has developed and implemented American Bancorp of New Jersey, Inc.’s executive compensation program. These same goals and objectives serve as the primary criteria against which the committee regularly reviews and judges the effectiveness of the structure of the program and the terms of its specific components.
     Identification of Named Executive Officers. The named executive officers falling within the purview of this discussion and analysis include our principal executive officer, our principal financial officer and the two other most highly compensated executive officers serving at fiscal year end based upon total compensation for the fiscal year ended September 30, 2008. These named executive officers are:
•	Joseph Kliminski, Chief Executive Officer,

•	Fred G. Kowal, President and Chief Operating Officer,

•	Eric B. Heyer, Senior Vice President and Chief Financial Officer, and

•	Catherine M. Bringuier, Senior Vice President and Chief Lending Officer.
     Components of Executive Compensation. The committee has established a compensation package for our executives that includes base salary, annual performance-based incentive compensation, equity-based compensation, retirement benefits, medical and insurance benefits and perquisites. Our executive officers may also be protected under employment agreements with severance and change in control provisions.
     The committee uses a variety of quantitative and qualitative factors in determining if, and to what extent, the named executive officers participate in the specific components of the executive compensation program. For any particular executive, the committee establishes the level of compensation within each applicable component to support a balanced achievement of the program’s goals and objectives noted above.
     The remainder of this section will present an overview of the specific components of our executive compensation program. This overview will identify and describe each component, its specific purpose in relation to the program’s goals and objectives, the eligible executives whose compensation includes that component and the general criteria used by the committee to determine the level of an executive’s compensation within that component.
     Base Salary. A base salary is that component of an executive’s compensation that represents remuneration for their effective performance of the day-to-day activities and responsibilities that are required based upon the executive’s specific role within American Bancorp of New Jersey, Inc.
     In relation to the goals and objectives of the executive compensation program, an executive’s base salary generally serves two primary purposes:
•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and

•	To provide a reasonable, fair and competitive level of base compensation to our executives in relation to their roles and responsibilities.
     Executive base salaries are generally reviewed by the committee annually and modified, where appropriate, to support the achievement of this component’s goals and objectives as stated above. The committee utilizes outside resources, in part, to ascertain the appropriate level of base salary for each of the named executive officers given their specified role within American Bancorp of New Jersey, Inc. Such outside sources may include role-based compensation surveys published for the banking industry by one or more qualified, independent resources. The committee is also cognizant of the salaries paid by other financial services companies within our market area with which we compete for executives. The committee also evaluates the effectiveness with which the executive has performed their specific role in considering any modification to an executive’s level of base salary. The committee is solely responsible for evaluating the performance of the Chief Executive Officer and the President and Chief Operating Officer. However, the committee considers the feedback of the Chief Executive Officer and the President and Chief Operating Officer in their evaluation of performance of the two remaining named executive officers.
     Performance-Based Incentive Compensation. Performance-based incentive compensation generally represents remuneration for an executive’s contribution toward the achievement of specific goals and objectives outlined in American Bancorp of New Jersey, Inc.’s business plan. Toward this end, the committee has established and maintains the Management Incentive Plan (“MIP”) which is the primary source of short-term incentive compensation payable to the eligible named executive officers. MIP compensation is generally paid annually based upon fiscal year performance.
     In relation to the goals and objectives of the executive compensation program, the MIP serves three primary purposes:
•	To provide meaningful and significant financial incentives to executives to achieve our stated business plan goals and objectives,

•	To reward executives for corporate performance that exceeds our business plan goals and objectives, and

•	To reward executives for individual job performance that exceeds the requirements and expectations of their roles and responsibilities.
     A named executive officer’s participation in the MIP is determined annually by the committee during the initial phase of the MIP administration cycle described below. Eligibility to participate in the MIP is largely determined based upon the executive’s corporate role and responsibilities and their resulting influence on, and contribution to, our success as measured by the MIP.
     The MIP is generally administered by the committee on an annual cycle. The administration process begins with the completion of the business plan and budgeting process for the current fiscal year. Once that process is complete, the committee establishes the “MIP basis” upon which each eligible executive’s potential incentive compensation for that year is based, representing the targeted incentive award amount for the executive. Generally, the MIP basis is calculated as a percentage of an executive’s base salary. The committee then establishes specific performance targets for each executive based upon the corporate goals and objectives outlined in our updated business plan and budget as well as targets relating to individual job performance. Performance targets may include both quantitative and qualitative factors which are established for the executive based upon their specific role and responsibilities within American Bancorp of New Jersey, Inc.. Quantitative factors are based upon measurable, numerical values while qualitative factors utilize numerical scalars to measure performance for certain non-quantifiable targets. These factors are then “weighted” by the committee in relation to one another to reflect the strategic priorities of our business plan. Such “weightings” determine the pro-rata allocation of the MIP basis by factor for each eligible executive.
     Committee members and executives monitor corporate and individual performance throughout the year in relation to the levels targeted for each applicable factor. Upon completion of the fiscal year, the committee measures actual performance for each executive’s factors against the targeted levels. With regard to qualitative factors, the committee is solely responsible for measuring the performance of the Chief Executive Officer and the President and Chief Operating Officer. However, the committee may consider the feedback of the Chief Executive Officer and the President and Chief Operating Officer in measuring the performance of the other eligible named executive officers in relation to applicable qualitative factors.
     Subject to certain performance caps and floors established by the committee, the degree to which each measured factor meets, exceeds or falls below the targeted level determines the percentage of the MIP basis earned by the executive for that factor. The compensation earned by the executive through the MIP for all applicable factors determines their total incentive compensation for the fiscal year.
     The incentive compensation earned by each of the eligible executive officers for fiscal 2008 is reported in the Summary Compensation Table below.
     Equity-Based Compensation. As utilized within executive compensation program, equity-based compensation represents non-cash remuneration earned by executives in the form of restricted shares of American Bancorp of New Jersey, Inc.’s stock and stock options on shares. American Bancorp of New Jersey, Inc. has implemented two sets of restricted stock (“RSP”) and stock option “(SOP”) plans. The first set of plans was approved by shareholders in January 2005 through which up to 208,295 restricted shares and 694,315 stock options were approved for award to employees and directors. The number of restricted shares and options for this first set of plans reflects an adjustment for the exchange of minority offering shares during American Bancorp of New Jersey, Inc.’s second step conversion. The second set of plans received shareholder approval in May 2006 through which up to a total of 358,484 restricted shares and 722,633 options were approved for award to employees and directors.
     Of the 566,779 restricted shares made available through American Bancorp of New Jersey, Inc.’s equity-based compensation plans, a total of 327,909 or 57.9% were awarded to the named executive officers. Similarly, of the 1,416,948 stock options made available through American Bancorp of New Jersey, Inc.’s plans, a total of 788,528 or 55.6% were awarded to the named executive officers. The remaining number of available restricted shares and stock options were awarded to outside directors and other officers. Each award of restricted stock or stock options was granted subject to a five year vesting period with 20% of such shares or options vesting annually commencing on the first anniversary date of each award. The exercise price of all stock options awarded was based upon the closing share value of American Bancorp of New Jersey, Inc.’s stock on the date of grant.
     In relation to the goals and objectives of the executive compensation program, American Bancorp of New Jersey, Inc.’s equity-based compensation plans serve two primary purposes:

•	To align the financial interests of our executives with those of its shareholders toward the shared goal of growth in shareholder value, and

•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry.
     The committee has awarded restricted shares and stock options from the two sets of plans noted above to each of the named executive officers. The number of restricted shares and stock options awarded to each executive was determined by the committee, in part, based upon the executive’s corporate role and responsibilities and their individual contribution to American Bancorp of New Jersey, Inc.’s strategic achievements during their employment to date. The number of RSP and SOP awards granted to executives also reflects the comparative level of employment retention incentive established by the committee for each executive.
     Retirement Benefits. American Bancorp of New Jersey, Inc. maintains two forms of retirement benefits in which substantially all employees, including the named executive officers, are eligible to participate. These benefits include American Bancorp of New Jersey, Inc.’s Employee Stock Ownership Plan (“ESOP”) and American Bank of New Jersey’s 401(k) profit sharing plan (“401(k) plan”). Additionally, our executive compensation program includes a supplemental executive retirement plan, in which each of the named executive officers participates. The terms of the supplemental executive retirement plan are established within Executive Salary Continuation Agreements (“SERP agreements”) between American Bank of New Jersey and each of the named executive officers. In all cases, the compensation received by employees through these plans is income tax deferred and the benefits relating to these plans are subject to vesting.
     ESOP. The ESOP was initially established as part of American Bancorp of New Jersey, Inc.’s minority stock offering in October 2003 and then substantially augmented through its second step conversion in October 2005. Through these transactions, the ESOP borrowed from American Bancorp of New Jersey, Inc. the funds necessary to purchase a total of 1,133,571 shares of American Bancorp of New Jersey, Inc.’s stock. Shares issued to the ESOP are allocated to eligible participants as of the end of each calendar year based on principal and interest repayments made by the ESOP on the loan from American Bancorp of New Jersey, Inc.. The loan is secured by American Bancorp of New Jersey, Inc. shares purchased with the loan proceeds and is being repaid by the ESOP with funds from American Bank of New Jersey’s discretionary contributions to the ESOP and earnings on the ESOP’s assets. Principal and interest payments are scheduled to occur over a twenty-year period.
     401(k) Plan. The 401(k) plan is designed to provide tax deferred retirement savings and income to eligible employees. Prior to the augmentation of the ESOP through American Bancorp of New Jersey, Inc.’s second step conversion, American Bank of New Jersey had made annual, discretionary “profit sharing” contributions to this plan. However, such contributions to the plan were discontinued after the ESOP was augmented. As such, bank contributions in recent years have been limited to the 401(k) component of the plan. Through this component, American Bank of New Jersey provides a “defined contribution” into each participant’s 401(k) account that matches up to 50% of the first six percent of the wages and salaries that are contributed by the employee into the plan. Investments held by the 401(k) include a variety of mutual funds and other managed accounts including one fund comprised entirely of American Bancorp of New Jersey, Inc.’s stock.

     SERP Agreements. The SERP agreements are intended to provide “defined benefit” retirement income to the named executive officers to augment that provided through American Bancorp of New Jersey, Inc.’s other plans and outside resources such as Social Security. Benefits under the SERP agreements are calculated as a percentage of an executive’s average base salary during the years immediately preceding retirement with post-retirement benefits paid in equal monthly installments until the death of the participant.
     American Bank of New Jersey has purchased bank-owned life insurance policies on each of the named executive officers to provide income in the form of growth in each policy’s cash surrender values over time to offset the costs of the SERP agreements. Additionally, these policies provide a form of life insurance benefit under the terms of a Life Insurance Endorsement Method Split Dollar Plan Agreement between the named executive officer and American Bank of New Jersey. This agreement provides for the payment of the value of the expected SERP agreement benefit to the named executive officer’s designated beneficiaries in the event of the named executive officer’s death.
     In relation to the goals and objectives of the executive compensation program, the ESOP, 401(k) plan and SERP benefits included in our executive compensation program serve two primary purposes:
•	To provide a reasonable, fair and competitive level of retirement compensation to our executives in relation to their roles and responsibilities, and

•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry.
     Each of the named executive officers participates in the ESOP. All employees share ratably in the number of ESOP shares allocated annually. The number of shares allocated to any eligible employee, including the named executive officers, is based upon their annual wages and salaries in relation to that of all eligible participants, subject to certain caps for highly compensated employees. Such caps currently limit the number of shares allocated annually to the Chief Executive Officer and President & Chief Operating Officer. Similarly, each of the named executive officers also participates in the 401(k) plan.
     As noted above, American Bank of New Jersey has entered into SERP agreements that provide for supplemental retirement benefits to each of the named executive officers. The SERP agreements for Mr. Kliminski and Mr. Heyer were executed in December 2002. Ms. Bringuier’s SERP agreement was executed in April 2003. The SERP agreement for Mr. Kowal, who joined the institution in March 2005, was executed in December 2006.
     Within each of the SERP agreements, the key variable in determining the level of an executive’s supplemental retirement benefit is the percentage of average base salary that will be paid to the executive as a post-retirement benefit. In determining the appropriate percentage for each executive, the committee considered the aggregate amount of post-retirement income which the executive would be forecasted to receive through their employment with American Bancorp of New Jersey, Inc. assuming continuation of their current role and responsibilities. The committee considered such sources of retirement income to include SERP agreement payments, distributions from the 401(k) plan, distributions from the ESOP as well as payments received by the executive though Social Security. The aggregated level of expected post retirement income was then evaluated by the committee in relation to the projected level of the executive’s base salary at retirement. The level of SERP agreement benefit was generally targeted to provide an aggregate level of post-retirement income in approximate ranges of projected pre-retirement base salary of 65% to 75% for Mr. Kliminski and Mr. Kowal, 55% to 65% for Mr. Heyer and 45% to 55% for Ms. Bringuier.
     Based on these considerations, the percentage of each executive’s average base salary to be paid as a SERP agreement benefit was established as follows: Mr. Kliminski — 50%, Mr. Kowal — 45%, Mr. Heyer — 40%, and Ms. Bringuier — 30%. The average base salary providing the basis of the post-retirement SERP agreement benefit is defined within the applicable SERP agreements as the average of the three highest years’ base salaries during the five years immediately preceding the executive’s retirement.
     Health Care and Life & Long Term Disability Insurance Benefits. Health care benefits are a form of non-cash compensation designed to cover a significant portion of the costs of providing health care protection to employees. We maintain a program of health care benefits covering medical, dental and vision benefits that are available to substantially all employees. We also maintain programs through which we provide life and long term disability insurance to substantially all employees.
     In relation to the goals and objectives of the executive compensation program, the health care and other insurance benefits included in our executive compensation program serve two primary purposes:
•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and

•	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities.
     We generally provide health care and long term disability insurance benefits to each of the named executive officers through the same plans providing such coverage to other employees. Like all employees, executives are able to select from the applicable level of health care coverage that protects the individual employee and, where elected by the executive, their dependents. The level of dependent coverage determines the amount of mandatory contribution that is made by the executive through a payroll deduction to partially defray our cost of providing such coverage.
     In the event that an employee were to incur a long term disability that prevented active employment, our disability insurance generally compensates the employee at 60% of their base salary through their normal retirement age as defined by the Social Security. Such protection is currently capped at $10,000 per month. Consequently, based upon their current base salaries, Mr. Heyer and Ms. Bringuier’s long term disability protection is currently limited to $120,000 per year. The employment agreements for Mr. Kliminski and Mr. Kowal each contain provisions for supplemental long term disability compensation to be paid directly by American Bank of New Jersey during the remaining term of their respective contracts. Thereafter, Mr. Kliminski’s and Mr. Kowal’s long term disability compensation would be similarly capped at $120,000 per year.
     We also provide life insurance benefits to the named executive officers. This benefit is provided through separate coverage than that provided to other employees. Specifically, in accordance with the terms of an Executive Life Insurance Agreement executed with American Bank of New Jersey, each named executive officer is provided with life insurance protection equivalent to 300% of the executive’s highest annual base salary in effect during the three calendar years preceding their death. American Bank of New Jersey has purchased bank-owned life insurance policies on each of the named executive officers through which this coverage is provided.
     Because of American Bancorp of New Jersey, Inc.’s use of bank-owned life insurance to provide this benefit to its executives, there are no recurring premiums paid by American Bank of New Jersey to maintain this coverage. However, the underlying value of insurance benefit provided to each executive officer is included in their annual taxable income. This amount for each executive is reported in the Summary Compensation table below.
     Perquisites. We limit our provision of executive perquisites to the Chief Executive Officer and the President and Chief Operating Officer. Specifically, we lease automobiles for Mr. Kliminski and Mr. Kowal for their use in support of Company business. Our cost of leasing the automobiles for Mr. Kliminski and Mr. Kowal for fiscal 2008 was approximately $7,200 and $12,400 respectively. The automobiles are also available for each executive’s personal use.
     We also pay for Mr. Kliminski’s country club membership, which is used to support the building of business relationships and support our community involvement. The cost of maintaining Mr. Kliminski’s club membership during fiscal 2008 was approximately $7,800.
     Employment Agreements. The manner in which we implement the compensation components outlined above may be supported by one or more agreements executed between American Bancorp of New Jersey, Inc. or American Bank of New Jersey and the named executive officers. In particular, American Bank of New Jersey has executed individual employment agreements under which it specifically outlines the terms of employment of each of the named executive officers.
     In relation to the goals and objectives of the executive compensation program, the employment agreements included in the program serve two primary purposes:
•	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and

•	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities.
     Employment agreements achieve these purposes by codifying our level of commitment and assurance to honor and protect the terms of the executive’s employment, while providing appropriate remuneration for potential changes thereto, in return for the executive’s commitment and assurance of continued service to us.
     American Bank of New Jersey has entered into employment agreements with Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier. The agreements with Mr. Kliminski and Mr. Kowal each have terms of three years while Mr. Heyer’s and Ms. Bringuier’s agreements each have terms of one year. Each of the agreements provides for an annual one-year extension of its terms upon determination by the committee that the executive’s performance has met the requirements and the standards of the Board of Directors such that the remaining term of the agreement is reset to three years for Mr. Kliminski’s and Mr. Kowal’s agreements and one year for Mr. Heyer’s and Ms. Bringuier’s agreements.
     As discussed in the more detailed description of the employment agreements that appears following the Grants of Plan-Based Awards table below, each of the employment agreements provides for certain payments and benefits if the executive’s employment is terminated under certain scenarios, including, but not limited to, following a change in control of American Bancorp of New Jersey, Inc. The employment agreements thus requires a “double trigger” in order for any payments or benefits under the agreements to be provided to Mr. Kliminski, Mr. Kowal, Mr. Heyer or Ms. Bringuier following a change in control. In other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his or her duties, responsibilities or benefits) must occur. The purpose of providing the change in control payments and benefits is to attract and retain top level executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event American Bancorp of New Jersey, Inc. is acquired. At the same time, the mere sale of American Bancorp of New Jersey, Inc. will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring company so desires without a material reduction in the executive’s duties, responsibilities or benefits.
     Program Oversight and Administration. The committee’s program oversight and administration activities are generally conducted annually during the first fiscal quarter ending December 31 although such activities may be performed throughout the year as required by the committee to achieve program objectives. Through these activities, the committee reviews the executive compensation program to ensure that each of its individual components are functioning individually and collectively in a manner that supports the stated objectives of the program. Where appropriate, both the structure and terms of the individual components, and the named executive officers eligible to participate in each, are adjusted to support the program’s overall goals and objectives.
     The following discussion reviews the primary oversight and administration activities conducted by the committee for each applicable component of the executive compensation program as they related to the compensation of named executive officers during fiscal 2008.
     Base Salary. The committee conducted its annual review and reassessment of executive base salaries during the quarter ended December 31, 2007. The committee’s activities included the review of executive compensation information provided through a number of independent sources with the greatest emphasis placed on that provided by SNL Financial and L.R. Webber & Associates, Inc. Through these sources the committee compared, where available, the level of comparable compensation based upon each named executive officer’s functional role or title for similar institutions based on asset size, geography and form of ownership.
     Next, the committee qualitatively reviewed the manner in which each executive performed their individual job functions in relation to the Board of Directors standards and requirements for the executive’s role and responsibilities within American Bancorp of New Jersey, Inc. Of particular importance to the committee was each executive’s individual demonstrable role and influence on achieving the specific goals and objectives of American Bancorp of New Jersey, Inc.’s business plan including, in particular, those relating to growth in commercial lending, de novo branch expansion, growth in core deposits and capital management.
     Finally, the committee also considered the level of each executive’s base salary in relation to the total compensation earned by the executive including, in particular, the level of equity-based and retirement compensation currently earned by each executive. Of particular importance to the committee was the level of current expense associated with the aggregate level of each executive’s compensation in relation to the near-term net income projected in our updated business plan and budget.

     In summary, the committee was generally satisfied that the level of base salary for Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier remained reasonable based on the information considered by the committee. However, the committee acknowledged the individual and collaborative efforts of Mr. Kowal, Mr. Heyer and Ms. Bringuier to successfully achieve the goals and objectives of American Bancorp of New Jersey, Inc.’s business plan. As such, the committee increased the base salaries of Mr. Kowal, Mr. Heyer and Ms. Bringuier for calendar year 2008 from the levels paid in calendar year 2007. For those comparative periods, Mr. Kowal’s base salary was increased to $258,750 from $225,000 while Mr. Heyer’s base salary was increased to $165,328 from $155,328 and Ms. Bringuier’s base salary was increased to $151,630 from $144,130. Mr. Kliminski’s base salary remained unchanged at $258,750 for those same comparative periods. Additionally, Mr. Heyer and Ms. Bringuier began to receive monthly automobile allowances of $400 each during fiscal 2008.
     Performance-Based Incentive Compensation. For fiscal 2008, the committee identified Mr. Kowal, Mr. Heyer and Ms. Bringuier as eligible participants in the MIP. The committee established ten percent of each executive’s base salary as the MIP basis, or the targeted incentive award level for each executive, with twenty percent of each executive’s base salary as the maximum award level. Next, based upon our updated business plan and budget, the committee established quantitative and qualitative performance targets to be used in each executive’s MIP calculation for fiscal 2008. These performance targets were selected and “weighted” in relation to one another based upon the expected long term earnings impact and strategic value to American Bancorp of New Jersey, Inc. and each executive’s specific role and responsibilities within American Bancorp of New Jersey, Inc.
     Quantitative loan-related targets utilized in the 2008 MIP primarily included those relating to the origination of commercial loans, including multifamily and nonresidential real estate loans, construction loans and business loans, as well as one-to four-family mortgages, including first mortgage loans, home equity loans and home equity lines of credit. Quantitative deposit-related targets primarily included those relating to net growth in noninterest-bearing checking account balances, net growth interest-bearing checking account balances and net growth in savings account balances. Finally, the committee generally increased the impact of targeted net income as a specific quantitative factors used in the 2008 MIP. The increased focus on net income as a quantitative target of the MIP emphasized the committee’s expected improvement in fiscal 2008 earnings versus that reported for fiscal 2007 when net income was detrimentally impacted by the execution of the branching strategies outlined in our business plan.
     Finally, qualitative performance targets were established based on applicable non-quantifiable criteria designed to support the achievement of goals and objectives of our updated business plan and budget. These performance targets were similarly based upon each executive’s specific role and responsibilities within American Bancorp of New Jersey, Inc. and included criteria relating to asset quality, capital management, risk management and internal control and regulatory compliance including community support and reinvestment.
     The table on the following page summarizes the total MIP compensation earned by each named executive officer during fiscal 2008 and the allocation of such compensation based upon the key performance targets and their respective weightings as determined by the committee. As described above under “Components of Executive Compensation—Performance-Based Incentive Compensation,” the quantitative performance factors were based on objectively measurable numerical values while the qualitative performance factors were based on a subjective assessment by the committee, utilizing a numerical scale to rate performance under each qualitative factor.

	MIP Basis		MIP Basis		MIP Earned
Executive	(%)		($)		($)
		2008 Target		2008 Actual
	Factor	Performance	MIP Basis	Performance	MIP Earned
	Weight	by Factor	by Factor	by Factor	by Factor
Performance Factor	(%)	($000’s)	($)	($000’s)	($)
Fred G. Kowal	10%		25,875		29,795
Quantitative Factors
Net Income	25%	675,948	6,469	1,228,004	11,708
Commercial Loan Origination	45%	91,500,000	11,644	69,263,000	11,683
1-4 Family Mortgage Loan Origination	15%	49,982,480	3,881	52,681,841	4,075
Checking & Savings Deposit Growth	10%	9,513,892	2,588	(45,092,425)	—
Qualitative Factors
Asset Quality	5%		1,293		2,329

Eric B. Heyer	10%		16,533		20,451
Quantitative Factors
Net Income	20%	675,948	3,307	1,228,004	5,985
Commercial Loan Origination	20%	91,500,000	3,307	69,263,000	2,480
1-4 Family Mortgage Loan Origination	10%	49,982,480	1,653	52,681,841	1,736
Checking & Savings Deposit Growth	10%	9,513,892	1,653	(45,092,425)	—
Qualitative Factors
Financial Planning, Reporting & Analysis	5%		827		1,488
Risk Management & Internal Control	5%		827		1,157
Capital Management	20%		3,307		5,952
Regulatory Examination & Compliance	10%		1,652		1,653

Catherine M. Bringuier	10%		15,163		18,567
Quantitative Factors
Net Income	20%	675,948	3,033	1,228,004	5,489
Commercial Loan Origination	15%	91,500,000	2,275	69,263,000	1,706
1-4 Family Mortgage Loan Origination	50%	49,982,480	7,581	52,681,841	7,581
Qualitative Factors
Risk Management & Internal Control	5%		758		1,365
Asset Quality	5%		758		1,365
Regulatory Examination & Compliance	5%		758		1,061

     Equity-Based Compensation. Based upon the review of the equity-based compensation plans, the committee was satisfied that the structure and level of equity-based compensation met the stated goals and objectives of the program. As such, the committee made no other changes to the equity-based compensation component of the program during fiscal 2008.
     Retirement Benefits. Based upon the review of the various components of retirement compensation, the committee was satisfied that the structure and level of such compensation met stated goals and objectives of the program. As such, the committee made no changes to the retirement benefit component of the program during fiscal 2008.
     Health Care and Life & Long Term Disability Insurance Benefits. Based upon the review of the health care and insurance benefits provided to named executive officers, the committee was satisfied that the structure and level of such compensation met stated goals and objectives of the program. As such, the committee made no changes to the health care and insurance benefit component of the program during fiscal 2008.
     Perquisites. Based upon the review of the limited perquisites provided to the eligible named executive officers, the committee was satisfied that the nature and level of such perquisites met stated goals and objectives of the program. As such, the committee made no changes to such perquisites component of the program during fiscal 2008.
     Employment Agreements. Based upon the committee’s review of each executive’s performance of their role and the manner in which each executive executed and fulfilled their responsibilities in relation to the requirements of the Board of Director during fiscal 2008, American Bank of New Jersey extended the term of the employment agreements for Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier for an additional twelve month period.
     Additionally, the committee’s program administration activities during fiscal 2008 also included modifying the applicable employment and benefit plan agreements where required by newly-implemented Internal Revenue Service regulations.
     Accounting and Income Tax Considerations. Based upon our executive compensation program, the accounting and income tax treatment of compensation has generally not been a factor in determining the forms and amounts of compensation for our executive officers. However, the committee and management have considered the accounting and income tax impact of program components and the compensation paid to each executive within each component and in the aggregate.
     Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation paid to any “covered employee” (defined, per the guidance of the Internal Revenue Service, as the principal executive officer and the three other most highly compensated officers named in the Summary Compensation Table) in excess of $1.0 million per year, to the extent such compensation is not “performance-based compensation” under a plan approved by shareholders. The committee reviews and considers the potential consequences of Section 162(m) to American Bancorp of New Jersey, Inc.. Based upon American Bancorp of New Jersey, Inc.’s current executive compensation program, American Bancorp of New Jersey, Inc. has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code 162(m) tax deduction limit. However, American Bancorp of New Jersey, Inc. reserves the right to use our discretion judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation that we believe is appropriate.
     Internal Revenue Code Section 280G. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be

“excess parachute payments” if they are conditioned upon a change of control. Individuals receiving parachute payments in excess of the three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, American Bancorp of New Jersey, Inc. would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change of control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Summary Compensation Table
     The following table sets forth information concerning the compensation paid to or earned by the named executive officers for 2008:

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified	All
				Stock	Option	Incentive Plan	Deferred	Other		Total
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)		($)
Joseph Kliminski, Chief Executive Officer	2008	258,750	—	249,223	128,637	—	281,508	74,236	(6)	992,354
	2007	258,750	—	249,223	128,637	22,605	212,310	75,735	(6)	947,260

Fred G. Kowal, President and Chief Operating Officer	2008	258,750	—	196,071	75,613	29,795	71,997	51,755	(7)	683,981
	2007	225,000	—	193,599	74,217	23,256	43,330	52,208	(7)	611,610

Eric B. Heyer, Senior Vice President and Chief Financial Officer	2008	165,328	—	113,539	58,354	20,451	13,371	35,342	(8)	406,385
	2007	155,328	—	113,359	58,354	16,055	11,429	35,785	(8)	390,490

Catherine M. Bringuier, Senior Vice President and Chief Lending Officer	2008	151,630	—	105,303	55,298	18,567	11,241	33,380	(9)	375,419
	2007	144,130	—	105,303	55,298	10,051	10,393	32,707	(9)	357,882

(1)	Bonus amounts are reported under the “Non-Equity Incentive Plan Compensation” column.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended September 30, 2008 and 2007, respectively, in accordance with FAS 123R, of restricted stock granted to the named executive officers (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from awards made in and prior to fiscal 2008). The assumptions used in the calculation of this amount are included in Note 11 of the Notes to Consolidated Financial Statements contained in American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended September 30, 2008 and 2007, respectively, in accordance with FAS 123R, of stock options granted to the named executive officer (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from awards made in and prior to fiscal 2008). The assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements contained in American Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the fiscal years ended September 30, 2008 and 2007, respectively, filed with the Securities and Exchange Commission.

(4)	Represents incentive bonus amounts awarded for performance in fiscal 2008 and 2007, respectively, under the Management Incentive Plan.

(5)	Represents the change during fiscal 2008 and 2007, respectively, in the actuarial present value of the named executive officer’s accumulated benefit under American Bancorp of New Jersey, Inc.’s supplemental executive retirement plan. The assumptions used for this calculation were the same as those used for the calculation of the present value of accumulated benefit in the table under “Pension Benefits.”

(6)	For Mr. Kliminski, the amounts reported for 2008 and 2007 under the All Other Compensation column consists of the following: personal use of Bank-leased automobile valued at $4,001 and $5,961, respectively; country club dues paid on Mr. Kliminski’s behalf of $7,821 and $7,751, respectively; life insurance premiums paid on Mr. Kliminski’s behalf valued at $14,909 and $13,397, respectively; employer matching contributions under American Bank of New Jersey’s 401(k) profit sharing plan of $6,269 and $6,552, respectively; and allocation of shares under the ESOP, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 and 2007, of $41,236 and $42,074, respectively.

(7)	For Mr. Kowal, the amounts reported for 2008 and 2007 under the All Other Compensation column consists of the following: personal use of Bank-leased automobile valued at $5,917 and $5,715, respectively; life insurance premiums paid on Mr. Kowal’s behalf valued at $969 and $899, respectively; employer matching contributions under American Bank of New Jersey’s 401(k) profit sharing plan of $3,635 and $3,635, respectively; and allocation of shares under the ESOP, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 and 2007, of $41,234 and $41,959, respectively.

(8)	For Mr. Heyer, the amounts reported for 2008 and 2007 under the All Other Compensation column consists of the following: life insurance premiums paid on Mr. Heyer’s behalf valued at $1,734 and $1,617, respectively; employer matching contributions under American Bank of New Jersey’s 401(k) profit sharing plan of $5,141 and $4,481, respectively; and allocation of shares under the ESOP, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 and 2007, of $28,467 and $29,687, respectively.

(9)	For Ms. Bringuier, the amounts reported for 2008 and 2007 under the All Other Compensation column consists of the following: life insurance premiums paid on Ms. Bringuier’s behalf valued at $2,807 and $834, respectively; employer matching contributions under American Bank of New Jersey’s 401(k) profit sharing plan of $4,158 and $4,324, respectively; and allocation of shares under the ESOP, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 and 2007, of $26,415 and $27,549, respectively.

Grants of Plan-Based Awards

Grant
								All			Date
								Other	All Other		Fair
								Stock	Option		Value
								Awards:	Awards:		of
		Estimated Possible Payouts Under						Number	Number of	Exercise	Stock
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of Shares	Securities	Price of	and
		Awards			Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(1)	($)(1)	($)(1)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Joseph Kliminski	n/a	—	—	—	—	—	—	—	—	—	—

Fred G. Kowal	n/a	—	25,875	51,750	—	—	—	—	—	—	—

Eric B. Heyer	n/a	—	16,533	33,066	—	—	—	—	—	—	—

Catherine M. Bringuier	n/a	—	15,163	30,326	—	—	—	—	—	—	—

(1)	For each named executive officer, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for fiscal 2008 under American Bancorp of New Jersey, Inc.’s Management Incentive Plan. The actual amounts earned under these awards for fiscal 2008 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For additional information regarding the Management Incentive Plan, see “Compensation Discussion and Analysis—Performance-Based Incentive Compensation.”

Employment Agreements
     American Bank of New Jersey has employment agreements with each of Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier. Mr. Kliminski’s and Mr. Kowal’s employment agreements have terms of three years, while Mr. Heyer’s and Ms. Bringuier’s agreements have terms of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive’s performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Mr. Kliminski and Mr. Kowal, and one year, in the case of Mr. Heyer and Ms. Bringuier.
     If American Bank of New Jersey terminates the employment of Mr. Kliminski, Mr. Kowal, Mr. Heyer or Ms. Bringuier without “just cause,” as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement (but not less than two years for Mr. Kliminski and one year for Mr. Kowal, Mr. Heyer and Ms. Bringuier), plus the cost of their obtaining health, life, disability and other benefits which they would have been eligible to receive through the salary continuation period, at substantially the same benefit levels being provided on the employment termination date.
     Mr. Kliminski’s and Mr. Kowal’s employment agreements provide that if their employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in their duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 24 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, they will be entitled to an amount equal to 2.99 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at their election, in a lump sum or in monthly installments over a 36-month period.
     Mr. Heyer’s and Ms. Bringuier’s employment agreements provide that if their employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in their duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 12 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, they will be entitled to an amount equal to 2.00 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at their election, in a lump sum or in monthly installments over a 24-month period. See “Potential Payments Upon Termination of Employment.”

Outstanding Equity Awards At September 30, 2008
     The following table provides information regarding each unexercised stock option and unvested restricted stock award held by each of the named executive officers as of September 30, 2008:

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market or
					Equity						Awards:	Payout
					Incentive						Number of	Value of
					Plan						Unearned	Unearned
					Awards:			Number		Market	Shares,	Shares,
	Number of		Number of		Number of			of		Value of	Units	Units or
	Securities		Securities		Securities			Shares or		Shares or	or Other	Other
	Underlying		Underlying		Underlying	Option		Units of		Units of	Rights	Rights
	Unexercised		Unexercised		Unexercised	Exercise	Option	Stock That		Stock That	That Have	That Have
	Options (#)		Options (#)		Unearned	Price	Expiration	Have Not		Have Not	Not	Not
Name	Exercisable		Unexercisable		Options (#)	($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Joseph Kliminski	98,937	(1)	65,962	(1)	—	6.80	01/20/15	19,996	(4)	205,959	—	—
	63,591	(2)	95,388	(2)	—	11.49	05/23/16	47,321	(5)	487,406	—	—

Fred G. Kowal	63,591	(2)	95,388	(2)	—	11.49	05/23/16	47,321	(5)	487,406	—	—
	3,818	(3)	15,276	(3)	—	11.87	12/19/16	5,000	(6)	51,500	—	—

Eric B. Heyer	44,781	(1)	29,858	(1)	—	6.80	01/20/15	9,166	(4)	94,410	—	—
	28,904	(2)	43,358	(2)	—	11.49	05/23/16	21,510	(5)	221,553	—	—

Catherine M. Bringuier	44,781	(1)	29,858	(1)	—	6.80	01/20/15	9,166	(4)	94,410	—	—
	26,014	(2)	39,023	(2)	—	11.49	05/23/16	19,359	(5)	199,398	—	—

(1)	Vesting schedule of option is as follows: 20% on each of January 20, 2006, 2007, 2008, 2009 and 2010.

(2)	Vesting schedule of option is as follows: 20% on each of May 23, 2007, 2008, 2009, 2010 and 2011.

(3)	Vesting schedule of option is as follows: 20% on each of December 19, 2007, 2008, 2009, 2010 and 2011.

(4)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of January 20, 2006, 2007, 2008, 2009 and 2010.

(5)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of May 23, 2007, 2008, 2009, 2010 and 2011.

(6)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of December 19, 2007, 2008 2009, 2010 and 2011.
Option Exercises and Stock Vested
     The following table sets forth information about stock options exercised and shares of restricted stock that vested during the fiscal year ended September 30, 2008 with respect to each named executive officer:

	Option Awards		Stock Award
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)
Joseph Kliminski	—	—	25,771	269,896
Fred G. Kowal	—	—	17,022	178,444
Eric B. Heyer	—	—	11,751	123,065
Catherine M. Bringuier	—	—	11,035	115,547

(1)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Pension Benefits
     American Bank of New Jersey maintains a supplemental executive retirement plan in the form of executive salary continuation agreements (“SERP agreements”) with each of the named executive officers. The SERP agreements provide for a lifetime annual retirement benefit, payable monthly commencing with the first month after the executive’s retirement date (generally the December 31st nearest the executive’s 65th birthday), equal to a specified percentage of the executive’s average base salary based upon the average of the highest three out of the last five years of employment. These percentages are 50% for Mr. Kliminski, 45% for Mr. Kowal, 40% for Mr. Heyer and 30% for Ms. Bringuier.
     If an executive’s employment with American Bank of New Jersey terminates prior to retirement, either voluntarily by the executive or by American Bank of New Jersey without cause (other than following a change in control to the extent described below), then the executive will receive as severance compensation a lump sum amount equal to the accrued balance of the executive’s liability reserve account multiplied by the executive’s vested percentage. At September 30, 2008, Mr. Kowal was 65% vested in his account; all of the other named executive officers are 100% vested in their accounts. If an executive’s employment with American Bank of New Jersey terminates due to disability, the executive will be entitled to receive 100% of his or her accrued liability balance at the time of disability, payable at American Bank of New Jersey’s election either in a lump sum or in 15 annual payments with an equivalent present value. If an executive’s employment with American Bank of New Jersey is terminated within 12 months after a change in control, either involuntarily by American Bank of New Jersey without cause or voluntarily by the executive if a specified diminution in the executive’s duties, responsibilities or benefits occurs, then the executive will be entitled to his or her full retirement benefits under the SERP agreement upon attaining age 65, as if the executive had been continuously employed by American Bank of New Jersey until age 65, subject to reduction to avoid the payment of an “excess parachute payment” under the Internal Revenue Code. As long as the SERP agreement remains in effect, upon the death of the executive, the executive’s beneficiary will be paid a death benefit under the terms of the Endorsement Method Split Dollar Life Insurance Agreement between the executive American Bank of New Jersey. No benefits are payable under the agreements upon termination for cause.
     The following table sets forth information regarding benefits payable to the named executive officers under the SERP agreements:

		Number of	Present Value	Payments
		Years	of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Joseph Kliminski	Executive Salary Continuation Agreement	n/a	1,284,004	—
Fred G. Kowal	Executive Salary Continuation Agreement	n/a	603,534	—
Eric B. Heyer	Executive Salary Continuation Agreement	n/a	212,525	—
Catherine M. Bringuier	Executive Salary Continuation Agreement	n/a	156,953	—
     The amounts shown for the present value of accumulated benefit, assume an age 65 retirement date, a discount rate of 6.00% and a post-retirement mortality for each named executive as follows: Mr. Kliminski — 15.0 years, Mr. Kowal — 15.0 years, Mr. Heyer — 15.0 years and Ms. Bringuier — 18.2 years.

Potential Payments Upon Termination of Employment
     The following tables summarize the approximate value of the termination payments and benefits that the named executive officers would have received if their employment had been terminated on September 30, 2008 under the circumstances shown. The tables exclude (i) amounts accrued through September 30, 2008 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) and account balances under American Bank of New Jersey’s 401(k) profit sharing plan and the ESOP.

Joseph Kliminski

		Continuation
		of Group
	Salary	Health, Life
	Continuation	and	Supplemental				Accelerated	Accelerated	Payment of
	Under	Disability	Executive				Vesting of	Vesting of	299% of
Termination	Employment	Insurance	Retirement		Death	Disability	Stock	Restricted	“Base
Scenario	Agreement	Coverage	Benefit		Benefit	Benefit	Options	Stock	Amount”
If termination for cause occurs	—	—	—		—	—	—	—	—

If voluntary termination (not following a change in control) occurs	—	—	$1,284,004	(1)	—	—	—	—	—

If involuntary termination without cause (not following a change in control) occurs	$582,188 (2)	$33,844 (3)	$1,284,004	(1)	—	—	—	—	—

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	—	—	$1,284,004	(9)	—	—	$230,867 (4)	$693,365 (5)	$1,273,758 (6)

If termination occurs due to disability	—	—	$1,284,004	(1)	—	$240,000 (7)	$230,867 (4)	$693,365 (5)	—

If termination occurs due to death	—	—	$1,038,312	(10)	$776,250 (8)	—	$230,867 (4)	$693,365 (5)	—

(1)	Represents the benefit payable to Mr. Kliminski under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”

(2)	Represents the aggregate amount of salary that would continue to be paid to Mr. Kliminski pursuant to his employment agreement from the assumed employment termination date (September 30, 2008) through the last day of the term of his employment agreement (December 31, 2010).

(3)	Represents the estimated approximate cost to American Bancorp of New Jersey, Inc. of Mr. Kliminski obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.

(4)	Represents the value of acceleration of unvested stock options, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of Mr. Kliminski’s employment status.

(5)	Represents the value of acceleration of unvested restricted stock, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30). All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Kliminski’s employment status.

(6)	Mr. Kliminski’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 24 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, he will be entitled to an amount equal to 2.99 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents disability benefit payments to Mr. Kliminski under American Bank of New Jersey’s disability insurance benefit plan plus any supplemental disability payments, if applicable, paid in accordance with his employment agreement.

(8)	Represents supplemental life insurance benefit under Mr. Kliminski’s Executive Life Insurance Agreement with American Bank of New Jersey.

(9)	Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Kliminski beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.” As discussed under “Pension Benefits,” the amount payable to Mr. Kliminski under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(10)	Represents the life insurance benefit paid under Mr. Kliminski’s Life Insurance Endorsement Method Split Dollar Plan Agreement with American Bank of New Jersey associated with his SERP agreement.

Fred G. Kowal

		Continuation
		of Group
	Salary	Health, Life
	Continuation	and	Supplemental				Accelerated	Accelerated	Payment of
	Under	Disability	Executive				Vesting of	Vesting of	299% of
Termination	Employment	Insurance	Retirement		Death	Disability	Stock	Restricted	“Base
Scenario	Agreement	Coverage	Benefit		Benefit	Benefit	Options	Stock	Amount”
If termination for cause occurs	—	—	—		—	—	—	—	—

If voluntary termination (not following a change in control) occurs	—	—	$80,730	(1)	—	—	—	—	—

If involuntary termination without cause (not following a change in control) occurs	$582,188 (2)	$43,713 (3)	$80,730	(1)	—	—	—	—	—

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	—	—	$603,534	(9)	—	—	$0 (4)	$538,906 (5)	$1,006,567 (6)

If termination occurs due to disability	—	—	$115,328	(1)	—	$468,984 (7)	$0 (4)	$538,906 (5)	—

If termination occurs due to death	—	—	$1,244,531	(10)	$776,250 (8)	—	$0 (4)	$538,906 (5)	—

(1)	Represents the benefit payable to Mr. Kowal under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”

(2)	Represents the aggregate amount of salary that would continue to be paid to Mr. Kowal pursuant to his employment agreement from the assumed employment termination date (September 30, 2008) through the last day of the term of his employment agreement (December 31, 2010).

(3)	Represents the estimated approximate cost to American Bank of New Jersey of Mr. Kowal obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.

(4)	Because the exercise prices of Mr. Kowal’s options are greater than the market price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30), no acceleration value is shown.

(5)	Represents the value of acceleration of unvested restricted stock, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30). All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Kowal’s employment status.

(6)	Mr. Kowal’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 24 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, he will be entitled to an amount equal to 2.99 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents disability benefit payments to Mr. Kowal under American Bank of New Jersey’s disability insurance benefit plan plus any supplemental disability payments, if applicable, paid in accordance with his employment agreement.

(8)	Represents supplemental life insurance benefit under Mr. Kowal’s Executive Life Insurance Agreement with American Bank of New Jersey.

(9)	Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Kowal beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.” As discussed under “Pension Benefits,” the amount payable to Mr. Kowal under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(10)	Represents the life insurance benefit paid under Mr. Kowal’s Life Insurance Endorsement Method Split Dollar Plan Agreement with American Bank of New Jersey associated with his SERP agreement.

Eric B. Heyer

		Continuation
		of Group
	Salary	Health, Life
	Continuation	and	Supplemental				Accelerated	Accelerated	Payment of
	Under	Disability	Executive				Vesting of	Vesting of	200% of
Termination	Employment	Insurance	Retirement		Death	Disability	Stock	Restricted	“Base
Scenario	Agreement	Coverage	Benefit		Benefit	Benefit	Options	Stock	Amount”
If termination for cause occurs	—	—	—		—	—	—	—	—

If voluntary termination (not following a change in control) occurs	—	—	$78,227	(1)	—	—	—	—	—

If involuntary termination without cause (not following a change in control) occurs	$165,328 (2)	$19,199 (3)	$78,227	(1)	—	—	—	—	—

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	—	—	$212,525	(8)	—	—	$104,503 (4)	$315,963 (5)	$447,051 (6)

If termination occurs due to disability	—	—	$78,227	(1)	—	—	$104,503 (4)	$315,963 (5)	—

If termination occurs due to death	—	—	$1,201,157	(9)	$495,984 (7)	—	$104,503 (4)	$315,963 (5)	—

(1)	Represents the benefit payable to Mr. Heyer under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”

(2)	Represents the minimum one year of salary that would continue to be paid to Mr. Heyer pursuant to his employment agreement from the assumed employment termination date (September 30, 2008) through the last day of the term of his employment agreement (December 31, 2008).

(3)	Represents the estimated approximate cost to American Bancorp of New Jersey, Inc. of Mr. Heyer obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.

(4)	Represents the value of acceleration of unvested stock options, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of Mr. Heyer employment status.

(5)	Represents the value of acceleration of unvested restricted stock, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30). All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Heyer’s employment status.

(6)	Mr. Heyer’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 12 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, he will be entitled to an amount equal to 2.00 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 24-month period.

(7)	Represents supplemental life insurance benefit under Mr. Heyer’s Executive Life Insurance Agreement with American Bank of New Jersey.

(8)	Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Heyer beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.” As discussed under “Pension Benefits,” the amount payable to Mr. Heyer under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(9)	Represents the life insurance benefit paid under Mr. Heyer’s Life Insurance Endorsement Method Split Dollar Plan Agreement with American Bank of New Jersey associated with his SERP agreement.

Catherine Bringuier

		Continuation
		of Group
	Salary	Health, Life
	Continuation	and	Supplemental				Accelerated	Accelerated	Payment of
	Under	Disability	Executive				Vesting of	Vesting of	200% of
Termination	Employment	Insurance	Retirement		Death	Disability	Stock	Restricted	“Base
Scenario	Agreement	Coverage	Benefit		Benefit	Benefit	Options	Stock	Amount”
If termination for cause occurs	—	—	—		—	—	—	—	—

If voluntary termination (not following a change in control) occurs	—	—	$61,600	(1)	—	—	—	—	—

If involuntary termination without cause (not following a change in control) occurs	$151,630 (2)	$9,606 (3)	$61,600	(1)	—	—	—	—	—

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	—	—	$156,953	(8)	—	—	$104,503 (4)	$293,808 (5)	$423,743 (6)

If termination occurs due to disability	—	—	$61,600	(1)	—	—	$104,503 (4)	$293,808 (5)	—

If termination occurs due to death	—	—	$831,293	(9)	$454,890 (7)	—	$104,503 (4)	$293,808 (5)	—

(1)	Represents the benefit payable to Ms. Bringuier under the circumstances indicated pursuant to her SERP agreement, as described above under “Pension Benefits

(2)	Represents the minimum one year of salary that would continue to be paid to Ms. Bringuier pursuant to her employment agreement from the assumed employment termination date (September 30, 2008) through the last day of the term of her employment agreement (December 31, 2008).

(3)	Represents the estimated approximate cost to American Bancorp of New Jersey, Inc. of Ms. Bringuier obtaining continued health, life and disability insurance benefits pursuant to her employment agreement.

(4)	Represents the value of acceleration of unvested stock options, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30 2008 ($10.30) and the exercise prices of the options. All unvested options vest upon a change in control, regardless of Ms. Bringuier’s employment status.

(5)	Represents the value of acceleration of unvested restricted stock, based on the closing price of American Bancorp of New Jersey, Inc.’s common stock on September 30, 2008 ($10.30). All unvested shares of restricted stock vest upon a change in control, regardless of Ms. Bringuier’s employment status.

(6)	Ms. Bringuier’s employment agreement provides that if her employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in her duties, responsibilities or benefits, during the term of the agreement following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, or within 12 months following a change in control of American Bancorp of New Jersey, Inc. or American Bank of New Jersey, she will be entitled to an amount equal to 2.00 times her “base amount” (defined generally in the Internal Revenue Code as her five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at her election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents supplemental life insurance benefit under Ms. Bringuier’s Executive Life Insurance Agreement with American Bank of New Jersey.

(8)	Represents the discounted present value of the estimated post-retirement payments to be paid to Ms. Bringuier beginning at age 65 under the circumstances indicated pursuant to her SERP agreement, as described above under “Pension Benefits.” As discussed under “Pension Benefits,” the amount payable to Ms. Bringuier under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(9)	Represents the life insurance benefit paid under Ms. Bringuier’s Life Insurance Endorsement Method Split Dollar Plan Agreement with American Bank of New Jersey associated with her SERP agreement.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
     Submitted by the Compensation Committee of American Bancorp of New Jersey, Inc.’s Board of Directors:
Robert A. Gaccione
H. Joseph North
W. George Parker
Vincent S. Rospond
James H. Ward, III
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee during the year ended September 30, 2008 consisted of Directors Gaccione, North, Parker, Rospond and Ward. During the year ended September 30, 2008, American Bancorp of New Jersey, Inc. had no “interlocking” relationships in which (i) an executive officer of American Bancorp of New Jersey, Inc. served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of American Bancorp of New Jersey, Inc.; (ii) an executive officer of American Bancorp of New Jersey, Inc. served as a director of another entity, one of whose executive officers served on the compensation committee of American Bancorp of New Jersey, Inc.; and (iii) an executive officer of American Bancorp of New Jersey, Inc. served as a member of the compensation committee of another entity, one of whose executive officers served as a director of American Bancorp of New Jersey, Inc.. Directors Gaccione and Rospond had certain business relationships with American Bancorp of New Jersey, Inc. that are described under “Certain Relationships and Related Transactions.”
Certain Relationships and Related Transactions
     The charter of the Audit Committee of American Bancorp of New Jersey, Inc.’s Board of Directors provides that the Audit Committee is required to review all related party transactions for potential conflict of interest situations and, as appropriate, approve such transactions. Other than as disclosed below, no directors, officers or their immediate family members were engaged in transactions with American Bancorp of New Jersey, American Bank of New Jersey or any other subsidiary thereof involving more than $120,000 (other than through a loan with American Bank of New Jersey) during the fiscal year ended September 30, 2008.
     Director Vincent S. Rospond is the majority shareholder of the law firm of Rospond, Rospond & Conte, P.A., which serves as general counsel to American Bank of New Jersey and to which American Bank of New Jersey paid approximately $7,112 in legal fees during the fiscal year ended September 30, 2008. In addition, American Bank of New Jersey engages this law firm in connection with residential loan closings, and fees paid by borrowers in loan closings handled by this law firm totaled approximately $16,450 during fiscal 2008.
     Director Robert A. Gaccione is a senior partner of the law firm of Gaccione, Pomaco & Malanga, P.C. to which American Bank of New Jersey paid approximately $15,961 in legal fees during the fiscal year ended September 30, 2008. In addition, American Bank of New Jersey engages this law firm in connection with commercial loan closings, and fees paid by borrowers in loan closings handled by this law firm totaled approximately $86,375 during fiscal 2008.
     The law firms of Rospond, Rospond & Conte, P.A. and Gaccione, Pomaco & Malanga, P.C. were each authorized to represent American Bank of New Jersey on loan closings during fiscal 2008. Management believes that the transactions described above were on terms at least as favorable to American Bank of New Jersey as it would have received in transactions with an unrelated party.
     American Bank of New Jersey makes loans to its officers, directors and employees in the ordinary course of business. The application fee is waived for mortgages to officers and employees on single-family owner-occupied homes or second homes. American Bank of New Jersey also reduces its application fee for mortgages on two- to four-family owner-occupied homes by the amount of the application fee for single family home mortgages and reduces its modification fee for one- to four-family owner-occupied home mortgages or second home mortgages by the amount of the application fee for single family home mortgages. Other than these application fee waivers and reductions to officers and employees, these loans are on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. These loans also do not include more than the normal risk of collectibility or present other unfavorable features.
Stock Trading and Dividend Information
     American Bancorp of New Jersey, Inc. common stock is currently listed on the Nasdaq Global Market under the symbol “ABNJ.” The following table sets forth the high and low trading prices for shares of American Bancorp of New Jersey, Inc. common stock. As of December 31, 2008, there were 10,859,692 shares of American Bancorp of New Jersey, Inc. common stock issued and outstanding, and approximately 828 stockholders of record.

Year Ending
September 30, 2009	High		Low		Dividend
Second quarter	$		$
First quarter		11.90		8.75	0.05

Year Ended
September 30, 2008	High	Low
Fourth quarter	$10.60	$9.51	0.05
Third quarter	11.32	9.90	0.05
Second quarter	10.86	10.10	0.04
First quarter	10.98	10.11	0.04

Year Ended
September 30, 2007	High	Low
Fourth quarter	$11.10	$10.24	0.04
Third quarter	11.60	10.24	0.04
Second quarter	12.02	11.50	0.04
First quarter	12.24	11.74	0.04

     The following table shows trading information for American Bancorp of New Jersey, Inc. common stock and Investors Bancorp, Inc. common stock as of market close on December 12, 2008, March 13, 2009 and                     , 2009. December 12, 2008 was the last trading date before the parties announced the merger and March 13, 2009 was the last trading date before the parties announced the first amendment to the merger agreement. [date TBA] is a recent date before this proxy statement-prospectus was finalized.

			Equivalent Value,
			Including the Cash
			Consideration, for
		American Bancorp of	Each American
	Investors Bancorp, Inc.	New Jersey, Inc.	Bancorp of New Jersey,
Date	Common Stock	Common Stock	Inc. Share
December 12, 2008	$13.56	$8.75	$12.50
March 13, 2009	$7.81	$8.72	$9.05
, 2009	$	$	$

Beneficial Ownership of American Bancorp of New Jersey, Inc. Common Stock
Beneficial Ownership of 5% or More Shareholders and Management.
     The following table sets forth, as of the January 2, 2009 voting record date, information regarding share ownership of:
•	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of American Bancorp of New Jersey, Inc. common stock other than directors and executive officers;

•	each director and director nominee of American Bancorp of New Jersey, Inc.;

•	each executive officer of American Bancorp of New Jersey, Inc. named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all current directors and executive officers of American Bancorp of New Jersey, Inc. as a group.
     The address of each of the beneficial owners, except where otherwise indicated, is the same address as American Bancorp of New Jersey, Inc. Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after January 2, 2009, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of
	Beneficially	Common Stock
Beneficial Owners	Owned(1)	Outstanding
Beneficial Owners of More Than 5% Other Than Directors and Named Executive Officers

American Bank of New Jersey Bank Employee Stock Ownership Plan Trust (the “ESOP”)(2)	1,120,818	10.32%

JAM Partners, L.P. JAM Managers, L.L.C. Sy Jacobs One Fifth Avenue New York, NY 10003(3)	679,125	6.25%

Directors and Named Executive Officers
Robert A. Gaccione	126,535	1.16%
Joseph Kliminski(6)	501,185	4.53%
Fred G. Kowal	206,670	1.89%
H. Joseph North(7)	81,872	0.75%
W. George Parker	284,765	2.61%
Vincent S. Rospond	217,320	1.99%
James W. Ward, III	268,251	2.46%
Eric B. Heyer	183,571	1.68%
Catherine M. Bringuier	169,898	1.55%
All directors and executive officers as a group (9 persons)(4)(5)	2,040,067	17.70%

(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2)	These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid. As of January 2, 2009, 175,675 shares had been allocated to ESOP participants with an additional 53,247 shares to be allocated effective of December 31, 2008 upon completion of the allocation for 2008 by the plan administrator.

(3)	As reported by the named beneficial owners on Schedule 13D dated December 24, 2008. The named beneficial owners reported shared voting and dispositive power over all shares.

(4)	Includes shares of common stock held directly as well as by spouses or minor children, in trust and through other forms of indirect ownership.

(5)	Includes an aggregate of 664,053 shares underlying options exercisable or becoming exercisable within 60 days after January 2, 2009. As of January 2, 2009, each non-employee director had 45,348 options exercisable or becoming exercisable within 60 days after January 2, 2009. As of January 2, 2009, Officers Kliminski, Kowal, Heyer and Bringuier had 195,510, 71,228, 88,615 and 85,725 options, respectively, exercisable or becoming exercisable within 60 days of January 2, 2009.

(6)	The number of shares reported for Mr. Kliminski include 51,020 shares pledged as collateral for a margin loan.

(7)	The number of shares reported for Mr. North include 16,767 shares pledged as collateral for a margin loan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires American Bancorp of New Jersey’s directors and executive officers, and persons who own more than 10% of American Bancorp of New Jersey’s common stock to report their initial ownership of American Bancorp of New Jersey’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and American Bancorp of New Jersey, Inc. is required to disclose in this proxy statement any late filings or failures to file.
     American Bancorp of New Jersey, Inc. believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended September 30, 2008.

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has appointed Crowe Horwath LLP, as the independent public accounting firm to audit American Bancorp of New Jersey, Inc.’s financial statements for the fiscal year ending September 30, 2009. In making its determination to appoint Crowe Horwath LLP as American Bancorp of New Jersey, Inc.’s independent auditors for the 2009 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Crowe Horwath LLP, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the annual meeting. If the appointment of Crowe Horwath LLP is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Crowe Horwath LLP.
     A representative of Crowe Horwath LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.
     THE BOARD OF DIRECTORS OF AMERICAN BANCORP OF NEW JERSEY, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS INDEPENDENT AUDITORS FOR AMERICAN BANCORP OF NEW JERSEY, INC. FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

PROPOSAL IV: ADJOURNMENT OF THE ANNUAL MEETING
     In the event that there are not sufficient votes to constitute a quorum or approve the approval of the merger agreement at the time of the American Bancorp of New Jersey, Inc. annual meeting, the merger agreement may not be approved unless the annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by American Bancorp of New Jersey, Inc. at the time of the annual meeting to be voted for an adjournment, if necessary, American Bancorp of New Jersey, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of American Bancorp of New Jersey, Inc. unanimously recommends that its stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the annual meeting, no notice of the adjourned annual meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the annual meeting of the hour, date and place to which the annual meeting is adjourned.
OTHER MATTERS
     As of the date of this document, the American Bancorp of New Jersey, Inc. board of directors knows of no matters that will be presented for consideration at its annual meeting other than as described in this document. However, if any other matter shall properly come before this annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement.
EXPERTS
     The consolidated financial statements of Investors Bancorp, Inc. and Subsidiary as of June 30, 2008 and 2007, and for each of the years in the three-year period ended June 30, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The consolidated financial statements of American Bancorp of New Jersey, Inc. as of September 30, 2008 and 2007, and for each of the years in the three-year period ended September 30, 2008, incorporated by reference into this proxy statement-prospectus, have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm as stated in their reports, which is incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
LEGAL OPINIONS
     The validity of the common stock to be issued in the merger and the United States federal income tax consequences of the merger transaction will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Investors Bancorp, Inc.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. to incorporate certain information into this document by reference to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.
     This document incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by Investors Bancorp, Inc. (File No. 0-51557):
•	Annual Report on Form 10-K for the year ended June 30, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008 and December 31, 2008;

•	Current Reports on Form 8-K dated , and .

•	The description of Investors Bancorp, Inc. common stock set forth in the registration statement on Form 8-A (0-51557) filed pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.
     This document also incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by American Bancorp of New Jersey, Inc. (File No. 0-51500):
•	Annual Report on Form 10-K for the year ended September 30, 2008, as amended;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2008; and

•	Current Reports on Form 8-K filed and .
     In addition, Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. are incorporating by reference any documents they may file under the Securities Exchange Act of 1934, as amended after the date of this document and prior to the date of the annual meeting of American Bancorp of New Jersey, Inc. stockholders.
     Neither Investors Bancorp, Inc. nor American Bancorp of New Jersey, Inc. has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS
     This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) the financial condition, results of operations and business of Investors Bancorp, Inc. and American Bancorp of New Jersey; (ii) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (iii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	general economic conditions in the areas in which we operate;

•	our businesses may not be combined successfully, or such combination may take longer to accomplish than expected;

•	delays or difficulties in the integration by Investors Bancorp, Inc. of recently acquired businesses;

•	the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected;

•	governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may change, causing margins to compress and adversely affecting net interest income;

•	the risks associated with continued diversification of assets and adverse changes to credit quality;

•	competition from other financial services companies in our markets;

•	the concentration of Investors Bancorp, Inc.’s operations in New Jersey may adversely affect results if the New Jersey economy or real estate market declines; and

•	the risk of an economic slowdown that would adversely affect credit quality and loan originations.
     Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our respective reports filed with the Securities and Exchange Commission.
     All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either of us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. Neither of us undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Appendix A

Exhibit 10.1

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
INVESTORS BANCORP, INC.
AND
AMERICAN BANCORP OF NEW JERSEY, INC.

ARTICLE I CERTAIN DEFINITIONS		A-1
1.1.	Certain Definitions	A-1
ARTICLE II THE MERGER		A-6
2.1.	Merger	A-6
2.2.	Effective Time	A-6
2.3.	Certificate of Incorporation and Bylaws	A-6
2.4.	Directors and Officers of Surviving Corporation	A-6
2.5.	Effects of the Merger	A-6
2.6.	Tax Consequences	A-6
2.7.	Possible Alternative Structures	A-7
2.8.	Bank Merger	A-7
2.9.	Additional Actions	A-7
ARTICLE III CONVERSION OF SHARES		A-7
3.1.	Conversion of ABNJ Common Stock; Merger Consideration	A-7
3.2.	Election Procedures	A-8
3.3.	Procedures for Exchange of ABNJ Common Stock	A-11
3.4.	Reservation of Shares	A-12
3.5.	Modification of Merger Consideration	A-12
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ABNJ		A-13
4.1.	Standard	A-13
4.2.	Organization	A-13
4.3.	Capitalization	A-14
4.4.	Authority; No Violation	A-14
4.5.	Consents	A-15
4.6.	Financial Statements	A-15
4.7.	Taxes	A-16
4.8.	No Material Adverse Effect	A-17
4.9.	Material Contracts; Leases; Defaults	A-17
4.10.	Ownership of Property; Insurance Coverage	A-18
4.11.	Legal Proceedings	A-19
4.12.	Compliance With Applicable Law	A-19
4.13.	Employee Benefit Plans	A-20
4.14.	Brokers, Finders and Financial Advisors	A-22
4.15.	Environmental Matters	A-22
4.16.	Loan Portfolio	A-23
4.17.	Securities Documents	A-24
4.18.	Related Party Transactions	A-24
4.19.	Deposits	A-25
4.20.	Antitakeover Provisions Inapplicable; Required Vote	A-25
4.21.	Registration Obligations	A-25
4.22.	Risk Management Instruments	A-25
4.23.	Fairness Opinion	A-25
4.24.	Intellectual Property	A-25

A-i

4.25.	Labor Matters	A-25
4.26.	ABNJ Information Supplied	A-26
ARTICLE V REPRESENTATIONS AND WARRANTIES OF INVESTORS		A-26
5.1.	Standard	A-26
5.2.	Organization	A-26
5.3.	Capitalization	A-27
5.4.	Authority; No Violation	A-27
5.5.	Consents	A-28
5.6.	Financial Statements	A-28
5.7.	Taxes	A-29
5.8.	No Material Adverse Effect	A-29
5.9.	Ownership of Property; Insurance Coverage	A-29
5.10.	Legal Proceedings	A-30
5.11.	Compliance With Applicable Law	A-30
5.12.	Employee Benefit Plans	A-31
5.13.	Environmental Matters	A-31
5.14.	Securities Documents	A-32
5.15.	Investors Common Stock	A-32
5.16.	Investors Information Supplied	A-32
ARTICLE VI COVENANTS OF ABNJ		A-32
6.1.	Conduct of Business	A-32
6.2.	Current Information	A-35
6.3.	Access to Properties and Records	A-36
6.4.	Financial and Other Statements	A-37
6.5.	Maintenance of Insurance	A-37
6.6.	Disclosure Supplements	A-37
6.7.	Consents and Approvals of Third Parties	A-37
6.8.	All Reasonable Efforts	A-37
6.9.	Failure to Fulfill Conditions	A-37
6.10.	No Solicitation	A-37
6.11.	Reserves and Merger-Related Costs	A-40
6.12.	Board of Directors and Committee Meetings	A-40
ARTICLE VII COVENANTS OF INVESTORS		A-40
7.1.	Conduct of Business	A-40
7.2.	Current Information	A-40
7.3.	Financial and Other Statements	A-41
7.4.	Disclosure Supplements	A-41
7.5.	Consents and Approvals of Third Parties	A-41
7.6.	All Reasonable Efforts	A-41
7.7.	Failure to Fulfill Conditions	A-41
7.8.	Employee Benefits	A-41
7.9.	Directors and Officers Indemnification and Insurance	A-43
7.10.	Stock Listing	A-44
7.11.	Stock and Cash Reserve	A-44

A-ii

ARTICLE VIII REGULATORY AND OTHER MATTERS		A-44
8.1.	ABNJ Shareholder Meeting	A-44
8.2.	Proxy Statement-Prospectus	A-44
8.3.	Regulatory Approvals	A-45
ARTICLE IX CLOSING CONDITIONS		A-45
9.1.	Conditions to Each Party’s Obligations under this Agreement	A-46
9.2.	Conditions to the Obligations of Investors under this Agreement	A-46
9.3.	Conditions to the Obligations of ABNJ under this Agreement	A-46
ARTICLE X THE CLOSING		A-47
10.1.	Time and Place	A-47
10.2.	Deliveries at the Pre-Closing and the Closing	A-47
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER		A-47
11.1.	Termination	A-47
11.2.	Effect of Termination	A-49
11.3.	Amendment, Extension and Waiver	A-50
ARTICLE XII MISCELLANEOUS		A-50
12.1.	Confidentiality	A-50
12.2.	Public Announcements	A-50
12.3.	Survival	A-51
12.4.	Notices	A-51
12.5.	Parties in Interest	A-51
12.6.	Complete Agreement	A-51
12.7.	Counterparts	A-52
12.8.	Severability	A-52
12.9.	Governing Law	A-52
12.10.	Waiver of Trial by Jury	A-52
12.11.	Interpretation	A-52
12.12.	Specific Performance	A-52

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of December 14, 2008, by and between Investors Bancorp, Inc., a Delaware corporation (“Investors”), and American Bancorp of New Jersey, Inc., a New Jersey corporation (“ABNJ”).

WHEREAS, the Board of Directors of each of Investors and ABNJ (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and shareholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has adopted a resolution approving this Agreement and declaring its advisability; and

WHEREAS, in accordance with the terms of this Agreement, ABNJ will merge with and into Investors (the “Merger”), and immediately thereafter American Bank of New Jersey, a federally chartered stock savings bank and wholly owned subsidiary of ABNJ (“American Bank”), will be merged with and into Investors Savings Bank, a New Jersey chartered stock savings bank and wholly owned subsidiary of Investors (“Investors Savings Bank”); and

WHEREAS, as a condition to the willingness of Investors to enter into this Agreement, each of the directors and executive officers of ABNJ has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Investors (the “ABNJ Voting Agreement”), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of ABNJ owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Certain Definitions

1.1.  Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“ABNJ” shall mean American Bancorp of New Jersey, Inc., a New Jersey corporation, with its principal offices located at 365 Broad Street, Bloomfield, New Jersey 07003.

“ABNJ Common Stock” shall mean the common stock, par value $0.10 per share, of ABNJ.

“ABNJ DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by ABNJ to Investors specifically referring to the appropriate section of this Agreement.

“ABNJ Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of ABNJ and subsidiaries as of September 30, 2008 and 2007 and the consolidated statements of operations, stockholders’ equity and cash flows (including related notes and schedules, if any) of ABNJ and subsidiaries for each of the three years ended September 30, 2008, 2007 and 2006, and (ii) the unaudited interim consolidated financial statements of ABNJ and subsidiaries as of the end of each calendar quarter following September 30, 2008 and for the periods then ended.

“ABNJ Equity Plans” shall mean the ABNJ 2005 Stock Option Plan, the ABNJ 2005 Restricted Stock Plan and the ABNJ 2006 Equity Incentive Plan and any amendments thereto.

“ABNJ Option” shall mean an option to purchase shares of ABNJ Common Stock granted pursuant to the ABNJ Equity Plans and as set forth in ABNJ DISCLOSURE SCHEDULE 4.3.1.

“ABNJ Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“ABNJ Regulatory Reports” means the Thrift Financial Reports of American Bank and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 2007, through the Closing Date, and all Reports filed with the OTS by ABNJ from March 31, 2007 through the Closing Date.

“ABNJ Shareholders Meeting” shall have the meaning set forth in Section 8.1.1.

“ABNJ Subsidiary” means any corporation, of which more than 50% of the capital stock is owned, either directly or indirectly, by ABNJ or American Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of American Bank.

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement and any amendment hereto.

“American Bank” shall mean American Bank of New Jersey, a stock savings bank chartered by the OTS, with its principal offices located at 365 Broad Street, Bloomfield, New Jersey 07003, which is a wholly owned subsidiary of ABNJ.

“Applications” means the applications for regulatory approval that are required by the transactions contemplated hereby.

“Bank Merger” shall mean the merger of American Bank with and into Investors Savings Bank, with Investors Savings Bank as the surviving institution, which merger shall occur immediately following the Merger.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, FRB and the Department, which regulates Investors Savings Bank or American Bank, or any of their respective holding companies or subsidiaries, as the case may be.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Cash Consideration” shall have the meaning set forth in Section 3.1.3.

“Cash Election” shall have the meaning set forth in Section 3.1.3.

“Cash Election Shares” shall have the meaning set forth in Section 3.1.3.

“Certificate” shall mean certificates evidencing shares of ABNJ Common Stock.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

“Department” shall mean the New Jersey Department of Banking and Insurance.

“DGCL” shall mean the Delaware General Corporation Law.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Election Form” shall have the meaning set forth in Section 3.2.2.

“Election Form Record Date” shall have the meaning set forth in Section 3.2.2.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean such bank or trust company or other agent designated by Investors, which shall act as agent for Investors in connection with the exchange procedures for converting Certificates into the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean the Federal Home Loan Bank of New York.

“FINRA” shall mean the Financial Institutions Regulatory Authority.

“FRB” shall man the Board of Governors of the Federal Reserve or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” shall mean the Home Owners’ Loan Act, as amended.

“Investors Savings Bank” shall mean Investors Savings Bank, a New Jersey chartered stock savings bank, with its principal offices located at 101 JFK Parkway, Short Hills, New Jersey 07078, which is a wholly owned subsidiary of Investors.

“Investors” shall mean Investors Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 101 JFK Parkway, Short Hills, New Jersey 07078.

“Investors Common Stock” shall mean the common stock, par value $.01 per share, of Investors.

“INVESTORS DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Investors to ABNJ specifically referring to the appropriate section of this Agreement.

“Investors Financial Statements” shall mean the (i) the audited consolidated statements of condition (including related notes and schedules) of Investors and subsidiaries as of June 30, 2008, 2007 and 2006 and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Investors and subsidiaries for each of the three years ended June 30, 2008, 2007 and 2006, as set forth in Investors’ annual report for the year ended June 30, 2008, and (ii) the unaudited interim consolidated financial statements of Investors and subsidiaries as of the end of each calendar quarter following June 30, 2008, and for the periods then ended, as filed by Investors in its Securities Documents.

“Investors Stock Benefit Plans” shall mean the 2006 Equity Incentive Plan.

“Investors Subsidiary” means any corporation, of which more than 50% of the capital stock is owned, either directly or indirectly, by Investors or Investors Savings Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Investors Savings Bank.

“IRS” shall mean the United States Internal Revenue Service.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

“Material Adverse Effect” shall mean, with respect to Investors or ABNJ, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Investors and its Subsidiaries taken as a whole, or ABNJ and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either ABNJ, on the one hand, or Investors, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. With respect to ABNJ, and without limiting the foregoing, a Material Adverse Effect shall be deemed to have occurred if loans accounted for on a non-accrual basis, together with loans 90 days or more delinquent (“non-performing loans”) at any month end prior to Closing exceed 4% of total loans at such month end (provided that loans (or any amount thereof) accounted for on a non-accrual basis together with loans 90 days or more delinquent that are charged-off after the date hereof but prior to Closing shall be considered non-performing loans for purposes of this calculation). For purposes of this Agreement, the term “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) the impact of compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, (d) the payment of any amounts due to, or the provision of any other benefits to, any directors, officers or employees of ABNJ and its Subsidiaries pursuant to the employment agreements, plans and other arrangements described in Section 7.8 of this Agreement, (e) any charge or reserve taken by ABNJ at the request of Investors pursuant to Section 6.11 of this Agreement, (f) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party or pursuant to the terms of this Agreement, (g) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their Subsidiaries or (e) any change in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of Investors or ABNJ, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Merger” shall mean the merger of ABNJ with and into Investors (or a subsidiary thereof) pursuant to the terms hereof.

“Merger Consideration” shall have the meaning set forth in Section 3.1.6.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Investors Common Stock to be offered to holders of ABNJ Common Stock in connection with the Merger.

“Nasdaq” shall mean the Nasdaq Global Select Market.

“NJBCA” shall mean the New Jersey Business Corporation Act.

“OTS” shall mean the Office of Thrift Supervision or any successor thereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” shall have the meaning set forth in Section 4.13.2.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Regulatory Approvals” means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shortfall Number” shall have the meaning set forth in Section 3.2.5.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

“Stock Consideration” shall have the meaning set forth in Section 3.1.3.

“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election Shares” shall have the meaning set forth in Section 3.1.3.

“Stock Election Number” shall have the meaning set forth in Section 3.2.4.

“Stock Election” shall have the meaning set forth in Section 3.1.3.

“Stock Exchange” shall mean the Nasdaq Stock Market.

“Surviving Corporation” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean September 30, 2009.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II

The Merger

2.1.  Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) ABNJ shall merge with and into Investors, with Investors as the resulting or surviving corporation (the “Surviving Corporation”); and (b) the separate existence of ABNJ shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of ABNJ shall be vested in and assumed by Investors. As part of the Merger, each share of ABNJ Common Stock (other than Treasury Stock) will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, American Bank shall merge with and into Investors Savings Bank, with Investors Savings Bank as the resulting institution.

2.2.  Effective Time.

The Closing shall occur no later than the close of business on the tenth business day following the latest to occur of (i) all Regulatory Approvals of the Merger and the Bank Merger, (ii) ABNJ shareholder approval of the Merger, or (iii) the passing of any applicable waiting periods; or at such other date or time upon which Investors and ABNJ mutually agree (the “Closing”). The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State and with the New Jersey Secretary of State on the day of the Closing (the “Closing Date”), in accordance with the DGCL. The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State and the New Jersey Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL and the NJBCA.

2.3.  Certificate of Incorporation and Bylaws.

The Certificate of Incorporation and Bylaws of Investors as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4.  Directors and Officers of Surviving Corporation.

The directors of Investors immediately prior to the Effective Time shall remain directors of the Surviving Corporation. Effective upon the Effective Time, the number of persons comprising the Board of Directors of Investors and Investors Savings Bank shall each be increased by one, and James H. Ward III shall be appointed to the Board of Directors of Investors and Investors Savings Bank. The officers of Investors immediately prior to the Effective Time shall remain the officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.5.  Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL and the NJBCA.

2.6.  Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Investors, ABNJ nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Investors and ABNJ each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion.

2.7.  Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Investors shall be entitled to revise the structure of the Merger or the Bank Merger, including without limitation, by merging ABNJ into a wholly owned subsidiary of Investors, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (ii) there are no adverse Federal or state income tax consequences to ABNJ shareholders as a result of the modification; (iii) the consideration to be paid to the holders of ABNJ Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger and the Bank Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8.  Bank Merger

Investors and ABNJ shall use their reasonable best efforts to cause the merger of American Bank with and into Investors Savings Bank, with Investors Savings Bank as the surviving institution, to occur as soon as practicable after the Effective Time. In addition, following the execution and delivery of this Agreement, Investors will cause Investors Savings Bank, and ABNJ will cause American Bank, to execute and deliver the Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit A.

2.9.  Additional Actions

If, at any time after the Effective Time, Investors shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Investors its right, title or interest in, to or under any of the rights, properties or assets of ABNJ, American Bank, or (ii) otherwise carry out the purposes of this Agreement, ABNJ and its officers and directors shall be deemed to have granted to Investors an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Investors its right, title or interest in, to or under any of the rights, properties or assets of ABNJ or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Investors are authorized in the name of ABNJ or otherwise to take any and all such action.

ARTICLE III

Conversion of Shares

3.1.  Conversion of ABNJ Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Investors, ABNJ or the holders of any of the shares of ABNJ Common Stock, the Merger shall be effected in accordance with the following terms:

3.1.1. Each share of Investors Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2. All shares of ABNJ Common Stock held in the treasury of ABNJ (“Treasury Stock”) and each share of ABNJ Common Stock owned by Investors immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3. Subject to the provisions of this Article III, each share of ABNJ Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2, the following, without interest:

(A) for each share of ABNJ Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.2 (a “Cash Election”), cash from Investors in an amount equal to $12.50 (the “Cash Consideration”) (collectively, “Cash Election Shares”);

(B) for each share of ABNJ Common Stock with respect to which an election to receive Investors Common Stock has been effectively made and not revoked or lost, pursuant to Section 3.2 (a “Stock Election”), 0.9218 shares (“the Exchange Ratio”) of Investors Common (the “Stock Consideration”) (collectively, the “Stock Election Shares”);

(C) a combination of the Cash Consideration and the Stock Consideration (a “Mixed Election” and collectively the “Mixed Election Shares”); and

(D) for each share of ABNJ Common Stock other than shares as to which a Cash Election, a Stock Election or a Mixed Election has been effectively made and not revoked or lost, pursuant to Section 3.2 (collectively, “Non-Election Shares”), such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 3.2.

3.1.4. After the Effective Time, shares of ABNJ Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by ABNJ on such shares of ABNJ Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

3.1.5. In the event Investors changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Investors Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Investors Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to Investors Common Stock if Investors issues additional shares of Common Stock and receives fair market value consideration for such shares.

3.1.6. The consideration that any one ABNJ shareholder may receive pursuant to Article III is referred to herein as the “Merger Consideration.”

3.2.  Election Procedures.

3.2.1. Holders of ABNJ Common Stock may elect to receive shares of Investors Common Stock or cash (in either case without interest) in exchange for their shares of ABNJ Common Stock in accordance with the procedures set forth herein; provided that, in the aggregate, and subject to the provisions of Section 3.2.7, 70% of the total number of shares of ABNJ Common Stock issued and outstanding at the Effective Time, excluding any Treasury Shares (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of ABNJ Common Stock shall be converted into the Cash Consideration. Shares of ABNJ Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Cash Election Shares.” Shares of ABNJ Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as “Stock Election Shares.” Shares of ABNJ Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of shares of ABNJ Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as ABNJ and Investors shall mutually agree (“Election Form”), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as Investors and ABNJ shall mutually agree (the “Mailing Date”) to each holder of record of ABNJ Common Stock as of five business days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of ABNJ Common Stock held by such holder, in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares, in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder’s ABNJ Common Stock and the Cash consideration for the remaining part of such holder’s ABNJ Common Stock, or (iv) to indicate that such record holder has no preference as to the receipt of cash or Investors Common Stock for such shares. A holder of record of shares of ABNJ Common Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of ABNJ Common Stock held by such Representative for a particular beneficial owner. Any shares of ABNJ Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.

3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 25th day following the Mailing Date (or such other time and date as Investors and ABNJ may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date. ABNJ shall use its reasonable best efforts to make available up to two separate Election Forms, or such additional Election Forms as Investors may permit, to all persons who become holders (or beneficial owners) of ABNJ Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. ABNJ shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of ABNJ Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an ABNJ shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of ABNJ Common Stock held by such shareholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Investors shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Investors or ABNJ, upon exercise by Investors or ABNJ of its respective or their mutual rights to terminate this Agreement to the extent provided under Article XI, that this Agreement has been terminated in accordance with Article XI.

3.2.4. If the aggregate number of shares of ABNJ Common Stock with respect to which Stock Elections shall have been made (the “Stock Election Number”) exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election

Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

3.2.5. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

3.2.6. Adjustment to Preserve Tax Treatment.  Notwithstanding anything in this Article III to the contrary, if the aggregate value of the Stock Consideration to be delivered as of the Effective Time, less the amount of cash paid in lieu of fractional shares of Investors Common Stock pursuant to Section 3.2.7 (the “Stock Value”), is less than 42.5% of the sum of (i) the aggregate value of the Merger Consideration to be delivered as of the Effective Time, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) the value of any consideration paid by Investors or any of its Subsidiaries (or any “related person” to Investors or any of its Subsidiaries within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of ABNJ Common Stock prior to the Effective Time (such sum, the “Aggregate Value”), then Investors may reduce the number of shares of outstanding ABNJ Common Stock entitled to receive the Cash Consideration and correspondingly increase the number of shares of ABNJ Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to cause the Stock Value to equal 42.5% of the Aggregate Value.

3.2.7. No Fractional Shares.  Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Investors Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Investors Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Investors. In lieu of the issuance of any such fractional share, Investors shall pay to each former holder of ABNJ Common Stock who otherwise would be entitled to receive a fractional share of Investors Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Investors Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of ABNJ Common Stock owned by a ABNJ shareholder shall be combined so as to calculate the maximum number of whole shares of Investors Common Stock issuable to such ABNJ shareholder.

3.3.  Procedures for Exchange of ABNJ Common Stock.

3.3.1. Investors to Make Merger Consideration Available.  After the Election Deadline and no later than the Closing Date, Investors shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of ABNJ Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Investors Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including any cash that may be payable in lieu of any fractional shares of ABNJ Common Stock) (such cash and certificates for shares of Investors Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).

3.3.2. Exchange of Certificates.  Investors shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration and cash in lieu of fractional shares, if any, into which the ABNJ Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of Investors Common Stock (if any) to which such former holder of ABNJ Common Stock shall have become entitled pursuant to the provisions of Section 3.1 or 3.2 hereof, (ii) a check representing that amount of cash (if any) to which such former holder of ABNJ Common Stock shall have become entitled pursuant to the provisions of Section 3.1 or 3.2 hereof and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of Investors Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.2, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares.

3.3.3. Rights of Certificate Holders after the Effective Time.  The holder of a Certificate that prior to the Merger represented issued and outstanding ABNJ Common Stock shall have no rights, after the Effective Time, with respect to such ABNJ Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Investors Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Investors Common Stock represented by such Certificate.

3.3.4. Surrender by Persons Other than Record Holders.  If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5. Closing of Transfer Books.  From and after the Effective Time, there shall be no transfers on the stock transfer books of ABNJ of the ABNJ Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6. Return of Exchange Fund.  At any time following the six (6) month period after the Effective Time, Investors shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Investors (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Investors nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7. Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Investors, the posting by such person of a bond in such amount as Investors may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8. Withholding.  Investors or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of ABNJ Common Stock such amounts as Investors (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Investors or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the ABNJ Common Stock in respect of whom such deduction and withholding were made by Investors or the Exchange Agent.

3.3.9. Treatment of ABNJ Options.  ABNJ DISCLOSURE SCHEDULE 4.3.1 sets forth all of the outstanding ABNJ Options as of the date hereof. Prior to and effective as of the Effective Time, ABNJ shall take all actions necessary to terminate the ABNJ Equity Plans. Holders of all unexercised ABNJ Options as of the Effective Time will receive, in cancellation of their ABNJ Options, a cash payment from ABNJ immediately prior to the Effective Time, in an amount equal to the product of (x) the number of shares of ABNJ Common Stock provided for in such ABNJ Option and (y) the excess, if any, of $12.50 over the exercise price per share provided for in such ABNJ Option (the “Cash Option Payment”), which cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax. Subject to the foregoing, ABNJ Options not exercised prior to the Effective Time shall terminate. Prior to the Effective Time, ABNJ shall obtain the written consent of each option holder to the cancellation of the ABNJ Options in exchange for the Cash Option Payment.

3.4.  Reservation of Shares.

3.4.1. Investors shall reserve for issuance a sufficient number of shares of the Investors Common Stock for the purpose of issuing shares of Investors Common Stock to the ABNJ shareholders in accordance with this Article III.

3.5.  Modification of Merger Consideration

Notwithstanding anything in this Agreement to the contrary, in the event that by May 31, 2009 Investors has not received Regulatory Approvals to issue shares of Investors Common Stock in the Merger, in accordance with the terms hereof, then Investors may elect to proceed with the Merger on the basis of converting each outstanding share of ABNJ Common Stock into the right to receive the Cash Consideration, all references to Merger Consideration shall mean the Cash Consideration, and the applicable provisions of this Agreement shall be deemed modified accordingly. In such event, and notwithstanding anything contained in Section 2.7 hereof, the Merger shall be accomplished by merging a newly formed, wholly owned first tier subsidiary of Investors with and into ABNJ.

ARTICLE IV

Representations and Warranties of ABNJ

ABNJ represents and warrants to Investors that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the ABNJ DISCLOSURE SCHEDULE delivered by ABNJ to Investors on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. ABNJ has made a good faith effort to ensure that the disclosure on each schedule of the ABNJ DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the ABNJ DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of ABNJ shall include the Knowledge of American Bank.

4.1.  Standard.

No representation or warranty of ABNJ contained in this Article IV shall be deemed untrue or incorrect, and ABNJ shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material”, “materially”, “in all material respects”, “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Section 4.2.1 and 4.2.2, 4.2.4 and 4.2.5), 4.3, 4.4, 4.8, 4.9.5, 4.13.5, 4.13.8, 4.13.10 and 4.13.11, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained. Provided further, that as to the representations contained in Sections 4.13.5, 4.13.8, 4.13.10, 4.13.11, if there is a breach that relates to an undisclosed payment, expense accrual or cost in excess of $300,000 (either individually or in the aggregate), such breach shall be considered material.

4.2.  Organization.

4.2.1. ABNJ is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly registered as a savings and loan holding company under the HOLA. ABNJ has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.2.2. American Bank is a federally chartered savings bank duly organized and validly existing under the laws of the United States. The deposits of American Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by American Bank when due. American Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

4.2.3. ABNJ DISCLOSURE SCHEDULE 4.2.3 sets forth each ABNJ Subsidiary. Each ABNJ Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

4.2.4. The respective minute books of ABNJ, American Bank and each other ABNJ Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

4.2.5. Prior to the date of this Agreement, ABNJ has made available to Investors true and correct copies of the certificate of incorporation or charter and bylaws of ABNJ, American Bank and each other ABNJ Subsidiary.

4.3.  Capitalization.

4.3.1. The authorized capital stock of ABNJ consists of 20,000,000 shares of common stock, $0.10 par value per share, of which 10,859,692 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 10,000,000 shares of Preferred Stock, par value $0.10 per share, of which there are no shares issued and outstanding. There are 3,668,261 shares of ABNJ Common Stock held by ABNJ as Treasury Stock. Neither ABNJ nor any ABNJ Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ABNJ Common Stock, or any other security of ABNJ or a ABNJ Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of ABNJ Common Stock or any other security of ABNJ or any ABNJ Subsidiary, other than shares issuable under the ABNJ Equity Plans. ABNJ DISCLOSURE SCHEDULE 4.3.1 sets forth the name of each holder of options to purchase ABNJ Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held.

4.3.2. ABNJ owns all of the capital stock of American Bank, free and clear of any lien or encumbrance. Except for the ABNJ Subsidiaries, ABNJ does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of ABNJ Subsidiaries, equity interests held by ABNJ Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of ABNJ Subsidiaries, including stock in the FHLB. Either ABNJ or American Bank owns all of the outstanding shares of capital stock of each ABNJ Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

4.3.3. To ABNJ’s Knowledge, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ABNJ Common Stock, except as listed on ABNJ’s DISCLOSURE SCHEDULE 4.3.3.

4.4.  Authority; No Violation.

4.4.1. ABNJ has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by ABNJ’s shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ABNJ and the completion by ABNJ of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of ABNJ, and no other corporate proceedings on the part of ABNJ, except for the approval of the ABNJ shareholders, is necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by ABNJ, and subject to approval by the shareholders of ABNJ and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Investors, constitutes the valid and binding obligation of ABNJ, enforceable against ABNJ in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2. Subject to receipt of Regulatory Approvals and ABNJ’s and Investors’ compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of ABNJ, (A) the execution and delivery of this Agreement by ABNJ, (B) the consummation of the transactions contemplated hereby, and (C) compliance by ABNJ with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of ABNJ or any ABNJ Subsidiary or the charter and bylaws of American Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ABNJ or any ABNJ Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ABNJ or American Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which ABNJ or American Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ABNJ and the ABNJ Subsidiaries taken as a whole.

4.5.  Consents.

Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein and filing of Articles of Combination with Bank Regulators, (b) the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and New Jersey, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Investors Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Investors Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of ABNJ, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to ABNJ’s Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by ABNJ, and (y) the completion of the Merger and the Bank Merger. ABNJ has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6.  Financial Statements.

4.6.1. ABNJ has previously made available to Investors the ABNJ Regulatory Reports. The ABNJ Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.2. ABNJ has previously made available to Investors the ABNJ Financial Statements. The ABNJ Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of ABNJ and the ABNJ Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

4.6.3. At the date of each balance sheet included in the ABNJ Financial Statements or the ABNJ Regulatory Reports, neither ABNJ nor American Bank, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ABNJ Financial Statements or ABNJ Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.4. The records, systems, controls, data and information of ABNJ and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of ABNJ or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6.4. ABNJ (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to ABNJ, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of ABNJ by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to ABNJ’s outside auditors and the audit committee of ABNJ’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect ABNJ’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in ABNJ’s internal control over financial reporting. These disclosures (if any) were made in writing by management to ABNJ’s auditors and audit committee and a copy has previously been made available to Investors. As of the date hereof, to the knowledge of ABNJ, its chief executive officer and chief financial officer will be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act, without qualification, when next due.

4.6.5. Since October 1, 2006, (i) neither ABNJ nor any of its Subsidiaries nor, to the knowledge of ABNJ, any director, officer, employee, auditor, accountant or representative of ABNJ or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of ABNJ or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that ABNJ or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing ABNJ or any of its Subsidiaries, whether or not employed by ABNJ or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by ABNJ or any of its officers, directors, employees or agents to the Board of Directors of ABNJ or any committee thereof or to any director or officer of ABNJ.

4.7.  Taxes.

Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.7, ABNJ and the ABNJ Subsidiaries that are at least 80 percent owned by ABNJ are members of the same affiliated group within the meaning of Code Section 1504(a). ABNJ has duly filed all federal, state and material local tax returns required to be filed by or with respect to ABNJ and every ABNJ Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to ABNJ’s Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from ABNJ and any ABNJ Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.7(b), as of the date of this Agreement, ABNJ has received no written notice of, and to ABNJ’s Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of ABNJ or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where ABNJ or any of its Subsidiaries do not file tax returns that ABNJ or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.7 (c), ABNJ and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. ABNJ and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and ABNJ and each of its Subsidiaries, to ABNJ’s Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.8.  No Material Adverse Effect.

ABNJ has not suffered any Material Adverse Effect since September 30, 2007 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ABNJ.

4.9.  Material Contracts; Leases; Defaults.

4.9.1. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.9.1, neither ABNJ nor any ABNJ Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of ABNJ or any ABNJ Subsidiary, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of ABNJ or any ABNJ Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ABNJ or any ABNJ Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by ABNJ or any ABNJ Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ABNJ or any ABNJ Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Investors or any Investors Subsidiary; (vi) any other agreement, written or oral, that obligates ABNJ or any ABNJ Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment, or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by ABNJ or any ABNJ Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

4.9.2. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in ABNJ DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither ABNJ nor any ABNJ Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Investors on or before the date hereof, are listed on ABNJ DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof and neither ABNJ nor any ABNJ Subsidiary (nor, to the Knowledge of ABNJ, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on ABNJ DISCLOSURE SCHEDULE 4.9.3(a), no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.9.3(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which ABNJ or any ABNJ Subsidiary is a party or under which ABNJ or any ABNJ Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.9.3(c), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ABNJ or any ABNJ Subsidiary or upon the occurrence of a subsequent event; or (y) requires ABNJ or any ABNJ Subsidiary to provide a benefit in the form of ABNJ Common Stock or determined by reference to the value of ABNJ Common Stock.

4.9.4. Since December 31, 2007, through and including the date of this Agreement, except as publicly disclosed by ABNJ in the Securities Documents filed or furnished by ABNJ prior to the date hereof, neither ABNJ nor any ABNJ Subsidiary has (i) except for (A) normal increases for employees (other than officers and directors subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2007 (which amounts have been previously made available to Investors), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on ABNJ DISCLOSURE SCHEDULE 4.13.1, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of ABNJ Common Stock, or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under ABNJ Equity Plans, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income tax purposes, (v) made any material change in the credit policies or procedures of ABNJ or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $100,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of ABNJ or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

4.9.5. ABNJ did not apply to participate in the Capital Purchase Program established by the United States Treasury Department under the Troubled Assets Relief Program, pursuant to the Emergency Economic Stabilization Act of 2008.

4.10.  Ownership of Property; Insurance Coverage.

4.10.1. ABNJ and each ABNJ Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by ABNJ or each ABNJ Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the ABNJ Regulatory Reports and in the ABNJ Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an ABNJ Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the ABNJ Financial Statements. ABNJ and the ABNJ Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by ABNJ and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the ABNJ Financial Statements.

4.10.2. With respect to all material agreements pursuant to which ABNJ or any ABNJ Subsidiary has purchased securities subject to an agreement to resell, if any, ABNJ or such ABNJ Subsidiary, as the case may be, has a lien or security interest (which to ABNJ’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3. ABNJ and each ABNJ Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither ABNJ nor any ABNJ Subsidiary, except as disclosed in ABNJ DISCLOSURE SCHEDULE 4.10.3(a), has received notice from any insurance carrier during the past five years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by ABNJ or any ABNJ Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years ABNJ and each ABNJ Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. ABNJ DISCLOSURE SCHEDULE 4.10.3(b) identifies all material policies of insurance maintained by ABNJ and each ABNJ Subsidiary as well as the other matters required to be disclosed under this Section.

4.11.  Legal Proceedings.

Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.11, neither ABNJ nor any ABNJ Subsidiary is a party to any, and there are no pending or, to ABNJ’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against ABNJ or any ABNJ Subsidiary, (ii) to which ABNJ or any ABNJ Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of ABNJ or American Bank to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on ABNJ.

4.12.  Compliance With Applicable Law.

4.12.1. To ABNJ’s Knowledge, each of ABNJ and each ABNJ Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither ABNJ nor any ABNJ Subsidiary has received any written notice to the contrary. The Board of Directors of American Bank has adopted and American Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA Patriot Act and the regulations thereunder.

4.12.2. Each of ABNJ and each ABNJ Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of ABNJ, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

4.12.3. For the period beginning January 1, 2003, neither ABNJ nor any ABNJ Subsidiary has received any written notification or, to ABNJ’s Knowledge, any other communication from any Bank Regulator (i) asserting that ABNJ or any ABNJ Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ABNJ or any ABNJ Subsidiary; (iii) requiring, or threatening to require, ABNJ or any ABNJ Subsidiary, or indicating that ABNJ or any ABNJ Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of ABNJ or any ABNJ Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ABNJ or any ABNJ Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “ABNJ Regulatory Agreement”). Neither ABNJ nor any ABNJ Subsidiary has consented to or entered into any ABNJ Regulatory Agreement that is currently in effect or that was in effect since January 1, 2003. The most recent regulatory rating given to American Bank as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

4.12.4. Since the enactment of the Sarbanes-Oxley Act, ABNJ has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq. ABNJ DISCLOSURE SCHEDULE 4.12.4 of sets forth, as of November 30, 2008, a schedule of all officers and directors of ABNJ who have outstanding loans from ABNJ or American Bank, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

4.13.  Employee Benefit Plans.

4.13.1. ABNJ DISCLOSURE SCHEDULE 4.13.1 includes a descriptive list and copy of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, severance and change in control agreements, split dollar life insurance and any supplemental life insurance agreements and/or policies, and all other material benefit practices, policies and arrangements maintained by ABNJ or any ABNJ Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of ABNJ or any ABNJ Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “ABNJ Compensation and Benefit Plans”). Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.1, neither ABNJ nor any of its Subsidiaries has any commitment to create any additional ABNJ Compensation and Benefit Plan or to materially modify, change or renew any existing ABNJ Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

4.13.2. To the Knowledge of ABNJ and except as disclosed in ABNJ DISCLOSURE SCHEDULE 4.13.2, each ABNJ Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full and each ABNJ Compensation and Benefit Plan that is subject to Code Section 409A is in compliance with Code

Section 409A. Each ABNJ Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and ABNJ is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of ABNJ, threatened action, suit or claim relating to any of the ABNJ Compensation and Benefit Plans (other than routine claims for benefits). Neither ABNJ nor any ABNJ Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any ABNJ Compensation and Benefit Plan that would reasonably be expected to subject ABNJ or any ABNJ Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

4.13.3. ABNJ does not maintain any defined benefit pension plan. To the Knowledge of ABNJ, and except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Governmental Entity or Bank Regulator with respect to any ABNJ Compensation and Benefit Plan, or any plan maintained by any entity which is considered one employer with ABNJ under Section 4001(b)(1) of ERISA or Code Section 414 (“ERISA Affiliate”)(such plan being referred to as an “ERISA Affiliate Plan”). Neither ABNJ, its Subsidiaries, nor any ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA.

4.13.4. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.4, all material contributions required to be made under the terms of any ABNJ Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which ABNJ or any ABNJ Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on ABNJ’s consolidated financial statements to the extent required by GAAP. ABNJ and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable ABNJ Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.5. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.5(a), neither ABNJ nor any ABNJ Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any ABNJ Compensation and Benefit Plan, other than benefits mandated by COBRA or other applicable law to any employee or director. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.5(b), there has been no communication to employees by ABNJ or any ABNJ Subsidiary that would reasonably be expected to promise or guarantee such employees or directors retiree health, life insurance, disability insurance, or other retiree death benefits.

4.13.6. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.6, ABNJ and its Subsidiaries do not maintain any ABNJ Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7. With respect to each ABNJ Compensation and Benefit Plan, if applicable, ABNJ has provided or made available to Investors copies of the: (A) plan documents, administrative forms, any loan documents under an ABNJ employee stock ownership plan, trust instruments and insurance contracts; (B) three most recent Forms 5500 as filed; (C) three most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); (H) ESOP allocation and suspense account records for the past three years; and (I) copies of all equity grant agreements.

4.13.8. Except as disclosed in ABNJ DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any ABNJ Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any ABNJ Compensation and Benefit Plan.

4.13.9. Except as disclosed in ABNJ DISCLOSURE SCHEDULE 4.13.9, neither ABNJ nor any ABNJ Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

4.13.10. To the Knowledge of ABNJ, the consummation of the Merger and the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of ABNJ or any ABNJ Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code), except as set forth in ABNJ DISCLOSURE SCHEDULE 4.13.10.

4.13.11. Except as disclosed in ABNJ DISCLOSURE SCHEDULE 4.13.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock or restricted stock units, outstanding under any of the ABNJ Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

4.13.12. ABNJ DISCLOSURE SCHEDULE 4.13.12(a) sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers, and employees whose annual rate of salary is $50,000 or greater, of American Bank or ABNJ, their title and rate of salary, and their date of hire. ABNJ DISCLOSURE SCHEDULE 4.13.12(b) also sets forth any changes to any ABNJ Compensation and Benefit Plan since December 31, 2007.

4.14.  Brokers, Finders and Financial Advisors.

Neither ABNJ nor any ABNJ Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Keefe, Bruyette & Woods, Inc. (“KBW”) by ABNJ and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with KBW, setting forth the fee payable to KBW for its services rendered to ABNJ in connection with the Merger and transactions contemplated by this Agreement, is attached to ABNJ DISCLOSURE SCHEDULE 4.14.

4.15.  Environmental Matters.

4.15.1. Except as may be set forth in ABNJ DISCLOSURE SCHEDULE 4.15 and any Phase I Environmental Report identified therein, with respect to ABNJ and each ABNJ Subsidiary:

(A) To ABNJ’s Knowledge, each of ABNJ and the ABNJ Subsidiaries, the Participation Facilities, and, to ABNJ’s Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

(B) ABNJ has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ABNJ’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the ABNJ Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the ABNJ Subsidiaries or any Participation Facility;

(C) ABNJ has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ABNJ’s Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or ABNJ or any of the ABNJ Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

(D) To ABNJ’s Knowledge, the properties currently owned or operated by ABNJ or any ABNJ Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

(E) Neither ABNJ nor any ABNJ Subsidiary during the past five years has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

(F) To ABNJ’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by ABNJ or any of the ABNJ Subsidiaries or any Participation Facility, and to ABNJ’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by ABNJ or any of the ABNJ Subsidiaries or any Participation Facility; and

(G) To ABNJ’s Knowledge, during the period of (s) ABNJ’s or any of the ABNJ Subsidiaries’ ownership or operation of any of their respective current properties or (t) ABNJ’s or any of the ABNJ Subsidiaries’ participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To ABNJ’s Knowledge, prior to the period of (x) ABNJ’s or any of the ABNJ Subsidiaries’ ownership or operation of any of their respective current properties or (y) ABNJ’s or any of the ABNJ Subsidiaries’ participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

4.15.2. “Loan Property” means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. “Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

4.16.  Loan Portfolio.

4.16.1. The allowance for loan losses reflected in ABNJ’s audited consolidated balance sheet at September 30, 2008 was, and the allowance for loan losses shown on the balance sheets in ABNJ’s Securities Documents for periods ending after September 30, 2007 was or will be, as the case may be, adequate, as of the dates thereof, under GAAP.

4.16.2. ABNJ DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of the most recently available date (and in no event later than November 30, 2008), by account, of: (A) all loans (including loan participations) of American Bank or any other ABNJ Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of American Bank or any other ABNJ Subsidiary which have been terminated by American Bank or any other ABNJ Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which American Bank or any other ABNJ Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from American Bank or any other ABNJ Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein American Bank or any other ABNJ Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified American Bank or any other ABNJ Subsidiary during the past twelve months of, or has asserted against American Bank or any other ABNJ Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of American Bank, each borrower, customer or other party which has given American Bank or any other ABNJ Subsidiary any oral notification of, or orally asserted to or against American Bank or any other ABNJ Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by American Bank or any American Bank Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of ABNJ and the ABNJ Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of ABNJ’s or the appropriate ABNJ Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in ABNJ DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of ABNJ, the loans, discounts and the accrued interest reflected on the books of ABNJ and the ABNJ Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by ABNJ or the appropriate ABNJ Subsidiary free and clear of any liens.

4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.17.  Securities Documents.

ABNJ has made available to Investors copies of its (i) annual reports on Form 10-K for the years ended September 30, 2007, 2006 and 2005 and (ii) proxy materials used or for use in connection with its meetings of shareholders held in 2008, 2007 and 2006. Such reports and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

4.18.  Related Party Transactions.

Except as described in ABNJ’s Proxy Statement distributed in connection with the annual meeting of shareholders held in February 2008 (which has previously been provided to Investors), or as set forth in ABNJ DISCLOSURE SCHEDULE 4.18, neither ABNJ nor any ABNJ Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of ABNJ or any ABNJ Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of ABNJ or any ABNJ Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither ABNJ nor any ABNJ Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by ABNJ is inappropriate.

4.19.  Deposits.

Except as set forth in ABNJ DISCLOSURE SCHEDULE 4.19, none of the deposits of ABNJ or any ABNJ Subsidiary is a “brokered deposit” as defined in 12 CFR Section 337.6(a)(2).

4.20.  Antitakeover Provisions Inapplicable; Required Vote.

The affirmative vote of a majority of the votes cast by the holders of ABNJ Common Stock is required to approve this Agreement and the Merger under the NJBCA. The requirements of the New Jersey Shareholders Protection Act do not apply to the Merger and the Agreement.

4.21.  Registration Obligations.

Neither ABNJ nor any ABNJ Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22.  Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for ABNJ’s own account, or for the account of one or more of ABNJ’s Subsidiaries or their customers (all of which are set forth in ABNJ DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of ABNJ, with counterparties believed to be financially responsible at the time; and to ABNJ’s Knowledge each of them constitutes the valid and legally binding obligation of ABNJ or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither ABNJ nor any ABNJ Subsidiary, nor to the Knowledge of ABNJ any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.  Fairness Opinion.

ABNJ has received a written opinion from KBW to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of ABNJ pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24.  Intellectual Property

ABNJ and each ABNJ Subsidiary owns or, to ABNJ’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment (except as set forth in ABNJ DISCLOSURE SCHEDULE 4.24), and neither ABNJ nor any ABNJ Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. ABNJ and each ABNJ Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of ABNJ, the conduct of the business of ABNJ and each ABNJ Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.25.  Labor Matters

There are no labor or collective bargaining agreements to which ABNJ or any ABNJ Subsidiary is a party. To the Knowledge of ABNJ, there is no union organizing effort pending or threatened against ABNJ or any ABNJ Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of ABNJ, threatened against ABNJ or any ABNJ Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of ABNJ, threatened against ABNJ or any ABNJ Subsidiary (other than routine employee grievances that are not related to union employees). ABNJ and each ABNJ Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

4.26.  ABNJ Information Supplied

The information relating to ABNJ and any ABNJ Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by ABNJ with respect to statements made or incorporated by reference therein based on information supplied by Investors specifically for inclusion or incorporation by reference in the Merger Registration Statement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Investors represents and warrants to ABNJ that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in Section 5.1, and except as set forth in the Investors DISCLOSURE SCHEDULE delivered by Investors to ABNJ on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Investors has made a good faith effort to ensure that the disclosure on each schedule of the Investors DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the Investors DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Investors shall include the Knowledge of Investors Savings Bank.

5.1.  Standard.

No representation or warranty of Investors contained in this Article V shall be deemed untrue or incorrect, and Investors shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material”, “materially”, “in all material respects”, “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2, 5.2.4 and 5.2.5), 5.3, 5.4, and 5.8 which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

5.2.  Organization.

5.2.1. Investors is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Investors has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.2.2. Investors Savings Bank is a savings bank duly organized, validly existing and in good standing (to the extent required) under New Jersey law. The deposits of Investors Savings Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Investors Savings Bank is a member in good standing of the FHLB and own the requisite amount of stock therein.

5.2.3. INVESTORS DISCLOSURE SCHEDULE 5.2.3 sets forth each Investors Subsidiary. Each Investors Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4. The respective minute books of Investors and each Investors Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

5.2.5. Prior to the date of this Agreement, Investors has made available to ABNJ true and correct copies of the certificate of incorporation and bylaws of Investors and Investors Savings Bank and the Investors Subsidiaries.

5.3.  Capitalization.

5.3.1. The authorized capital stock of Investors consists of 200,000,000 shares of common stock, $0.01 par value, of which 108,927,929 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of preferred stock, $0.01 par value (“Investors Preferred Stock”), none of which are outstanding. There are 9,092,351 shares of Investors Common Stock held by Investors as treasury stock. Neither Investors nor any Investors Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Investors Common Stock, or any other security of Investors or any securities representing the right to vote, purchase or otherwise receive any shares of Investors Common Stock or any other security of Investors, other than shares issuable under the Investors Stock Benefit Plans.

5.3.2. Investors owns all of the capital stock of Investors Savings Bank free and clear of any lien or encumbrance.

5.4.  Authority; No Violation.

5.4.1. Investors has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Investors and the completion by Investors of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Investors, and no other corporate proceedings on the part of Investors are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Investors, and subject to the receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by ABNJ, constitutes the valid and binding obligations of Investors, enforceable against Investors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2. Subject to receipt of Regulatory Approvals and ABNJ’s and Investors’ compliance with any conditions contained therein, (A) the execution and delivery of this Agreement by Investors, (B) the consummation of the transactions contemplated hereby, and (C) compliance by Investors with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Investors or any Investors Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Investors or any Investors Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Investors or any Investors Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Investors.

5.5.  Consents.

Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, compliance with any conditions contained therein and the filing of Articles of Combination with Bank Regulators, (b) the filing of the Certificate of Merger with the Secretary of States of the States of Delaware and New Jersey, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Investors Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Investors Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of ABNJ, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to Investors’ Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Investors, and (y) the completion of the Merger and the Bank Merger. Investors has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6.  Financial Statements.

5.6.1. Investors has previously made available to ABNJ the Investors Financial Statements. The Investors Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Investors and the Investors Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.2. At the date of each balance sheet included in the Investors Financial Statements, Investors did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Investors Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.3. The records, systems, controls, data and information of Investors and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Investors or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.6.3. Investors (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Investors, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Investors by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Investors’ outside auditors and the audit committee of Investors’ Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Investors’ ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Investors’ internal control over financial reporting. As of the date hereof, to the knowledge of Investors, its chief executive officer and chief financial officer will be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act, without qualification, when next due.

5.6.4. The allowance for credit losses reflected in Investors’ audited statement of condition at June 30, 2008 was, and the allowance for credit losses shown on the balance sheets in Investors’ Securities Documents for periods ending after June 30, 2008 was or will be, adequate, as of the dates thereof, under GAAP.

5.7.  Taxes.

Investors and the Investors Subsidiaries that are at least 80 percent owned by Investors are members of the same affiliated group within the meaning of Code Section 1504(a). Investors has duly filed all federal, state and material local tax returns required to be filed by or with respect to Investors and each Investors Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Investors, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Investors and any Investors Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Investors and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Investors and each of its Subsidiaries, to the Knowledge of Investors, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8.  No Material Adverse Effect.

Investors has not suffered any Material Adverse Effect since June 30, 2008 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Investors.

5.9.  Ownership of Property; Insurance Coverage.

5.9.1. Investors and each Investors Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Investors or each Investors Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Investors Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Investors Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Investors Financial Statements. Investors and the Investors Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Investors and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Investors and each Investors Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations.

5.10.  Legal Proceedings.

Except as disclosed in INVESTORS DISCLOSURE SCHEDULE 5.10, neither Investors nor any Investors Subsidiary is a party to any, and there are no pending or, to the Knowledge of Investors, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Investors or any Investors Subsidiary, (ii) to which Investors or any Investors Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Investors to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.11.  Compliance With Applicable Law.

5.11.1. To the Knowledge of Investors, each of Investors and each Investors Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Investors nor any Investors Subsidiary has received any written notice to the contrary. The Board of Directors of Investors Savings Bank has adopted and Investors Savings Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA Patriot Act and the regulations thereunder.

5.11.2. Each of Investors and each Investors Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Investors, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

5.11.3. For the period beginning January 1, 2003, neither Investors nor any Investors Subsidiary has received any written notification or, to the Knowledge of Investors, any other communication from any Bank Regulator (i) asserting that Investors or any Investors Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Investors or Investors Savings Bank; (iii) requiring or threatening to require Investors or any Investors Subsidiary, or indicating that Investors or any Investors Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Investors or any Investors Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Investors or any Investors Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “Investors Regulatory Agreement”). Neither Investors nor any Investors Subsidiary has consented to or entered into any currently effective Investors Regulatory Agreement. The most recent regulatory rating given to Investors Savings Bank as to compliance with the CRA is satisfactory or better.

5.11.4. Since the enactment of the Sarbanes-Oxley Act, Investors has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq.

5.12.  Employee Benefit Plans.

5.12.1. INVESTORS DISCLOSURE SCHEDULE 5.12 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by Investors or any Investors Subsidiary and in which employees in general may participate (the “Investors Compensation and Benefit Plans”). Each Investors Compensation and Benefit Plan has been administered in form and in operation, in all material respects with its terms and all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

5.12.2. To the Knowledge of Investors and except as disclosed in INVESTORS DISCLOSURE SCHEDULE 5.12.2, each Investors Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Investors Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Investors is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Investors, threatened action, suit or claim relating to any of the Investors Compensation and Benefit Plans (other than routine claims for benefits). Neither Investors nor any Investors Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Investors Compensation and Benefit Plan that would reasonably be expected to subject Investors or any Investors Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

5.12.3. All material contributions required to be made under the terms of any Investors Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Investors or any Investors Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Investors’ consolidated financial statements to the extent required by GAAP. Investors and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Investors Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.13.  Environmental Matters.

5.13.1. To the Knowledge of Investors, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including, without limitation, in a fiduciary or agency capacity), or on which it holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Investors or any Investors Subsidiary. To the Knowledge of Investors, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Investors or any Investors Subsidiary by reason of any Environmental Laws. Neither Investors nor any Investors Subsidiary during the past five years has received any written notice from any Person that Investors or any Investors Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility)

for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Investors or any Investors Subsidiary.

5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Investors’s Knowledge, threatened, before any court, governmental agency or other forum against Investors or any Investors Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Investors or any Investors Subsidiary.

5.14.  Securities Documents.

Investors has made available to ABNJ copies of its (i) annual reports on Form 10-K for the years ended June 30, 2008, 2007 and 2006, and (ii) proxy materials used or for use in connection with its meetings of shareholders held in 2008, 2007 and 2006. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

5.15.  Investors Common Stock

The shares of Investors Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.16.  Investors Information Supplied

The information relating to Investors and any Investors Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Investors with respect to statements made or incorporated by reference therein based on information supplied by ABNJ specifically for inclusion or incorporation by reference in the Merger Registration Statement.

ARTICLE VI

COVENANTS OF ABNJ

6.1.  Conduct of Business.

6.1.1. Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Investors, which consent will not be unreasonably withheld, conditioned or delayed, ABNJ will, and it will cause each ABNJ Subsidiary to: operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

6.1.2. Negative Covenants.  ABNJ agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in ABNJ DISCLOSURE SCHEDULE 6.1.2, or consented to by Investors in writing (which consent shall not be unreasonably withheld or delayed), it will not, and it will cause each ABNJ Subsidiary not to:

(A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law, or appoint a new director to the board directors;

(B) change the number of authorized or issued shares of its capital stock, issue any shares of ABNJ Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the ABNJ Equity Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) ABNJ may continue to pay its regular quarterly cash dividend of $0.05 per share, with payment and record dates consistent with past practice, (ii) ABNJ may issue shares of ABNJ Common Stock upon the valid exercise, in accordance with the information set forth in ABNJ DISCLOSURE SCHEDULE 4.3.1, of presently outstanding ABNJ Options issued under the ABNJ Equity Plans, and (iii) any ABNJ Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) consistent with past practice.

(C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

(D) other than as set forth in ABNJ DISCLOSURE SCHEDULE 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on ABNJ DISCLOSURE SCHEDULES 4.9.1 and 4.13.1, and (ii) pay increases in the ordinary course of business consistent with past practice to non-officer employees. Neither ABNJ nor any ABNJ Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that ABNJ or an ABNJ Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business.

(F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(G) merge or consolidate ABNJ or any ABNJ Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ABNJ or any ABNJ Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between ABNJ, or any ABNJ Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ABNJ Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(H) sell or otherwise dispose of the capital stock of ABNJ or sell or otherwise dispose of any asset of ABNJ or of any ABNJ Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of ABNJ or of any ABNJ Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(I) voluntarily take any action which would result in any of the representations and warranties of ABNJ or American Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating ABNJ or American Bank;

(K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which ABNJ or any ABNJ Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(L) purchase any securities (other than FHLB stock as required by the FHLB); or purchase any securities other than securities (i) issued by a federal government agency, and (iii) with a weighted average life of not more than one year;

(M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the ABNJ DISCLOSURE SCHEDULE 6.12(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $1.0 million for a commercial real estate loan or $250,000 for a commercial business loan, or $500,000 for a construction loan, or in excess of $750,000 for a residential loan. In addition, the prior approval of Investors is required with respect to the foregoing: (i) any new loan or credit facility commitment to any borrower or group of affiliated borrowers whose credit exposure with American Bank, ABNJ or any ABNJ Subsidiary, in the aggregate, exceeds $5.0 million prior thereto or as a result thereof; and (ii) any new loan or credit facility commitment in any property located, outside of New Jersey.

(N) except as set forth on the ABNJ DISCLOSURE SCHEDULE 6.12(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(O) enter into (or renew) any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; enter into (or renew) any structured financing transaction;

(P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(Q) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;

(R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any ABNJ Employee Plan;

(S) except as set forth in ABNJ DISCLOSURE SCHEDULE 6.12(S), make any capital expenditures in excess of $25,000 individually or $75,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(T) except as set forth in ABNJ DISCLOSURE SCHEDULE 6.12(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) (and provided that Investors Savings Bank will be given the first opportunity to purchase any loan participation being sold) or OREO properties (other than sales of OREO which generate a net book loss of not more than $10,000 per property);

(V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ABNJ or American Bank of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $75,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

(X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

(Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

(Z) borrow or otherwise enter into any agreement (including but not limited to structured borrowings or any indebtedness the maturity date of which is in excess of 12 months) to increase the indebtedness of ABNJ or any of its subsidiaries except for liquidity and operational purposes;

(AA) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Investors and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Investors (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of Investors (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

(BB) agree to do any of the foregoing.

6.2.  Current Information.

6.2.1. During the period from the date of this Agreement to the Effective Time, ABNJ will cause one or more of its representatives to confer with representatives of Investors and report the general status of its ongoing operations at such times as Investors may reasonably request. ABNJ will promptly notify Investors of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving ABNJ or any ABNJ Subsidiary. Without limiting the foregoing, senior officers of Investors and ABNJ shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of ABNJ and its Subsidiaries, in accordance with applicable law, and ABNJ shall give due consideration to Investors’ input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Investors nor any Investors Subsidiary shall under any circumstance be permitted to exercise control of ABNJ or any ABNJ Subsidiary prior to the Effective Time.

6.2.2. American Bank and Investors Savings Bank shall meet on a regular basis to discuss and plan for the conversion of American Bank’s data processing and related electronic informational systems to those used by Investors Savings Bank, which planning shall include, but not be limited to, discussion of the possible termination by American Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by American Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that American Bank shall not be obligated to take any such action prior to the Effective Time and, unless American Bank otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that American Bank takes, at the request of Investors Savings Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Investors Savings Bank shall indemnify American Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by ABNJ, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

6.2.3. American Bank shall provide Investors Savings Bank, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, ABNJ shall provide Investors Savings Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

6.2.4. ABNJ shall promptly inform Investors upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of ABNJ or any ABNJ Subsidiary under any labor or employment law.

6.3.  Access to Properties and Records.

Subject to Section 12.1 hereof, ABNJ shall permit Investors reasonable access upon reasonable notice to its properties and those of the ABNJ Subsidiaries, and shall disclose and make available to Investors during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter ABNJ reasonably determines should be treated as confidential) and shareholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Investors may have a reasonable interest; provided, however, that ABNJ shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. ABNJ shall provide and shall request its auditors to provide Investors with such historical financial information regarding it (and related audit reports and consents) as Investors may reasonably request for securities disclosure purposes. Investors shall use commercially reasonable efforts to minimize any interference with ABNJ’s regular business operations during any such access to ABNJ’s property, books and records. ABNJ and each ABNJ Subsidiary shall permit Investors, at its expense, to cause a “phase I environmental audit” and a “phase II environmental audit” to be performed at any physical location owned or occupied by ABNJ or any ABNJ Subsidiary. In the event any subsurface or phase II site assessments are conducted, Investors shall indemnify ABNJ and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition.

6.4.  Financial and Other Statements.

6.4.1. Promptly upon receipt thereof, ABNJ will furnish to Investors copies of each annual, interim or special audit of the books of ABNJ and the ABNJ Subsidiaries made by its independent auditors and copies of all internal control reports submitted to ABNJ by such auditors in connection with each annual, interim or special audit of the books of ABNJ and the ABNJ Subsidiaries made by such auditors.

6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, ABNJ will make available to Investors the Securities Documents filed by it with the SEC under the Securities Laws. ABNJ will furnish to Investors copies of all documents, statements and reports as it or any ABNJ Subsidiary shall send to its shareholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each month, American Bank will deliver to Investors a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

6.4.3. ABNJ will advise Investors promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of ABNJ or any of the ABNJ Subsidiaries.

6.4.4. With reasonable promptness, ABNJ will furnish to Investors such additional financial data that ABNJ possesses and as Investors may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.  Maintenance of Insurance.

ABNJ shall maintain, and cause each ABNJ Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of theirs properties and the nature of their business.

6.6.  Disclosure Supplements.

From time to time prior to the Effective Time, ABNJ will promptly supplement or amend the ABNJ DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such ABNJ DISCLOSURE SCHEDULE or which is necessary to correct any information in such ABNJ DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such ABNJ DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.  Consents and Approvals of Third Parties.

ABNJ shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

6.8.  All Reasonable Efforts.

Subject to the terms and conditions herein provided, ABNJ agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9.  Failure to Fulfill Conditions.

In the event that ABNJ determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Investors.

6.10.  No Solicitation.

(a) ABNJ shall not, and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Investors) any information or data with respect to ABNJ or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which ABNJ is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by ABNJ or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of ABNJ or otherwise, shall be deemed to be a breach of this Agreement by ABNJ. ABNJ and its Subsidiaries shall, and shall cause each of ABNJ Representative to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Investors), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving ABNJ or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of ABNJ or any of its Subsidiaries representing, in the aggregate, fifteen percent (15%) or more of the assets of ABNJ and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of ABNJ or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of ABNJ or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 6.10(a), ABNJ may take any of the actions described in clause (ii) of Section 6.10(a) if, but only if, (i) ABNJ has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.10; (ii) ABNJ Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such actions would be inconsistent with its fiduciary duties to ABNJ’s shareholders under applicable law; (iii) ABNJ has provided Investors with at least two (2) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to ABNJ or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, ABNJ receives from such Person a confidentiality agreement with terms no less favorable to ABNJ than those contained in the Confidentiality Agreement. ABNJ shall promptly provide to Investors any non-public information regarding ABNJ or its Subsidiaries provided to any other Person that was not previously provided to Investors, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that ABNJ Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of ABNJ Common Stock or all, or substantially all, of the assets of ABNJ and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of ABNJ Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to ABNJ’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to ABNJ’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) ABNJ shall promptly (and in any event within twenty-four (24) hours) notify Investors in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, ABNJ or any ABNJ Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. ABNJ agrees that it shall keep Investors informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Neither the ABNJ Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Investors in connection with the transactions contemplated by this Agreement (including the Merger), the ABNJ Recommendation (as defined in Section 8.1), or make any statement, filing or release, in connection with ABNJ Shareholders Meeting or otherwise, inconsistent with the ABNJ Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the ABNJ Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause ABNJ or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10(b)) or (B) requiring ABNJ to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 6.10(d), prior to the date of ABNJ Shareholders Meeting, the ABNJ Board may approve or recommend to the shareholders of ABNJ a Superior Proposal and withdraw, qualify or modify ABNJ Recommendation in connection therewith (a “ABNJ Subsequent Determination”) after the fourth (4th) Business Day following Investors’ receipt of a notice (the “Notice of Superior Proposal”) from ABNJ advising Investors that the ABNJ Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that ABNJ shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that ABNJ proposes to accept) if, but only if, (i) the ABNJ Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that it is required to take such actions to comply with its fiduciary duties to ABNJ’s shareholders under applicable law, (ii) during the four (4) Business Day Period after receipt of the Notice of Superior Proposal by Investors, ABNJ and the ABNJ Board shall have cooperated and negotiated in good faith with Investors to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable ABNJ to proceed with the ABNJ Recommendation without a ABNJ Subsequent Determination; provided, however, that Investors shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of such four (4) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Investors since its receipt of such Notice of Superior Proposal, ABNJ Board has again in good faith made the determination (A) in clause (i) of this Section 6.10(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the ABNJ Recommendation or the making of a ABNJ Subsequent Determination by the ABNJ Board shall not change the approval of the ABNJ Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f) Nothing contained in this Section 6.10 shall prohibit ABNJ or the ABNJ Board from complying with ABNJ’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in ABNJ Recommendation unless ABNJ Board reaffirms ABNJ Recommendation in such disclosure.

6.11.  Reserves and Merger-Related Costs.

ABNJ agrees to consult with Investors with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). Investors and ABNJ shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Investors shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until Investors shall have irrevocably certified to ABNJ that all conditions set forth in Article IX to the obligation of Investors to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

6.12.  Board of Directors and Committee Meetings.

ABNJ and American Bank shall permit representatives of Investors to attend any meeting of the Board of Directors of ABNJ and/or American Bank or the Executive and Loan Committees thereof as an observer (the “Observer”), provided that neither ABNJ nor American Bank shall be required to permit the Investors representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of ABNJ or American Bank or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to Investors’ participation.

ARTICLE VII

COVENANTS OF INVESTORS

7.1.  Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of ABNJ, which consent will not be unreasonably withheld, Investors will, and it will cause each Investors Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

7.2.  Current Information.

During the period from the date of this Agreement to the Effective Time, Investors will cause one or more of its representatives to confer with representatives of ABNJ and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as ABNJ may reasonably request. Investors will promptly notify ABNJ, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution of material litigation involving Investors and any Investors Subsidiary. Investors shall be reasonably responsive to requests by ABNJ for access to such information and personnel regarding Investors and its Subsidiaries as may be reasonably necessary for ABNJ to confirm that the representations and warranties of Investors contained herein are true and correct and that the covenants of Investors contained herein have been performed in all material respects; provided, however, that Investors shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Investors’ reasonable judgment, would interfere with the normal conduct of Investors’ business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

7.3.  Financial and Other Statements.

Investors will make available to ABNJ the Securities Documents filed by it with the SEC under the Securities Laws. Investors will furnish to ABNJ copies of all documents, statements and reports as it or Investors Savings Bank file with the FDIC or any other Bank Regulator with respect to the Merger. Investors will furnish to ABNJ copies of all documents, statements and reports as it or any Investors Subsidiary sends to the shareholders of Investors.

7.4.  Disclosure Supplements.

From time to time prior to the Effective Time, Investors will promptly supplement or amend the Investors DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Investors DISCLOSURE SCHEDULE or which is necessary to correct any information in such Investors DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Investors DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.5.  Consents and Approvals of Third Parties.

Investors shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.6.  All Reasonable Efforts.

Subject to the terms and conditions herein provided, Investors agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.7.  Failure to Fulfill Conditions.

In the event that Investors determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify ABNJ.

7.8.  Employee Benefits.

7.8.1. Investors will review all ABNJ Compensation and Benefit Plans to determine, subject to Section 7.8.3, whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by ABNJ or any ABNJ Subsidiary are changed or terminated by Investors, in whole or in part, Investors shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of Investors or applicable Investors Subsidiary (as of the date any such compensation or benefit is provided). Employees of ABNJ or any ABNJ Subsidiary who become participants in an Investors Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of ABNJ or American Bank or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given for any purpose under the Investors ESOP, and provided further, that credit for benefit accrual purposes will be given only for purposes of Investors vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of Investors. This Agreement shall not be construed to limit the ability of Investors or Investors Savings Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.

7.8.2. Subject to the occurrence of the Effective Time, the ABNJ ESOP shall be terminated immediately prior to and effective as of the Effective Time (all shares held by the ABNJ ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ABNJ ESOP participants), all outstanding ABNJ ESOP indebtedness shall be repaid, and the balance of the shares and any other assets remaining in the Loan Suspense Account (as such term is defined in the ABNJ ESOP) shall be allocated and distributed to ABNJ ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the ABNJ ESOP and unless otherwise required by applicable law. Prior to the Effective Time, ABNJ, and following the Effective Time, Investors shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ABNJ ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). ABNJ and following the Effective Time, Investors, will adopt such amendments to the ABNJ ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither ABNJ, nor following the Effective Time, Investors, shall make any distribution from the ABNJ ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section 7.8.2 and the terms of the ABNJ ESOP, the terms of the ABNJ ESOP shall control; however, in the event of any such conflict, ABNJ before the Merger and Investors after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

7.8.3. The payments and benefits that would be required to be made under the employment agreements, Executive Salary Continuation Agreements and split dollar agreements between (i) ABNJ and/or American Bank and (ii) each of the following individuals, Messrs. Kliminski, Kowal, Heyer, Bzdek and Gaccione, Jr. and Ms. Bringuier, assuming a termination of employment as of the Effective Time and to any current or former director under the Directors Consultation and Retirement Plan assuming a termination of service as of the Effective Time shall be made, unless otherwise set forth herein, immediately prior to the Effective Time, and in accordance with the principles set forth in such agreements and in INVESTORS DISCLOSURE SCHEDULE 7.8.3 Each of the individuals referenced in this Section 7.8.3 entitled to a payment under the agreements shall sign an acknowledgement in connection with the execution of this Agreement, which shall be included in INVESTORS DISCLOSURE SCHEDULE 7.8.3, agreeing to the application of the principles set forth in this Section, which acknowledgement shall also include explanatory detail and analysis as to the method of the calculation of the payments and benefits due. INVESTORS DISCLOSURE SCHEDULE 7.8.3 shall also include the form of the acknowledgment and release that each executive and director or former director shall sign in connection with any payment and/or provision of benefits under their respective agreements.

7.8.4. Any employee of ABNJ or any ABNJ Subsidiary who is not a party to an employment, change in control or severance agreement or contract providing severance payments shall, at the Effective Time, be covered by and eligible to receive severance benefits under the severance plan set forth in ABNJ DISCLOSURE SCHEDULE 7.8.4 in accordance with the terms of such plan or policy.

7.8.5. In the event of any termination or consolidation of any ABNJ health plan with any Investors health plan, Investors shall make available to employees of ABNJ or any ABNJ Subsidiary who continue employment with Investors or a Investors Subsidiary (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to Investors employees. Unless a Continuing Employee affirmatively terminates coverage under a ABNJ health plan prior to the time that such Continuing Employee becomes eligible to participate in the Investors health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the ABNJ health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Investors and their dependents. In the event of a termination or consolidation of any ABNJ health plan, terminated ABNJ employees and qualified beneficiaries will have the right to continued coverage under group health plans of Investors in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any ABNJ health plan, or consolidation of any ABNJ health plan with any Investors health plan, any coverage limitation under the Investors health plan due to any pre-existing condition shall be waived by the Investors health plan to the degree that such condition was covered by the ABNJ health plan and such condition would otherwise have been covered by the Investors health plan in the absence of such coverage limitation. Continuing Employees who cease participating in an ABNJ health plan and become participants in a comparable Investors health plan shall receive credit for any co-payment and deductibles paid under ABNJ’s health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Investors health plan, upon substantiation, in a form satisfactory to Investors or Investors’ health insurance carrier that such co-payment and/or deductible has been satisfied.

7.9.  Directors and Officers Indemnification and Insurance.

7.9.1. For a period of six years after the Effective Time, Investors shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of ABNJ or a ABNJ Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Investors, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ABNJ or a ABNJ Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent that such Indemnified Parties were entitled to indemnification under applicable New Jersey and federal law and under ABNJ’s Certificate of Incorporation and Bylaws. This right of indemnification shall include the right to be paid expenses in advance of the final disposition of any such action or proceeding upon receipt of an undertaking to repay such advance payments if it shall be adjudicated or determined that such Indemnified Party is not entitled to indemnification. Any Indemnified Party wishing to claim indemnification under this Section 7.9.1 upon learning of any Claim, shall notify Investors (but the failure so to notify Investors shall not relieve it from any liability which it may have under this Section 7.9.1, except to the extent such failure materially prejudices Investors) and shall deliver to Investors the undertaking referred to in the previous sentence.

7.9.2. In the event that either Investors or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Investors shall assume the obligations set forth in this Section 7.9.

7.9.3. Investors shall maintain, or shall cause Investors Savings Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of ABNJ (provided, that Investors may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall Investors be required to expend pursuant to this Section 7.9.3 more than 175% of the annual cost currently expended by ABNJ with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Investors shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, ABNJ agrees in order for Investors to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

7.9.4. The obligations of Investors provided under this Section 7.9 are intended to be enforceable against Investors directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Investors.

7.10.  Stock Listing.

Investors agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Investors Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of Investors Common Stock to be issued in the Merger.

7.11.  Stock and Cash Reserve.

Investors agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1.  ABNJ Shareholder Meeting.

ABNJ will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “ABNJ Shareholders Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in ABNJ’s reasonable judgment, necessary or desirable, (ii) subject to Section 6.10, have its Board of Directors recommend approval of this Agreement to the ABNJ shareholders.

8.2.  Proxy Statement-Prospectus.

8.2.1. For the purposes (x) of registering Investors Common Stock to be offered to holders of ABNJ Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the ABNJ Shareholders Meeting, Investors shall draft and prepare, and ABNJ shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the ABNJ shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Investors shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Investors and ABNJ shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and ABNJ shall thereafter promptly mail the Proxy Statement-Prospectus to the ABNJ shareholders. Investors shall also use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and ABNJ shall furnish all information concerning ABNJ and the holders of ABNJ Common Stock as may be reasonably requested in connection with any such action.

8.2.2. ABNJ shall provide Investors with any information concerning itself that Investors may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Investors shall notify ABNJ promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to ABNJ promptly copies of all correspondence between Investors or any of their representatives and the SEC. Investors shall give ABNJ and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give ABNJ and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Investors and ABNJ agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of ABNJ Common Stock entitled to vote at the ABNJ Shareholders Meeting hereof at the earliest practicable time.

8.2.3. ABNJ and Investors shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, ABNJ shall cooperate with Investors in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Investors shall file an amended Merger Registration Statement with the SEC, and ABNJ shall mail an amended Proxy Statement-Prospectus to the ABNJ shareholders.

8.3.  Regulatory Approvals.

Each of ABNJ and Investors will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. ABNJ and Investors will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of ABNJ, Investors to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. ABNJ shall have the right to review and approve in advance all characterizations of the information relating to ABNJ and any ABNJ Subsidiary, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. Investors shall give ABNJ and its counsel the opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give ABNJ and its counsel the opportunity to review and comment on all amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator. Investors will file a regulatory application with the FRB for approval to issue shares in Merger within 30 days of the date hereof.

ARTICLE IX

CLOSING CONDITIONS

9.1.  Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1. Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of ABNJ.

9.1.2. Injunctions.  None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3. Regulatory Approvals.  Subject to Section 3.5, all Regulatory Approvals and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of Investors, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of ABNJ, American Bank and Investors or materially impair the value of ABNJ or American Bank to Investors.

9.1.4. Effectiveness of Merger Registration Statement.  The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Investors Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5. Nasdaq Listing.  The shares of Investors Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.1.6. Tax Opinion.  On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Investors shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Investors and ABNJ, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinions described in this Section 9.1.6, the law firm may require and rely upon customary representations contained in certificates of officers of Investors and ABNJ and their respective Subsidiaries. This condition shall not apply if the Merger proceeds under Section 3.5.

9.2.  Conditions to the Obligations of Investors under this Agreement.

The obligations of Investors under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

9.2.1. Representations and Warranties.  Each of the representations and warranties of ABNJ set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and ABNJ shall have delivered to Investors a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of ABNJ as of the Effective Time.

9.2.2. Agreements and Covenants.  ABNJ shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Investors shall have received a certificate signed on behalf of ABNJ by the Chief Executive Officer and Chief Financial Officer of ABNJ to such effect dated as of the Effective Time.

9.2.3. Permits, Authorizations, Etc.  ABNJ shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

9.2.4. No Material Adverse Effect.  Since September 30, 2007, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ABNJ.

ABNJ will furnish Investors with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Investors may reasonably request.

9.3.  Conditions to the Obligations of ABNJ under this Agreement.

The obligations of ABNJ under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

9.3.1. Representations and Warranties.  Each of the representations and warranties of Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and Investors shall have delivered to ABNJ a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Investors as of the Effective Time.

9.3.2. Agreements and Covenants.  Investors shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and ABNJ shall have received a certificate signed on behalf of Investors by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

9.3.3. Permits, Authorizations, Etc.  Investors shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

9.3.4. Payment of Merger Consideration.  Investors shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide ABNJ with a certificate evidencing such delivery.

9.3.5. No Material Adverse Effect.  Since June 30, 2008, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Investors. This condition shall not apply if the Merger proceeds under Section 3.5.

Investors will furnish ABNJ with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as ABNJ may reasonably request.

ARTICLE X

THE CLOSING

10.1.  Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m., or at such other place or time upon which Investors and ABNJ mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.  Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Investors and ABNJ the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, Investors shall have delivered the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1.  Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of ABNJ:

11.1.1. At any time by the mutual written agreement of Investors and ABNJ;

11.1.2. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this

Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by ABNJ) or Section 9.3.1 (in the case of a breach of a representation or warranty by Investors);

11.1.3. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by ABNJ) or Section 9.3.2 (in the case of a breach of covenant by Investors);

11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Investors and ABNJ; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

11.1.5. By the Board of Directors of either party if the shareholders of ABNJ shall have voted at its shareholders’ meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

11.1.6. By the Board of Directors of either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

11.1.8. By the Board of Directors of Investors if ABNJ has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of ABNJ has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Investors.

11.1.9. By the Board of Directors of ABNJ if ABNJ has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of ABNJ has made a determination to accept such Superior Proposal.

11.1.10. By ABNJ, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five-day period commencing on and following the Determination Date, such termination to be effective on the 10th day following such Determination Date (“Effective Termination Date”), if both of the following conditions are satisfied:

(i) The Investors Market Value on the Determination Date is less than $10.85; and

(ii) the number obtained by dividing the Investors Market Value on the Determination Date by the Initial Investors Market Value (“Investors Ratio”) shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.20;

subject, however, to the following three sentences. If ABNJ elects to exercise its termination right pursuant to this Section 11.1.10, it shall give prompt written notice thereof to Investors. During the five business day period commencing with its receipt of such notice, Investors shall have the option of paying additional Merger Consideration in the form of Investors Common Stock, cash, or a combination of Investors Common Stock and cash so that the Aggregate Investors Share Amount shall be valued at the lesser of (i) the product of 0.80 and the Initial Investors Market Value or (ii) the product obtained by multiplying the Index Ratio by the Initial Investors Market Value. If within such five business day period, Investors delivers written notice to ABNJ that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 11.1.10 and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified). Moreover, this Section 11.1.10 shall not apply if the Merger proceeds in accordance with the provisions of Section 3.5.

For purposes of this Section 11.1.10, the following terms shall have the meanings indicated below:

“Determination Date” shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the Bank Mergers have been received (disregarding any waiting period).

“Final Index Price” means the average of the daily closing value of the Index for the five consecutive trading days immediately preceding the Determination Date.

“Initial Index Price” means the closing value of the Index on the trading day ended two days preceding the execution of this Agreement.

“Index Group” means the SNL Thrift Index.

“Index Ratio” shall be the Final Index Price divided by the Initial Index Price.

“Initial Investors Market Value” means $13.56, adjusted if applicable as indicated in the last sentence of Section 11.1.10.

“Investors Market Value” shall be the average of the daily closing sales prices of a share of Investors Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Determination Date.

If Investors declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices of Investors Common Stock shall be appropriately adjusted for the purposes of applying this Section 11.1.10.

11.2.  Effect of Termination.

11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C) As a condition of Investors’ willingness, and in order to induce Investors, to enter into this Agreement, and to reimburse Investors for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, ABNJ hereby agrees to pay Investors, and Investors shall be entitled to payment of a fee of $5.6 million (the “Investors Fee”), within three business days after written demand for payment is made by Investors, following the occurrence of any of the events set forth below:

(i) ABNJ terminates this Agreement pursuant to Section 11.1.9 or Investors terminates this Agreement pursuant to Section 11.1.8; or

(ii) The entering into a definitive agreement by ABNJ relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving ABNJ within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Investors pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by ABNJ; or (ii) the failure of the shareholders of ABNJ to approve this Agreement after the occurrence of an Acquisition Proposal.

(D) If demand for payment of the Investors Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then Investors will not have any other rights or claims against ABNJ, its Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Investors Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Investors against ABNJ and its Subsidiaries and their respective officers and directors.

11.3.  Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of ABNJ), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of ABNJ, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to ABNJ’s shareholders pursuant to this Agreement, except as provided in Section 3.5 hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XII

MISCELLANEOUS

12.1.  Confidentiality.

Except as specifically set forth herein, Investors and ABNJ mutually agree to be bound by the terms of the confidentiality agreements dated October 14, 2008 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

12.2.  Public Announcements.

ABNJ and Investors shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither ABNJ nor Investors shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

12.3.  Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

12.4.  Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to ABNJ, to:	Joseph Kliminski Chief Executive Officer American Bancorp of New Jersey, Inc. 365 Broad Street Bloomfield, New Jersey 07003 Fax: (973) 748-8088
With required copies to:	James S. Fleischer, Esq. Silver, Freedman & Taff, L.L.P. 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 Fax: (202) 337-5502
If to Investors, to:	Kevin Cummings President and Chief Executive Officer Investors Bancorp, Inc. 101 JFK Parkway Short Hills, New Jersey 07078 Fax: (973) 924-5192
With required copies to:	John J. Gorman, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

12.5.  Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except as provided in Article III and Sections 7.8.2 and 7.9, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6.  Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7.  Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

12.8.  Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9.  Governing Law

This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

12.10.  Waiver of Trial by Jury.

The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

12.11.  Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.12.  Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Investors and ABNJ have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

Investors Bancorp, Inc.

Dated: December 14, 2008	By: /s/ Kevin Cummings Name: Kevin Cummings Title: President and Chief Executive Officer

American Bancorp of New Jersey, Inc.

Dated: December 14, 2008	By: /s/ Joseph Kliminski Name: Joseph Kliminski Title: Chief Executive Officer

APPENDIX B

[Keefe, Bruyette & Woods, Inc. Letterhead]

December 14, 2008

The Board of Directors
American Bancorp of New Jersey, Inc.
365 Broad Street
Bloomfield, NJ 07003

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of American Bancorp of New Jersey (“ABNJ”) of the exchange ratio in the proposed merger (the “Merger”) of ABNJ into Investors Bancorp, Inc. (“Investors”), pursuant to the Agreement and Plan of Merger, dated as of December 14, 2008, between ABNJ and Investors (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $0.10 per share, of ABNJ (the “Common Shares”) will be exchanged for, at the election of each shareholder, $12.50 in cash, 0.9218 shares of common stock, par value $0.01 per share, of Investors, or a combination of $3.75 in cash and 0.6453 shares of Investors common stock, subject to an allocation procedure that will ensure 30% of the shares of ABNJ common stock will be exchanged for cash and 70% exchanged for stock. If, upon obtaining all regulatory approvals necessary to consummate the merger, Investors market value per share has declined by 20% or greater from the date of the Agreement, and has experienced a 20% greater decline than the performance of the SNL Thrift Index over the same time period, ABNJ may elect to terminate the merger. Should ABNJ elect to terminate the merger, Investors has the option of paying additional merger consideration as to make the aggregate consideration per share equal to 80% of the aggregate consideration per share on the date of the Agreement.

Keefe, Bruyette & Woods, Inc. has acted as financial advisor to ABNJ. As part of our investment banking business, we are continually engaged in the valuation of bank and thrift, and bank and thrift holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, ABNJ and Investors, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of ABNJ and Investors for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to ABNJ. We have acted exclusively for the Board of Directors of ABNJ in rendering this fairness opinion and will receive a fee from ABNJ for our services. A portion of our fee is contingent upon the successful completion of the Merger.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of ABNJ and Investors, and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended September 30, 2008 of ABNJ, and for the three years ended June 30, 2008 for Investors; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of ABNJ and Investors and certain other communications from ABNJ and Investors to their respective stockholders; and (iv) other financial information concerning the businesses and operations of ABNJ and Investors furnished to us by ABNJ and Investors for purposes of our analysis. We have also held discussions with senior management of ABNJ and Investors regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for ABNJ and Investors with similar information for certain other companies the securities of which are publicly traded, reviewed the

B-1

financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of ABNJ and Investors as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed with your consent that the aggregate allowances for loan and lease losses for ABNJ and Investors are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of ABNJ or Investors, nor have we examined any individual credit files.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of ABNJ and Investors; (ii) the assets and liabilities of ABNJ and Investors; and (iii) the nature and terms of certain other merger transactions involving banks and thrifts, and bank and thrift holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of ABNJ to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to ABNJ.

We are not expressing any opinion about the fairness of the amount or nature of the compensation to any of ABNJ’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of the Target.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the NASD Rules of the Financial Institutions Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange ratio in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

B-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     Item 20. Indemnification of Directors and Officers
     Article NINTH of the Certificate of Incorporation of Investors Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     NINTH:
     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.
     D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.
     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
Item 21. Exhibits and Financial Statement Schedules
     The exhibits and financial statements filed as part of this Registration Statement are as follows:
          Exhibits

2.1	Agreement and Plan of Merger by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc., as amended**

3.1	Certificate of Incorporation of Investors Bancorp, Inc.*

3.2	Bylaws of Investors Bancorp, Inc.*

4.1	Form of Common Stock Certificate of Investors Bancorp, Inc.*

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued***

10.1	Form of Employment Agreement*

10.2	Form of Change in Control Agreement*

10.3	Investors Savings Bank Director Retirement Plan*

10.4	Investors Savings Bank Supplemental ESOP and Retirement Plan*

10.5	Investors Savings Bank Executive Supplemental Retirement Wage Replacement Plan*

10.6	Investors Savings Bank Deferred Directors Fee Plan*

10.7	Investors Bancorp, Inc. Deferred Directors Fee Plan*

21	Subsidiaries of Investors Bancorp, Inc.*

23.1	Consent of KPMG LLP

23.2	Consent of Crowe Horwath LLP

23.3	Consent of Keefe Bruyette & Woods, Inc.

23.4	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)***

24	Power of attorney (set forth on the signature pages to this Registration Statement)

*	Incorporated by reference to the Registration Statement on Form S-1 of Investors Bancorp, Inc. (file no.333-125703), as amended, originally filed with the Securities and Exchange Commission on June 10, 2005.

**	Incorporated by reference to the Current Reports on Form 8-K of Investors Bancorp, Inc. filed with the Securities and Exchange Commission on December 15, 2008 and March 15, 2009.

***	Previously filed.

Item 22. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey, on March 27, 2009.

INVESTORS BANCORP, INC.

By:	/s/ Kevin Cummings

Kevin Cummings
President, Chief Executive Officer and Director
(Duly Authorized Representative)
POWER OF ATTORNEY
     We, the undersigned directors and officers of Investors Bancorp, Inc. (the “Company”) severally constitute and appoint Kevin Cummings with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Kevin Cummings may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Kevin Cummings shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kevin Cummings Kevin Cummings	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2009

/s/ Thomas F. Splaine, Jr. Thomas F. Splaine, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2009

/s/ Patrick J. Grant	Chairman of the Board	March 27, 2009
Patrick J. Grant

/s/ Doreen R. Byrnes	Director	March 27, 2009
Doreen R. Byrnes

/s/ Robert M. Cashill	Director	March 27, 2009
Robert M. Cashill

/s/ Brian D. Dittenhafer	Director	March 27, 2009
Brian D. Dittenhafer

Signatures	Title	Date

/s/ John A. Kirkpatrick	Director	March 27, 2009
John A. Kirkpatrick

/s/ Vincent D. Manahan, III	Director	March 27, 2009
Vincent D. Manahan, III

/s/ Richard Petroski Richard Petroski	Director	March 27, 2009

/s/ Joseph H. Shepard III	Director	March 27, 2009
Joseph H. Shepard III

/s/ Rose Sigler	Director	March 27, 2009
Rose Sigler

/s/ Stephen J. Szabatin	Director	March 27, 2009
Stephen J. Szabatin

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc., as amended**

3.1	Certificate of Incorporation of Investors Bancorp, Inc.*

3.2	Bylaws of Investors Bancorp, Inc.*

4.1	Form of Common Stock Certificate of Investors Bancorp, Inc.*

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued***

10.1	Form of Employment Agreement*

10.2	Form of Change in Control Agreement*

10.3	Investors Savings Bank Director Retirement Plan*

10.4	Investors Savings Bank Supplemental ESOP and Retirement Plan*

10.5	Investors Savings Bank Executive Supplemental Retirement Wage Replacement Plan*

10.6	Investors Savings Bank Deferred Directors Fee Plan*

10.7	Investors Bancorp, Inc. Deferred Directors Fee Plan*

21	Subsidiaries of Investors Bancorp, Inc.*

23.1	Consent of KPMG LLP

23.2	Consent of Crowe Horwath LLP

23.3	Consent of Keefe Bruyette & Woods, Inc.

23.4	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1)***

24	Power of attorney (set forth on the signature pages to this Registration Statement)

*	Incorporated by reference to the Registration Statement on Form S-1 of Investors Bancorp, Inc. (file no.333-125703), as amended, originally filed with the Securities and Exchange Commission on June 10, 2005.

**	Incorporated by reference to the Current Reports on Form 8-K of Investors Bancorp, Inc. filed with the Securities and Exchange Commission on December 15, 2008 and March 15, 2009.

***	Previously filed.